Exhibit 10.19

This instrument prepared by, or under the supervision of (and after recording, return to):

Nancy B. Lash, Esq. Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Miami, FL 33131	(Reserved for Clerk of Court)

DECLARATION OF COVENANTS,

RESTRICTIONS AND EASEMENTS

FOR

PASEO DE LA RIVIERA

Table of Contents

1.	DEFINITIONS AND INTERPRETATION		1

	1.1	Definitions	1
	1.2	Interpretation	13

2.	PROPERTY SUBJECT TO THIS DECLARATION; ADDITIONS THERETO		14

	2.1	Legal Description	14
	2.2	Supplements to The Properties	14
	2.3	Declarant’s Right to Modify Project Facilities	14
	2.4	Declarant’s Right to Withdraw Property	15
	2.5	Subdivision of Units	15
	2.6	Limitations on Supplements, Modifications and Withdrawal by Declarant	15
	2.7	Modification of Project Facilities by Shared Facilities Manager	16
	2.8	Designation of Project Facilities	16
	2.9	Legal Description of Units	16
	2.10	Unification of Certain Units	17

3.	GENERAL RIGHTS AND EASEMENTS IN PROJECT FACILITIES		17

	3.1	Rights and Easements in Shared Facilities	17
	3.2	Rights and Easements in Unit Exclusive Facilities	17
	3.3	Rights of Shared Facilities Manager	17
	3.4	Easements Appurtenant	19
	3.5	Project Facilities Rules and Regulations	19
	3.6	Use of Roofs	19
	3.7	Signs	20

4.	ADDITIONAL EASEMENT RIGHTS AND EASEMENTS		20

	4.1	Encroachment	20
	4.2	Easements of Support	20
	4.3	Easements for Pedestrian and Vehicular Traffic	20
	4.4	Project Encumbrances	21
	4.5	Recorded Utility Easements	21
	4.6	Public Easements	21
	4.7	Easements for Tower B Shared Facilities	22
	4.8	Easements for Unit Exclusive Facilities	23
	4.9	Easements for Shared Facilities Manager	23
	4.10	Declarant’s Construction, Sales and Leasing Activities	23

5.	ALTERATIONS AND IMPROVEMENTS		24

	5.1	Alterations	24
	5.2	Approval Required	24
	5.3	Construction Practices	25
	5.4	Review of Alterations	27
	5.5	Unit Exclusive Facilities	28
	5.6	Consent to Alterations	28

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6.	MAINTENANCE OF STRUCTURES, UNITS AND OTHER FACILITIES		28

	6.1	Maintenance of Shared Facilities	28
	6.2	Exteriors of Structures	29
	6.3	Maintenance of Units	29
	6.4	Landscaping	31
	6.5	Exterior Project Lighting	31
	6.6	Water, Sewer and Drainage Facilities	32
	6.7	Maintenance to retain LEED Certification	32
	6.8	Maintenance of Unit Exclusive Facilities	32
	6.9	Maintenance Generally	33
	6.10	Right of Entry	34

7.	CERTAIN USE RESTRICTIONS		34

	7.1	Applicability	34
	7.2	Uses of Units and Structures	34
	7.3	Utilities	34
	7.4	Nuisances and Noise	35
	7.5	Shared Office Restriction	37
	7.6	Parking and Vehicular Restrictions	37
	7.7	Master Life Safety Systems	37
	7.8	Signs	38
	7.9	Animal Restriction	38
	7.10	Trash	38
	7.11	Temporary Structures	39
	7.12	Post Tension Restrictions	39
	7.13	Hurricane Evacuation Procedures	39
	7.14	Pool Deck Restrictions	39
	7.15	Additional Restrictions	40
	7.16	Variances	40
	7.17	Non-Conversion Provision	40
	7.18	Declarant Exemption	41

8.	SHARED FACILITIES MANAGER AND UNIT SPECIFIC MANAGERS		42

	8.1	Preamble	42
	8.2	Cumulative Effect; Conflict	42
	8.3	Compliance with Declaration	42
	8.4	Collection of Assessments; Payment Priority	43
	8.5	Additional Expense Allocations	43
	8.6	Non-Performance of Unit Specific Manager Duties	44
	8.7	General Provisions Regarding Submitted Units	45
	8.8	Multiple Unit Specific Declarations	45

9.	COMPLIANCE AND ENFORCEMENT		46

	9.1	Compliance by Owners	46
	9.2	Enforcement	46
	9.3	Fines	46
	9.4	Remedies Cumulative	46

Declaration of Covenants

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10.	MORTGAGEE PROTECTION		47

	10.1	Mortgagee Protection	47

11.	INSURANCE ON SHARED FACILITIES AND UNITS		48

	11.1	Insurance	48
	11.2	Purchase, Custody and Payment	48
	11.3	Coverage	49
	11.4	Additional Provisions	51
	11.5	Premiums	52
	11.6	Share of Proceeds	52
	11.7	Distribution of Proceeds	52
	11.8	Shared Facilities Manager as Agent	53
	11.9	Owners’ Personal Coverage	53
	11.10	Benefit of Mortgagees	56

12.	RECONSTRUCTION OR REPAIR OF SHARED FACILITIES		57

	12.1	Application of Provisions	57
	12.2	Restoration by Insuring Owner	57
	12.3	Deficiency Shares	57
	12.4	Shared Facilities Manager Responsibility	58
	12.5	Restoration Proceeds	59
	12.6	Failure to Restore	59
	12.7	Plans and Specifications	59
	12.8	Restoration of Particular Units	60
	12.9	Restoration by Unit Owners	60
	12.10	Benefit of Mortgagees	61

13.	CONDEMNATION		61

	13.1	Effect of Taking	61
	13.2	Determination Whether to Reconstruct	61

14.	PROPERTY TAXES		62

	14.1	Assessment of The Properties	62
	14.2	Payment of Taxes	62
	14.3	Taxes Against Shared Facilities	62

15.	PROVISIONS REGARDING SHARED FACILITIES COSTS		63

	15.1	Maintenance Expenses	63
	15.2	Ongoing Developer Obligations	63
	15.3	Assessment to Shared Facilities Manager; Allocations	64
	15.4	Levying Assessments	66

Declaration of Covenants

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	15.5	Effect of Non-Payment of Assessment; the Personal Obligation; the Lien; Remedies of Shared Facilities Manager	67
	15.6	Subordination of Lien	67
	15.7	Curative Right	67
	15.8	Priority of Liens	68
	15.9	Financial Records	68
	15.10	Estoppel Certificates	69
	15.11	Transient Use Fee.	69
	15.12	Shared Facilities Manager Consent; Conflict	70

16.	PROVISIONS REGARDING PARKING UNIT		70

	16.1	General	70
	16.2	Requirement for Separate Agreement	70
	16.3	Easements for Use	71
	16.4	Maintenance of Parking Unit	71
	16.5	Access	71
	16.6	Estoppel Certificates	71
	16.7	Subordinate Rights; Consent	72

17.	GENERAL PROVISIONS		72

	17.1	Duration	72
	17.2	Notice	72
	17.3	Enforcement	73
	17.4	Interpretation	73
	17.5	Severability	73
	17.6	Effective Date	73
	17.7	Amendment	73
	17.8	Assignment Option	74
	17.9	Cooperation	74
	17.10	Standards for Consent, Approval and Other Actions	74
	17.11	Easements	74
	17.12	No Public Right or Dedication	75
	17.13	Constructive Notice and Acceptance	75
	17.14	NO REPRESENTATIONS OR WARRANTIES	75
	17.15	Covenants Running With The Land	76
	17.16	Development Rights	76
	17.17	Declaration Controls	76
	17.18	CPI	77

18.	DISCLAIMER OF LIABILITY		77

Declaration of Covenants

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DECLARATION OF COVENANTS,

RESTRICTIONS AND EASEMENTS

FOR

PASEO DE LA RIVIERA

THIS DECLARATION OF COVENANTS RESTRICTIONS AND EASEMENTS is made as of the 29th day of September, 2020, by 1350 S DIXIE LLC, a Delaware limited liability company, which declares hereby that “Paseo de la Riviera” (also known as “The Properties” described in subsection 1.1(tt) of this Declaration) are and shall be held, transferred, sold, conveyed and occupied subject to the covenants, restrictions, easements, charges and liens hereinafter set forth.

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions. The following words when used in this Declaration (unless the context shall prohibit) shall have the following meanings:

(a)	“Allocated Interests” shall have the meaning given in Section 11.7.

(b)	“Amenities Area” or “Amenities Areas” shall mean and refer to the outdoor swimming pools and spa areas, together with the pool deck, shade deck, sun deck and other related recreational areas in the Residential Unit and the Hotel Unit, as more particularly shown on the Project Facilities Plans. Each of the Hotel Unit and Residential Unit has a separate Amenities Area located within its Unit that is designated for the exclusive use and benefit of the Owner and Permitted Users of such Unit.

(c)	“Assessments” shall mean and refer to the various forms of payment to Shared Facilities Manager which are required to be made by Owners, as more particularly described in Article 15 of this Declaration.

(d)	“Benefitted Unit” shall mean and refer to, with respect to each of the Unit Exclusive Facilities, the Unit that is the sole and exclusive beneficiary of the use and enjoyment thereof. With respect to the Tower B Exclusive Facilities (which benefit the Hotel Unit and/or Tower B Commercial Unit, but not any other Owner or Unit), the Owner of the Benefitted Unit shall be deemed to be the Owner of the Hotel Unit for purposes of this Declaration.

(e)	“Burdened Unit” shall mean and refer to, with respect to each of the Unit Exclusive Facilities, the Unit(s) in which such Unit Exclusive Facilities are located (and therefore burdened thereby).

(f)	“City” shall mean and refer to the City of Coral Gables, located within the County.

(g)	“Commercial Unit” or “Commercial Units” shall mean, individually, each of the Tower A Commercial Unit and the Tower B Commercial Unit and collectively, the Tower A Commercial Unit and the Tower B Commercial Unit.

(h)	“Condominium Unit” or “Condominium Units” shall mean, with respect to any Submitted Unit, the condominium, cooperative or other units, lots or parcels located within such Submitted Unit.

(i)	“Condominium Unit Owner” shall mean the owner of a Condominium Unit.

(j)	“Construction Practices” shall have the meaning given in Section 5.3.

(k)	“County” shall mean and refer to Miami-Dade County, Florida.

(l)	“Declarant” shall mean and refer to 1350 S DIXIE LLC, a Delaware limited liability company, its successors and such of its assigns as to which the rights of Declarant hereunder are specifically assigned in writing. Declarant may assign all or a portion of its rights hereunder, or all or a portion of such rights in connection with specific portions of The Properties, including any Unit. In the event of any partial assignment, the assignee shall not be deemed Declarant, but may exercise such rights of Declarant as are specifically assigned to it (with all other Declarant rights and all Declarant obligations remaining with the assignor, unless expressly provided to the contrary). Any such assignment may be made on an exclusive or nonexclusive basis, with the allocation of Declarant’s rights and obligations to be as set forth in the instrument of assignment (failing which Declarant and each such assignee shall be jointly and severally obligated for all obligations of Declarant, and shall jointly share all shared rights of Declarant). Notwithstanding anything herein contained to the contrary, any and all releases, waivers and/or indemnifications of Declarant set forth in, or arising from, this Declaration, shall be deemed to be releases, waivers and/or indemnifications, as applicable, of Declarant and any direct or indirect beneficial owners, partners, shareholders, members, managers, of Declarant and its or their successors and assigns.

(m)	“Declarant’s Mortgagee” shall mean and refer to any lender and/or mortgagee having a mortgage upon any portion of The Properties at the time of the recordation of this Declaration, for as long as the lender holds a mortgage or mortgages on any Unit, Condominium Unit or other portion of The Properties owned by Declarant, and thereafter such mortgagee or mortgagees as Declarant shall, from time to time, designate by notice to Shared Facilities Manager as being “Declarant’s Mortgagee”. For the avoidance of doubt, there may be more than one Declarant’s Mortgagee at any time.

(n)	“Declaration” shall mean this instrument and all exhibits attached hereto, as same may be amended or supplemented from time to time.

(o)	“Declaration of Restrictions” shall mean that certain Declaration of Restrictions dated as of November 8, 2017 and recorded November 15, 2017 in Official Records Book 30756, Page 2040, of the Public Records of Miami-Dade County, Florida, pursuant to which, inter alia, Declarant agreed to impose certain design, construction, maintenance and operational requirements on The Properties, all as more particularly described in the Declaration of Restrictions, as same may be hereafter assigned, modified, extended, renewed, supplemented, amended, restated and replaced from time to time.

(p)	“Default Rate” shall mean the lesser of (i) eighteen percent (18%) per annum, (ii) the then current rate of interest published from time to time by Citibank, N.A. (or any successor to it, or if none, such financial institution as Shared Facilities Manager may designate) as its “prime” or “bank” (or comparable) lending rate, plus ten percent (10%) per annum, or (iii) the maximum rate allowed by applicable Legal Requirements.

Declaration of Covenants

(q)	“Development Rights” shall mean all development rights and/or building rights appurtenant to or benefitting The Properties, including without limitation any and all governmental or quasi-governmental authorizations, approvals, orders, entitlements, variances, waivers, allocations, permits, licenses and agreements; water, sanitary sewer and storm water rights, capacity and connections (and/or their equivalents); impact fee credits; available FAR; and/or other rights of any kind or nature relating to the development of The Properties or any portion thereof and/or the construction of any improvements thereon.

(r)	“Direct Competitor” shall have the meaning given in Section 7.5.

(s)	“Encroachment Improvements” shall mean the improvements comprising a portion of the Structures located in the right-of-way adjacent to the Hotel Unit and contemplated by that certain Encroachment & Restrictive Covenant Agreement by and between 1350 S Dixie LLC and the City of Coral Gables, dated November 14, 2017, recorded November 15, 2017, in Official Records Book 30756, Page 2053, of the Public Records of Miami-Dade County, Florida; including, but not limited to, the Hotel Unit entrance features.

(t)	“Existing Declaration” shall mean that certain Reciprocal Easement and Operating Agreement dated November 14, 2017 and recorded November 15, 2017 in Official Records Book 30756, Page 2068, of the Public Records of the County, as same may be hereafter assigned, modified, extended, renewed, supplemented, amended, restated and replaced from time to time.

(u)	“Facilities Records” shall have the meaning given in Section 15.9.

(v)	“Governmental Authority” shall mean the United States of America, the State of Florida, the County, the City, any political subdivision thereof and any agency, department, commission, board, bureau, official or instrumentality of any of the foregoing, or any quasi-governmental authority, now existing or hereafter created, and any successor to any of the foregoing, having jurisdiction over The Properties or any portion thereof.

(w)	“Hotel Unit” shall have the meaning given in subsection 1.1(uuu)(iii).

(x)	“Hotel Unit Owner” shall mean the Owner from time to time of the Hotel Unit.

(y)	“Insurance Deficiency Share” shall have the meaning given in subsection 12.3(a).

(z)	“Insurance Proceeds” shall have the meaning give in Section 11.7.

(aa)	“Insurance Requirements” means all terms of any insurance policy covering or applicable to The Properties or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting a Unit or any part thereof or any use or condition of The Properties or any part thereof.

(bb)	“Insured Property” shall have the meaning given in subsection 11.3(a).

(cc)	“Legal Requirements” shall mean any law (including without limitation any laws relating to hazardous materials or substances), enactment, statute, code, ordinance, administrative order, charter, comprehensive plan, tariff, resolution, rule, regulation (including land development regulations), guideline, judgment, decree, writ, injunction, franchise, permit, certificate, license, authorization, or other direction, approval or requirement of any Governmental Authority, now existing or hereafter enacted, adopted, promulgated, entered, or issued.

Declaration of Covenants

(dd)	“Losses” shall mean all damages, construction, mechanics or other liens, liabilities, losses, demands, actions, causes of action, claims, costs and expenses (including reasonable attorneys’ fees, including all fees and costs in arbitration, at trial and on appeal or as a result of a bankruptcy).

(ee)	“Market Area” shall mean the Coral Gables/Coconut Grove and South Miami/Pinecrest submarkets of Miami-Dade County, Florida, together with that portion of the City of Miami, Florida located within a 3.5 mile radius of Paseo de la Riviera, as generally depicted on Exhibit “D” attached hereto.

(ff)	“Master Life Safety Systems” shall mean any and all emergency lighting, audio and visual signals, safety systems, sprinklers and smoke detection systems, if any, which are now or hereafter installed in any improvements constructed upon all or a portion of The Properties, and which serve more than one Unit or a Unit and/or the Shared Facilities (or any portion of same). All such Master Life Safety Systems, together with all conduits, wiring, electrical connections and systems related thereto, regardless of where located, shall be deemed part of the Shared Facilities.

(gg)	“Mechanical Rooms” shall mean and refer to, collectively, the machinery and equipment rooms now or hereafter located within The Properties, including but not limited to the components and facilities and equipment described in subsection 1.1(vvv). This definition of Mechanical Rooms includes all equipment, components, machinery, mechanical systems and related items located therein.

(hh)	“Mortgage” shall have the meaning given to it in subsection 10.1(a).

(ii)	“Non-Conversion Termination Date” shall have the meaning given to it in Section 7.17.

(jj)	“Owner” shall, subject to the provisions of Section 8.7, mean and refer to the record owner, whether one or more persons or entities, of the fee simple title to any Unit situated upon or within The Properties. For the purposes of this Declaration, with respect to any Unit/Structure governed by a Unit Specific Declaration, an “Owner” shall also mean the Unit Specific Manager for such Unit/Structure as more particularly described in Section 8.7 of this Declaration.

(kk)	“Parking Unit” shall have the meaning given in subsection 1.1(uuu)(v).

(ll)	“Parking Unit Owner” shall mean the Owner from time to time of the Parking Unit.

(mm)	“Paying Owner” shall have the meaning given in Section 12.3.

(nn)	“Permitted User” shall mean any person who occupies a Unit or a Condominium Unit or any part thereof with the permission of the Unit Owner or Condominium Unit Owner, including, without limitation, Tenants, easement beneficiaries, members of such Unit Owner’s, Condominium Unit Owner’s or Tenant’s family and his, her or its guests, licensees, employees, customers, business invitees and personal invitees. The rights of Permitted Users are limited in scope by the terms and conditions of this Declaration, depending on the applicable Unit, Shared Facilities and Unit Exclusive Facilities involved.

Declaration of Covenants

(oo)	“Proceeds” shall have the meaning given in Section 12.5.

(pp)	“Project Encumbrances” shall mean and refer to any covenants, conditions, restrictions, easements, agreements, instruments and other encumbrances that now or hereafter encumber The Properties (or more than one Unit thereof), the ongoing requirements of any entitlements or development approvals for Paseo de la Riviera and any other instruments entered into in connection with obtaining such entitlements and development approvals, and any lease, license or other use agreements from the City, County or other Governmental Authority for the use of rights-of-way, sidewalks or other areas adjacent to, in the vicinity of or otherwise benefitting The Properties, including without limitation the covenants, conditions, restrictions, easements, agreements, instruments and other encumbrances identified in Exhibit “C” attached hereto, as same may be hereafter assigned, modified, extended, renewed, supplemented, amended, restated and replaced from time to time.

(qq)	“Project Facilities” means, collectively, the Unit Exclusive Facilities and the Shared Facilities.

(rr)	“Project Facilities Plans” shall mean, collectively, the full size plans entitled Paseo de la Riviera – Facilities Plans, prepared by Declarant’s architect, that graphically depict the Unit Exclusive Facilities and Shared Facilities, which plans are maintained at the office of Shared Facilities Manager located at Paseo de la Riviera (or another location designated by Shared Facilities Manager), as same may be revised, modified, supplemented and replaced from time to time.

(ss)	“Project Standard” shall mean, collectively, the following standards: (i) the standard required to maintain and operate The Properties (and all Units therein) in a condition and a quality level no less than that which existed at the time that the initial design and construction of the Structures on the Units was completed (ordinary wear and tear excepted) and the initial landscaping and signage was installed, including, without limitation any LEED or other ecological standards incorporated into the initial design, construction and landscaping of Paseo de la Riviera (if applicable), subject to such modifications thereto as are from time to time approved by Shared Facilities Manager and, while Declarant still owns any portion of The Properties, approved by Declarant, and (ii) a first class standard consistent with the standard of operation of other high quality first class mixed-use retail/residential/hotel projects then operating within the Market Area.

(tt)	“The Properties” or “Paseo de la Riviera” shall mean and refer to all properties described in Exhibit “A” attached hereto and made a part hereof, and all additions thereto, now or hereafter made subject to this Declaration, except such as are withdrawn from the provisions hereof in accordance with the procedures set forth in this Declaration.

(uu)	“Residential Unit” shall have the meaning given in subsection 1.1(uuu)(i).

(vv)	“Residential Unit Owner” shall mean the Owner from time to time of the Residential Unit.

Declaration of Covenants

(ww)	“Restore,” “Restored,” “Restoring” or “Restoration” means the repair, restoration or rebuilding of the Insured Property or Units (as the context requires) or any part thereof following any: (i) taking by the exercise of the power of eminent domain, or (ii) damage or destruction, as nearly as possible to its size, type and character immediately prior to such taking, damage or destruction, in a manner that restores the damaged property to substantially the same condition as existed before the damage occurred (to the extent such condition was permitted by the terms of this Declaration) and that complies with all Legal Requirements and Insurance Requirements, together with any temporary repairs and property protection pending completion of the work and with any alterations permitted by (including by consent obtained pursuant to) this Declaration.

(xx)	“Shared Facilities” shall mean and refer to the portions of The Properties (or adjacent to or in the vicinity thereof), whether by purpose, nature, intent or function, that afford benefits or impose burdens shared by two or more Units or Owners, as same may be modified, supplemented or replaced from time to time; excluding, however, the Tower B Shared Facilities. Given the integration and design of the improvements comprising the Units and any additional Unit as a unified project, and notwithstanding the legal descriptions or graphic depictions contained in any exhibits, or the legal descriptions or graphic depictions of any Units added hereto or redrawn by Supplemental Declaration, there is a necessity to share and/or unify responsibility for certain components of The Properties. Those shared components shall be referred to as the “Shared Facilities” and shall include, without limitation, the following areas and/or facilities (together with a license for reasonable pedestrian access thereto) intended for use by and/or enjoyment of the Unit Owners (and their Tenants and other Permitted Users), as modified, supplemented or replaced from time to time:

(i)	all sidewalks, pedestrian paths and bike paths, and any paseos and courtyards serving more than one Unit, together with all improvements related thereto, including, but not limited to, the breezeway located on the first floor of The Properties connecting the paseo to the Tower A Commercial Unit and the Parking Unit;

(ii)	any gateway or other entry feature or landmark at any entrance to The Properties (as distinguished from any entry feature for any particular Unit or Units, but not all Units) or included in the Shared Facilities Unit;

(iii)	any landscaping and streetscaping around and/or serving any exterior portion of The Properties that are part of a consistent exterior scheme applicable to more than one Unit or visible by more than one Unit, including without limitation exterior landscaping and streetscaping on any Unit, plantings, flowers, planters, fountains, public water sources, irrigation systems, rain gardens and similar water conservation installations, benches and public seating, together with any landscaping and streetscaping of areas along Madruga Avenue or any other rights-of-way adjacent to The Properties that are required to or may be maintained by the fee owner(s) from time to time of Paseo de la Riviera pursuant to the Declaration of Restrictions, any other Project Encumbrances, any entitlements for Paseo de la Riviera and/or Legal Requirements, but expressly excluding any plants, shrubbery or other landscaping materials on any Amenities Areas, balconies, terraces or patios included within a Unit;

Declaration of Covenants

(iv)	any improvements to the right-of-ways adjacent to or within the vicinity of The Properties, including without limitation pavers, traffic, bike and pedestrian control devices and signage, pavement markings and signage, noise reduction installations, driveways and drive aisles, lighting and landscaping in excess of the standard improvements customarily installed by the applicable governmental authority (e.g., the City, County or Florida Department of Transportation) with jurisdiction over such right-of-ways, that are required to or may be maintained by the fee owner(s) from time to time of Paseo de la Riviera pursuant to the Declaration of Restrictions, any other Project Encumbrances, any entitlements for the project and/or any Legal Requirements;

(v)	all exterior project lighting and all street or exterior lighting fixtures, installations equipment serving or part of the Shared Facilities and/or which are part of an exterior lighting scheme applicable to or visible by more than one Unit, but expressly excluding lighting on any Amenities Areas;

(vi)	any project-wide directional signage system and all project identification signage, including without limitation monument signs, exterior façade and entranceway “eyebrow” signage and interior signage;

(vii)	all Shared Stairways and above ground walkways, if any, connecting more than one Unit;

(viii)	all drives, paths and other areas located outside the Parking Unit and serving all Units or included in the Shared Facilities Unit;

(ix)	all structural components of the improvements and air space outside the exterior of the Structures, including, without limitation, all foundations, pilings, slabs and structural columns, post tension cables and/or rods contained in any improvements, exterior walls, exterior glass surfaces, the above ground platform connecting the Hotel Unit and the Parking Unit, cantilever structures, and all finishes and balconies, terraces and/or facades attached or affixed to any Structures, but expressly excluding the exterior glass windows and doors of the Commercial Units, and the structure supporting the pool/pool tub in the Amenities Area in the Residential Unit;

(x)	the viewing/seating area attached to the third (3rd) level of the Parking Unit;

(xi)	the roofs and all roof trusses, roof support elements and roofing insulation, but expressly excluding the portions of the roof and roof-related facilities located below the pool deck within the Residential Unit;

(xii)	all “works of art” (including without limitation sculptures, murals, special graphic presentations, decorative features and facilities and other works of art) meeting any “Art in Public Places” requirements of the City or installed by Declarant for the enjoyment of Owners and Permitted Users of Paseo de la Riviera;

(xiii)	the Master Life Safety Systems;

Declaration of Covenants

(xiv)	all drainage, utility, mechanical, electrical, telephonic, telecommunications, plumbing and other systems serving the Shared Facilities Unit or more than one Unit, including, without limitation, all water and sanitary sewer system facilities, and all wires, conduits, pipes, ducts, transformers, cables and other apparatus used in any drainage system and the delivery of the utility, mechanical, telephonic, telecommunications, electrical, plumbing and/or other services, and all Mechanical Rooms in which any of the foregoing are located;

(xv)	all heating, ventilating and air conditioning systems serving the Shared Facilities Unit or more than one Unit, including, without limitation, compressors, air handlers, ducts, chillers, water towers and other apparatus used in the delivery of HVAC services;

(xvi)	all bicycle storage areas and mail rooms serving more than one Unit;

(xvii)	all elevator lobbies, elevator shafts, elevator pits, elevator cabs, elevator cables and/or machinery, systems and/or equipment used in the operation of the elevators serving more than one Unit;

(xviii)	all trash rooms and any and all trash collection and/or disposal systems serving the Shared Facilities Unit or more than one Unit;

(xix)	all Mechanical Rooms included in or serving the Shared Facilities Unit or more than one Unit, including without limitation Fire Pump Rooms, Fire Command Rooms, Water Pump Rooms, Electrical Rooms, Generator Rooms, Fuel Tank Rooms, and FPL Vault Rooms;

(xx)	any management, security, concierge or other similar areas and offices, wherever located, used by personnel providing services to more than one Unit; and

(xxi)	all loading bays, docks and other areas.

All Shared Facilities shall be subject to such regulation and restrictions as may be imposed from time to time by Shared Facilities Manager in accordance with the provisions of this Declaration. For the avoidance of doubt, the Shared Facilities (1) include all areas and/or facilities comprising the Shared Facilities Unit, except for any areas or facilities, which, although located in or comprising a part of the Shared Facilities Unit, constitute Unit Exclusive Facilities; (2) include all of the airspace located outside the exterior of the Structures (irrespective of whether such airspace is part of a Unit); and (3) do not include (and expressly exclude) the Tower B Shared Facilities. The Shared Facilities (or portions thereof) may be graphically depicted on the Project Facilities Plans, but the failure of the Project Facilities Plans to identify or depict portions of The Properties as Shared Facilities shall not change the nature of such portions of The Properties as Shared Facilities. Shared Facilities Manager shall confirm whether specific areas or facilities are part of the Shared Facilities upon written request of any Owner to do so.

(yy)	“Shared Facilities Costs” shall have the meaning given in Section 15.3.

Declaration of Covenants

(zz)	“Shared Facilities Manager” means the Shared Facilities Unit Owner or the person or entity designated by the Shared Facilities Unit Owner from time to time to manage the operation of the Shared Facilities and to perform the administrative responsibilities of Shared Facilities Manager under this Declaration. Declarant is hereby designated as the initial Shared Facilities Manager under this Declaration. Notwithstanding anything herein contained to the contrary, any and all releases, waivers and/or indemnifications of Shared Facilities Manager set forth in, or arising from, this Declaration, shall be deemed to be releases, waivers and/or indemnifications, as applicable, of Shared Facilities Manager and Shared Facilities Unit Owner, and its or their successors and assigns.

(aaa)	“Shared Facilities Unit” shall have the meaning given in subsection 1.1(uuu)(vi), and shall include the portions of The Properties not included in any other Unit.

(bbb)	“Shared Facilities Unit Owner” shall mean the owner from time to time of the Shared Facilities Unit.

(ccc)	“Shared Stairways” mean any flight of steps, fire corridors, and/or escalators which are at some point located in, or directly accessible from, more than one Unit and/or required under Legal Requirements for life safety purposes.

(ddd)	“Structure” shall mean and refer to the structure or structures constructed on a Unit and all appurtenant improvements. A “Structure” shall be deemed a single Structure hereunder even though divided into separate condominium, cooperative or other collective ownership parcels.

(eee)	“Submitted Unit” shall mean any portion of The Properties now or hereafter submitted to the condominium or cooperative form of ownership or other collective ownership structure pursuant to a Unit Specific Declaration.

(fff)	“Successor Corporation” shall have the meaning given in Section 17.8.

(ggg)	“Supplemental Declaration” shall mean and refer to an instrument executed by Declarant and/or Shared Facilities Manager as well as any applicable Owner (but only if and to the extent execution by any such applicable Owner is required under this Declaration) and recorded in the Public Records of the County, for the purpose of adding to The Properties, withdrawing any portion(s) thereof from the effect of this Declaration, subdividing any Unit, creating a Unit, reallocating among Units, establishing additional types of Project Facilities, designating (or removing the designation of) a portion of The Properties as Project Facilities hereunder, or designating or redesignating any portion of the Project Facilities as a particular type of Project Facilities or a shared component or common area/element of a Submitted Unit or for such other purposes as are provided in this Declaration.

(hhh)	“Tax” or “Taxes” shall mean all ad valorem taxes, personal property taxes, transit taxes, general, special or extraordinary assessments, government levies, and any other taxes, charges or fees appearing on any tax bill, any margin tax, any tax or charge for governmental services (such as street maintenance or fire protection), any other imposition, tax or assessment of any and every kind, nature or sort whatsoever, ordinary or extraordinary, foreseen or unforeseen, and any tax or charge which replaces any of the above described “Taxes”, which may be lawfully assessed or levied against The Properties, a Unit (excluding Condominium Units within any Submitted Unit), or any part thereof or any interest therein. If at any time the methods of taxation prevailing on the date this Declaration is recorded shall be altered, such additional or substitute tax, assessment, levy, imposition, or charge, shall be deemed to be included within the term Taxes for purposes hereof. Taxes shall not include (a) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on any Owner, or (b) any tax imposed with respect to the sale, exchange or other disposition by an Owner of real property or the proceeds thereof, including, without limitation, any transfer tax, sales tax or excise tax on such sale, exchange or other disposition.

Declaration of Covenants

(iii)	“Tenant” shall mean any person who is legally entitled to the use and enjoyment of all or any portion of a Condominium Unit or Unit under a lease, rental or tenancy agreement, exchange arrangement, concession agreement, or similar entitlement with or from a Condominium Unit Owner or Unit Owner. Tenant is included in the definition of Permitted User.

(jjj)	“Tower A Commercial Management Agreement” shall mean that certain Management Agreement dated August 14, 2019 by and between Declarant and the Tower A Office Manager, pursuant to which, inter alia, Tower A Office Manager manages the Tower A Office Space, as amended, restated and extended from time to time.

(kkk)	“Tower A Commercial Unit” shall have the meaning given in subsection 1.1(uuu)(ii).

(lll)	“Tower A Commercial Unit Owner” shall mean the Owner from time to time of the Tower A Commercial Unit.

(mmm)	“Tower A Office Manager” shall mean Industrious CG 1350 South Dixie Highway LLC, a Michigan limited liability company and/or any successors or assigns as permitted pursuant to the Tower A Commercial Management Agreement.

(nnn)	“Tower A Office Space” shall mean the portion of the Tower A Commercial Unit used for Industrious-branded shared office space and other permitted uses pursuant to the Tower A Commercial Management Agreement.

(ooo)	“Tower B Commercial Unit” shall have the meaning given in subsection 1.1(uuu)(iv).

(ppp)	“Tower B Commercial Unit Owner” shall mean the Owner from time to time of the Tower B Commercial Unit.

(qqq)	“Tower B Exclusive Facilities” mean the Unit Exclusive Facilities that benefit the Hotel Unit and/or Tower B Commercial Unit, but not any other Owner or Unit.

(rrr)	“Tower B Shared Facilities” shall mean and refer to the types of areas and facilities enumerated in the definition of Shared Facilities that are shared by and intended for the benefit and use of the Hotel Unit Owner and Tower B Commercial Unit Owner to the exclusion of the Owners of the other Units in The Properties and are located wholly within the Hotel Unit or Tower B Commercial Unit. By way of example (and not limitation), the Tower B Shared Facilities include the Tower B Shared Restrooms, the structural components and roof of the Hotel Unit, Shared Stairways, and elevators that are shared by and benefit both the Hotel Unit and Tower B Commercial Unit (but not any other Unit). For the avoidance of doubt, (i) Tower B Shared Facilities do not include areas and/or facilities intended for the benefit of or shared exclusively by the Hotel Unit Owner and Tower B Commercial Unit Owner (but not any other Owner or Unit) that are located in any Unit other than the Hotel Unit or the Tower B Commercial Unit, which areas and facilities are part of the Tower B Exclusive Facilities under this Declaration as defined above, (ii) Tower B Shared Facilities are expressly excluded from the Shared Facilities under this Declaration, and (iii) Shared Facilities Manager is not responsible for the operation, management, maintenance or repair of the Tower B Shared Facilities hereunder.

(sss)	“Tower B Shared Restrooms” shall mean the restrooms located on the ground floor of the Hotel Unit within or adjacent to the Hotel Unit lobby as depicted on the Project Facilities Plans.

(ttt)	“Transient Use Fee” shall have the meaning given in Section 15.11.

(uuu)	“Unit” shall mean and refer to a portion of The Properties which is designated as such in this Declaration or in a Supplemental Declaration executed and recorded by Declarant (and joined into by the Owner of such parcel, if different from Declarant). In the event that any Unit is submitted to the condominium or other collective form of ownership, it shall nevertheless be deemed a single Unit hereunder, as more particularly described in Section 8.7 of this Declaration. It is contemplated (but without imposing any obligation) that The Properties shall ultimately contain the following Units (but not all of the following need in fact be added to The Properties and the listing set forth below shall not limit Declarant’s right to create additional Units, eliminate any of the listed Units or change any Units):

(i)	the “Residential Unit” which is legally described and/or depicted on Exhibit “B” attached hereto;

(ii)	the “Tower A Commercial Unit” which is legally described and/or depicted on Exhibit “B” attached hereto;

(iii)	the “Hotel Unit” which is legally described and/or depicted on Exhibit “B” attached hereto, including without limitation the Tower B Shared Restrooms and the Encroachment Improvements;

(iv)	the “Tower B Commercial Unit” which is legally described and/or depicted on Exhibit “B” attached hereto;

(v)	the “Parking Unit” which is legally described and/or depicted on Exhibit “B” attached hereto; and

(vi)	the “Shared Facilities Unit” which is legally described and/or depicted on Exhibit “B” attached hereto, and includes without limitation all of the airspace located outside the exterior of the Structures.

The Properties may be supplemented to add additional Units, to redefine Unit boundaries (to comport to as-built Structures or otherwise), to subdivide and/or combine existing Units and/or to supplement the Shared Facilities Unit or any other Unit. If so, the legal descriptions or graphic depictions of the affected Units will be set forth in the Supplemental Declaration submitting or modifying same. Each Unit includes the Structure that surrounds such Unit, except for the Structure surrounding the Tower B Commercial Unit, which is part of the Hotel Unit. Notwithstanding anything herein contained to the contrary, the name of each Unit is assigned only for convenience of reference, and is not intended, nor shall it be deemed to limit or otherwise restrict the permitted uses thereof.

Declaration of Covenants

(vvv)	“Unit Exclusive Facilities” shall mean and refer to those areas and/or facilities within one or more Units of The Properties (referred to herein as the “Burdened Unit”) that are intended for the benefit and exclusive use (subject to the rights, if any, of any Governmental Authority and Shared Facilities Manager) of the Owner of another Unit and/or the Condominium Units in such other Unit (referred to herein as the “Benefitted Unit”) to the exclusion of the Owners of the other Units. The Unit Exclusive Facilities shall be subject to such regulation and restrictions as may be imposed from time to time in accordance with the provisions of this Declaration. The Unit Exclusive Facilities shall include, as applicable and without limitation, the following areas and/or facilities, as and to the extent same exist from time to time and as modified, supplemented or replaced from time to time:

(i)	any drainage, utility, mechanical, electrical, telephonic, telecommunications, plumbing and other systems serving one Unit exclusively (but not any other Unit), including without limitation, all water and sanitary sewer system facilities, and all wires, conduits, pipes, ducts, transformers, cables, generators and other apparatus used in the drainage system and the delivery of the utility, mechanical, telephonic, telecommunications, electrical, plumbing and/or other services;

(ii)	any heating, ventilating and air conditioning systems serving one Unit exclusively (but not any other Unit), including, without limitation, compressors, air handlers, ducts, chillers, cooling towers and other apparatus used in the delivery of HVAC services;

(iii)	any lobbies, bicycle storage rooms and mail rooms serving one Unit exclusively (but not any other Unit);

(iv)	any elevator lobbies, elevator shafts, elevator pits, elevator cabs, elevator cables, and/or machinery, systems and/or equipment used in the operation of the elevators serving one Unit exclusively (but not any other Unit);

(v)	all trash rooms and any and all trash collection and/or disposal systems serving one Unit exclusively (but not any other Unit), provided that any trash collection areas which terminate in the loading bay areas are subject to the control of and any restrictions imposed by Shared Facilities Manager;

(vi)	all Mechanical Rooms serving one Unit exclusively (but not any other Unit), including without limitation Fire Pump Rooms, Fire Command Rooms, Water Pump Rooms, Electrical Rooms, Generator Rooms, Fuel Tank Rooms, FPL Vault Rooms and pool equipment rooms;

(vii)	all grease traps serving one Unit exclusively (but not any other Unit); and

(viii)	all monument, interior, exterior and/or other signage identifying a Unit exclusively (but not any other Unit) that is not part of the project-wide directional signage system and/or otherwise included in Shared Facilities.

Declaration of Covenants

For the avoidance of doubt, the Unit Exclusive Facilities shall not include any areas and/or facilities of The Properties included in the Shared Facilities or Tower B Shared Facilities under this Declaration. However, although the Shared Facilities generally serve more than one Unit, the Shared Facilities may include certain areas and/or facilities that serve one Unit exclusively. This may be the case due to a variety of reasons, including, inter alia, the significance of the area and/or facility in question to the integrated nature of The Properties from a safety or aesthetic perspective and/or economic or other efficiencies that may be achieved by including such areas in the Shared Facilities. Accordingly, if and to the extent any areas and/or facilities of The Properties that serve only one Unit are included in the Shared Facilities, such areas and/or facilities shall not be part of (and shall be excluded from) the Unit Exclusive Facilities irrespective of whether same serve one Unit exclusively. The Unit Exclusive Facilities may be graphically depicted on the Project Facilities Plans, but the failure of the Project Facilities Plans to identify or depict portions of The Properties as Unit Exclusive Facilities shall not change the nature of such portions of The Properties as Unit Exclusive Facilities. Shared Facilities Manager shall confirm whether specific areas or facilities are part of the Unit Exclusive Facilities upon written request of any Owner of a Unit benefitted or burdened thereby to do so.

(www)	“Unit Specific Declaration” shall mean the declaration of covenants, conditions, easements and/or restrictions and all other documents necessary or required to submit portions of The Properties to the condominium or cooperative form of ownership or other collective ownership structure, as amended and supplemented from time to time. To the extent that any portion of The Properties is subject to more than one Unit Specific Declaration, the Unit Specific Declaration encumbering the greatest portion of The Properties shall be deemed the Unit Specific Declaration hereunder, except as otherwise expressly provided in such declarations. This Declaration is not and shall not be deemed a Unit Specific Declaration.

(xxx)	“Unit Specific Manager” shall mean any entity created or to be created to administer specific portions of The Properties and common areas or common elements lying within such portions pursuant to a Unit Specific Declaration. In instances where the Unit Specific Declaration references an association to govern the common elements and/or common areas of the Submitted Unit governed by the Unit Specific Declaration and does not have any other entity performing similar functions, then the Unit Specific Manager shall be the condominium or property owners’ association named in the applicable Unit Specific Declaration. To the extent that the Unit Specific Declaration does not establish an association to govern the common elements and/or common areas of the Submitted Unit governed by the Unit Specific Declaration, or establishes an association and another entity performing similar functions, then in such instances, the Unit Specific Manager shall be deemed to be the entity designated to perform such functions and not the named association, if any. In the event of any doubt as to the Unit Specific Manager for a particular Unit or under a particular Unit Specific Declaration, Shared Facilities Manager shall have the authority to make the determination, and the opinion of Shared Facilities Manager shall be binding and conclusive.

1.2	Interpretation. The provisions of this Declaration shall be interpreted by Shared Facilities Manager. Any such interpretation of Shared Facilities Manager which is rendered in good faith shall be final, binding and conclusive if Shared Facilities Manager receives the confirming consent of Declarant (to the extent Declarant is not the same entity as Shared Facilities Manager). The provisions of this Declaration shall be liberally construed so as to effectuate the purposes herein expressed with respect to the efficient operation of The Properties, the preservation of the values of the Units and Structures and the protection of Declarant’s and Shared Facilities Manager’s rights, benefits and privileges herein contemplated. As provided elsewhere in this Declaration, Shared Facilities Manager duties and obligations under this Declaration shall be subject in all events to receipt of funds necessary to perform same (through Assessments or as otherwise provided herein) and Shared Facilities Manager shall have no personal obligation to fund any sums needed to perform such duties and obligations.

Declaration of Covenants

2.	PROPERTY SUBJECT TO THIS DECLARATION; ADDITIONS THERETO

2.1	Legal Description. The initial real property which is and shall be held, transferred, sold, conveyed and occupied subject to this Declaration is located in the County, and is more particularly described in Exhibit “A” attached hereto and made a part hereof, all of which real property (and all improvements thereto), together with additions thereto, but less any withdrawals therefrom, is herein referred to collectively as “The Properties”.

2.2	Supplements to The Properties. Declarant may from time to time subject other land to the provisions of this Declaration by Supplemental Declarations, which shall not require the consent of the existing Owners or any mortgagee other than that, if any, of the land intended to be added to The Properties, and thereby add to The Properties and/or to any particular Unit (provided the joinder of the applicable Unit Owner is obtained). To the extent that such additional real property shall be made a part of The Properties, reference herein to The Properties shall be deemed to be a reference to all of such additional property where such reference is intended to include property other than that legally described in Exhibit “A”. Nothing herein, however, shall obligate Declarant to add any real property to the initial portion of The Properties, to develop any such future additional real property under a common scheme, nor to prohibit Declarant from rezoning, replatting, recording a covenant in lieu of unity of title and/or changing plans with respect to such future additional real property. A Supplemental Declaration may vary the terms of this Declaration by addition, deletion or modification so as to reflect any unique characteristics of a particular portion of The Properties identified therein; provided, however, that no such variance shall be directly contrary to the uniform scheme of development of The Properties.

2.3	Declarant’s Right to Modify Project Facilities. Subject to Section 2.6, Declarant shall have the right (but not the obligation), by Supplemental Declaration executed by Declarant and Shared Facilities Manager (and joined in by Declarant’s Mortgagee) to eliminate or supplement the Project Facilities by removing or adding additional facilities or to designate any additional portions of Paseo de la Riviera as Shared Facilities or Unit Exclusive Facilities hereunder (or redesignate any portion of same among any types of Project Facilities, whether from among the existing types, or any future type of Project Facilities which Declarant (together with Shared Facilities Manager) may elect to establish). Notwithstanding the designation of the Project Facilities, Declarant (together with Shared Facilities Manager) shall have the right, from time to time, to expand, alter, relocate and/or eliminate the Project Facilities, or any portion thereof, without requiring the consent or approval of any Owner, any Unit Specific Manager or any member/Owner of a Submitted Unit (including, without limitation, any and all owners or mortgagees of the Condominium Units, if any, established within any Unit). In furtherance of the foregoing, but subject to Section 2.6, Declarant also reserves the absolute right at any time, and from time to time, to construct additional facilities upon or adjacent to the Project Facilities and to determine whether same shall be deemed Shared Facilities or Unit Exclusive Facilities and/or the type of Shared Facilities (i.e. serving all Units or specific Units) or Unit Exclusive Facilities (i.e., serving a particular Unit exclusively).

Declaration of Covenants

2.4	Declarant’s Right to Withdraw Property. Subject to Section 2.6 Declarant reserves the right to amend this Declaration unilaterally at any time, without prior notice and without the consent of any person or entity (other than Declarant’s Mortgagee and the Owner(s) of the property being removed if other than Declarant), for the purpose of removing certain portions of The Properties (including, without limitation, Units, Unit Exclusive Facilities and/or Shared Facilities, or portions of any of the foregoing) then owned by Declarant or its affiliates from the provisions of this Declaration to the extent included originally in error or as a result of any changes whatsoever in the plans for The Properties desired to be effected by Declarant; provided, however, that such withdrawal is not unequivocally contrary to the overall, uniform scheme of development for The Properties.

2.5	Subdivision of Units. Subject to the provisions hereof, a Unit may be subdivided by Supplemental Declaration executed by the Declarant, Shared Facilities Manager and the Owner and any mortgagee of the subdivided Unit, without the consent of any other existing Owners or mortgagees. To the extent that any Unit shall be subdivided, reference herein to the Units shall be deemed to include all of the Units, including the newly subdivided Units, unless otherwise indicated in the Supplemental Declaration. All Owners, by acceptance of a deed or other conveyance of their Units, shall be deemed to have automatically consented to any such subdivision of other Units, and shall evidence such consent in writing if requested to do so by Declarant, Shared Facilities Manager or the Owner of the subdivided Unit at any time (provided, however, that the refusal to give such written consent shall not obviate the general and automatic effect of this provision). Any Supplemental Declaration effectuating a subdivision of a Unit as contemplated herein shall describe with particularity the extent to which each portion of the subdivided Unit shall have use rights in and to the Project Facilities (and/or be liable for any costs relating to the Project Facilities). For the avoidance of doubt, the foregoing provision is not intended to apply to the subdivision of a Unit through a Unit Specific Declaration, which shall be governed by the other provisions of this Declaration applicable to collective ownership structures.

2.6	Limitations on Supplements, Modifications and Withdrawal by Declarant. Notwithstanding the provisions of Sections 2.3, 2.4, and 2.5, Declarant shall not remove, alter, relocate, re-designate or subdivide any portion of The Properties or the Project Facilities to the extent that same will result in the denial to any Owner or any Condominium Unit Owner of legal pedestrian and/or vehicular access (direct or by easement) to and from the Owner’s Unit or shall result in the termination of any utility and/or mechanical, electrical, HVAC, plumbing, life safety, monitoring, information and/or other systems located in and/or comprising the Project Facilities and serving said Owner’s Unit, or shall compromise the structural integrity of the Structure or otherwise impair the easements of support granted herein (without otherwise providing reasonably equivalent substitutions for same). Furthermore, no such removal, alteration, relocation or re-designation shall (a) encumber or materially affect any portion of The Properties not previously encumbered or affected by such Project Facilities without the consent or joinder of the Owner(s) of such portion (if other than Declarant) and its or their mortgagee(s), or (b) eliminate or materially and adversely affect Unit Exclusive Facilities without the consent or joinder of the Owner of the applicable Benefitted Unit (if other than Declarant) and its mortgagee(s).

Declaration of Covenants

2.7	Modification of Project Facilities by Shared Facilities Manager. Shared Facilities Manager shall have the right (but not the obligation), by Supplemental Declaration executed by Shared Facilities Manager and Declarant’s Mortgagee to supplement the Project Facilities by adding additional facilities or to designate additional portions of Paseo de la Riviera as Project Facilities hereunder (or redesignate any portion of same among any types of Project Facilities, whether from among the existing types, or any future type of Project Facilities). Notwithstanding the designation of the Shared Facilities or Unit Exclusive Facilities, Shared Facilities Manager shall have the right, from time to time, to expand, alter, relocate and/or eliminate the Project Facilities, or any portion thereof, without requiring the consent or approval of any Owner, any Unit Specific Manager or any member/Owner of a Submitted Unit (including, without limitation, any and all owners or mortgagees of any Condominium Units established within any Unit). Shared Facilities Manager shall have the further right to designate portions of the Shared Facilities (including without limitation elevators, trash facilities and loading bay areas) as exclusive to particular Unit(s), and/or to designate special use and/or priority rights with respect to any portion of the Shared Facilities to particular Units, and/or to establish rules and regulations with respect to any portion of the Shared Facilities, including without limitation rules prohibiting Owners or Condominium Unit Owners from accessing particular Shared Facilities with pets, limiting the hours of operation and allocating exclusive or non-exclusive use rights to the Units during particular periods of time and with respect to particular Shared Facilities (including without limitation elevators, trash facilities and loading bay areas). No such alteration, relocation, elimination or re-designation by Shared Facilities Manager hereunder shall deny any Owner legal pedestrian access (direct or via easement) to and from the Owner’s Unit, nor terminate any utility and/or mechanical, electrical, HVAC, plumbing, life safety, monitoring, information and/or other systems located in and/or comprising the Project Facilities and serving said Owner’s Unit, nor compromise the structural integrity of the Structure or otherwise impair the easements of support granted herein (without otherwise providing equivalent substitutions for same). Furthermore, no such removal, alteration, relocation or re-designation by Shared Facilities Manager shall (a) encumber or materially affect any portion of The Properties not previously encumbered or affected by such Project Facilities without the consent or joinder of the Owner(s) of such portion and its or their mortgagee(s), or (b) eliminate or materially and adversely affect Unit Exclusive Facilities without the consent or joinder of the Owner of the applicable Benefitted Unit and its mortgagee(s). The foregoing shall not, however, preclude the temporary cessation of services as reasonably necessary to effect repairs to any such systems.

2.8	Designation of Project Facilities. Without limiting the generality of Section 1.2, in the event that Shared Facilities Manager determines, in its reasonable judgment, that a particular portion of The Properties is or is not part of the Project Facilities or a specific type thereof (i.e., Shared Facilities or Unit Exclusive Facilities), such determination shall be binding and conclusive. Furthermore, in the event of any doubt, conflict or dispute as to whether any portion of The Properties is or is not part of the Shared Facilities or Unit Exclusive Facilities under this Declaration, Shared Facilities Manager may, without the consent of any Unit Specific Manager or then existing Owners or mortgagees, record in the public records of the County, a Supplemental Declaration resolving such issue and such Supplemental Declaration executed by Shared Facilities Manager and Declarant (if separate legal entities) shall be dispositive and binding.

2.9	Legal Description of Units. The legal descriptions and graphic depictions of the Units in this Declaration may be adjusted and/or modified to comport to as-built Structures and to correct manifest errors. The legal descriptions and graphic depictions of the affected Units shall be modified by Supplemental Declaration executed by Declarant, Shared Facilities Manager, the Owner of the affected Units and its or their mortgagees (without the consent of any other Owners or mortgagees). All Owners, by acceptance of a deed or other conveyance of their Units, shall be deemed to have automatically consented to any such modification of the legal descriptions and graphic depictions for the purposes provided herein, and shall evidence such consent in writing if requested to do so by Declarant, Shared Facilities Manager or the Owner of the affected Units at any time. Moreover, each Owner shall be and is hereby deemed to have appointed Declarant as its true and lawful attorney-in-fact to execute any instruments or documents on its behalf that may be necessary or desirable to effect any of the foregoing actions, which power of attorney shall be irrevocable and is deemed to be coupled with an interest.

Declaration of Covenants

2.10	Unification of Certain Units. Notwithstanding that each of the Residential Unit and Parking Unit is a separate Unit under this Declaration, the Owner of such Units may at any time encumber such Units with a unity of title or other similar instrument, the effect of which is to require that title to the Residential Unit and Parking Unit must be owned by a single Owner and utilized as a single Unit, subject to the prior written consent or joinder of the holder of (a) any Mortgage against such Units, and (b) a security interest in the membership interests in the Owners of such Units, but only if such security interest was in effect at the time of the recordation of this Declaration. In the event that ownership and utilization of the Residential and Parking Unit is unified in a single Owner as hereinabove provided, such unification of the Residential Unit and Parking Unit may be terminated and released by written instrument executed by the Owner of such Units, without the consent, joinder or agreement of any other Owner. Nothing contained herein shall limit or restrict the Owner of the Residential Unit or Parking Unit from submitting its Unit or portions thereof to the condominium or cooperative form of ownership or other collective ownership structure and allowing for the sale of individual units therein as elsewhere provided in this Declaration, provided that, in such event, references in this Section 2.10 to Owner of such Units shall mean the Unit Specific Manager for such Submitted Units.

3.	GENERAL RIGHTS AND EASEMENTS IN PROJECT FACILITIES

3.1	Rights and Easements in Shared Facilities. Subject to all of the other provisions of this Declaration, each Owner of a portion of The Properties (including, if applicable, any Condominium Unit Owner and its and their Permitted Users), shall have limited rights to use, benefit from and enjoy the Shared Facilities (as same may exist from time to time) for their intended purposes (as reasonably determined by Shared Facilities Manager) in common with all other Owners of a portion of The Properties (and their Permitted Users), but in such manner as may be reasonably regulated by Shared Facilities Manager and in accordance with Legal Requirements. A non-exclusive easement is hereby reserved (and declared and created) over, under and upon such portions of the Shared Facilities as may be designated, in writing, from time to time by Shared Facilities Manager for the use, benefit and enjoyment of any Shared Facilities that may be constructed thereon from time to time in favor of all Unit Owners, including Condominium Unit Owners, and their Tenants and Permitted Users.

3.2	Rights and Easements in Unit Exclusive Facilities. Subject to all of the other provisions of the Declaration, the Owner of each Benefitted Unit (including, if applicable, any Condominium Unit Owner and its and their Permitted Users), shall have limited rights to use, benefit from and enjoy the Unit Exclusive Facilities (as same may exist from time to time) designated for the benefit and exclusive use of such Benefitted Unit, for their intended purposes (as determined by Shared Facilities Manager) in common with the Permitted Users of such Owner, but in such manner as may be reasonably regulated by Shared Facilities Manager and in accordance with Legal Requirements. The Owners of the Benefitted Units shall have easements with respect to the Unit Exclusive Facilities serving such Benefitted Units as more particularly described in Section 4.8.

3.3	Rights of Shared Facilities Manager. The rights of use and enjoyment and other easement rights with respect to the Shared Facilities and Unit Exclusive Facilities granted herein are hereby made subject to the following:

(a)	The right and duty of Shared Facilities Manager to levy Assessments against each Unit for the purpose of maintaining, operating, repairing, insuring, replacing and/or altering the Shared Facilities and any facilities located thereon, as more particularly provided in this Declaration, including without limitation Article 15.

Declaration of Covenants

(b)	The right of Shared Facilities Manager to adopt at any time and from time to time and enforce rules and regulations governing the easements granted herein and/or the use of the Shared Facilities and/or the Unit Exclusive Facilities and all facilities at any time situated thereon, as more particularly provided in Section 3.5. Any rule and/or regulation so adopted by Shared Facilities Manager shall apply until rescinded or modified as if originally set forth at length in this Declaration. Each Owner shall be provided not fewer than ten (10) days prior notice of the adoption by Shared Facilities Manager of any new rules and regulations under this Declaration.

(c)	The right of Shared Facilities Manager to permit such persons as Shared Facilities Manager shall designate to use the Shared Facilities, including, but not limited to, Tenants and their respective vendors and/or service providers and other persons who are not Owners, Tenants or Permitted Users (and may include members of the public generally), except as otherwise expressly provided herein. Additionally, Shared Facilities Manager reserves the right from time to time to (i) limit the right to use certain Shared Facilities and/or Unit Exclusive Facilities (such as, by way of example and not limitation, Mechanical Rooms, elevators, trash facilities and loading bay areas) to Owners only, or to Owners and Condominium Unit Owners only, and not their Tenants, vendors, service providers or other Permitted Users, (ii) to designate portions of the Shared Facilities as exclusive to particular Units, and/or (iii) to designate special use and/or priority rights with respect to any portion of the Shared Facilities to particular Units.

(d)	The right of Shared Facilities Manager to engage third parties (such as property management companies, consultants and other vendors) to perform and carry out its obligations under this Declaration (or in furtherance thereof) and/or any ongoing obligations under the Project Encumbrances, the cost of which shall be included in Shared Facilities Costs.

(e)	The right of Shared Facilities Manager to have and use, and to require the Unit Owners to grant to Shared Facilities Manager, general (“blanket”) and specific easements over, under and through the Shared Facilities and/or the Unit Exclusive Facilities as necessary or desirable to exercise its rights or perform its obligations under this Declaration.

(f)	The right to supplement and/or withdraw portions of the Project Facilities as provided in Article 2.

(g)	The right to exclude individuals from use of the Project Facilities based upon misconduct of such individuals such as criminal activity, vandalism, loitering, soliciting, violating rules and regulations, skateboarding and similar conduct, loud, obnoxious, unwanted or violent behavior, or lewd or lascivious conduct.

WITH RESPECT TO THE USE OF THE SHARED FACILITIES AND THE PROPERTIES GENERALLY, ALL PERSONS ARE REFERRED TO ARTICLE 18 HEREOF, WHICH SHALL AT ALL TIMES APPLY THERETO. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, SHARED FACILITIES MANAGER SHALL HAVE THE RIGHT TO DELEGATE ANY OF ITS RIGHTS AND OBLIGATIONS HEREUNDER TO ANY PARTY EMPLOYED OR ENGAGED BY SHARED FACILITIES MANAGER.

Declaration of Covenants

3.4	Easements Appurtenant. The rights and easements provided in this Article 3 shall be appurtenant to and shall pass with the title to each Unit benefitted thereby, but shall not be deemed to grant or convey any ownership interest in the Shared Facilities or the Unit Exclusive Facilities subject thereto. Notwithstanding the foregoing, any systems, equipment and other facilities located within or comprising the Unit Exclusive Facilities, to the extent installed by the Owner of the Benefitted Unit served thereby, shall be deemed to be the property of such Benefitted Unit Owner as provided in Section 6.8.

3.5	Project Facilities Rules and Regulations. Without limiting the generality of Section 3.3, Shared Facilities Manager shall have the right to establish, from time to time, rules and regulations regarding the easements granted herein and/or the use of the Shared Facilities and Unit Exclusive Facilities, including, without limitation, rules and regulations (a) allocating exclusive or non-exclusive use rights to the Units or Phases during particular periods of time and/or with respect to particular Shared Facilities, and (b) granting the right to temporarily close or restrict use of Project Facilities, as Shared Facilities Manager may reasonably determine, whether for maintenance purposes, due to an emergency situation or event of force majeure, for security reasons or for any other purpose expressly permitted under this Declaration or otherwise; provided, however, that in no event shall any Owner (including, without limitation, Condominium Unit Owners and/or their Tenants and/or other Permitted Users) be denied legal access to and from a publicly dedicated street and the applicable Unit/Condominium Unit.

3.6	Use of Roofs. Notwithstanding the inclusion of roofs within the Shared Facilities or certain Units, Declarant hereby reserves and grants to Shared Facilities Manager the exclusive right to regulate and approve the use of the roof surfaces and/or the placement or installation of any structures, facilities or improvements on the roof of any Structure within The Properties, including without limitation (a) signs or antennas, dishes or any other receiving, transmitting, monitoring and/or other equipment or facilities of any kind or nature, (b) solar equipment, (c) areas for public or private access, such as rooftop decks or patios, and (d) utilities and enclosures for rooftop utilities, such as HVAC and other mechanical equipment, all as Shared Facilities Manager may deem necessary, desirable or acceptable from time to time, without requiring approval from any Owner (except, with respect to roofs above a Structure that are part of a Unit and not the Shared Facilities, the approval of the Owner of such Unit shall also be required), but subject to compliance with all Legal Requirements, the Project Encumbrances, Insurance Requirements, the Project Standard and such rules and regulations as may be established from time to time by Shared Facilities Manager. Expenses incurred by Shared Facilities Manager in connection with the use of the roof shall be borne by the Unit Owner benefitted by such use, provided that if such use benefits more than one Unit, then such expenses shall be included in Shared Facilities Costs or allocated to the Units so served as reasonably determined by Shared Facilities Manager. Any consideration paid or received for such rooftop installations shall be the sole property of the Owner of the Unit upon which same have been installed. If a commercial use is made of any roof that does not benefit any of the Units, the costs incurred in connection with such commercial use (such as the installation of equipment) shall not be borne by the Unit Owners. To the extent services are provided to any Unit (or portion thereof) or Condominium Unit within a Unit from rooftop facilities or equipment (such as antennas or dishes providing telecommunications services), such Unit or Condominium Unit shall be responsible for the charges therefor, unless same are billed to Shared Facilities Manager, in which case Shared Facilities Manager shall allocate to or among the Units in the same manner as other expenses incurred by Shared Facilities Manager under this Section.

Declaration of Covenants

3.7	Signs. Declarant hereby reserves and grants to Shared Facilities Manager the exclusive right to regulate and approve the placement, installation, alteration and replacement of any signage (including without limitation monument signs, billboards, murals, digital displays and other signage) and artwork visible from the exterior of any Unit (including on the exterior façade of any Structure) or on the Shared Facilities within The Properties, all as Shared Facilities Manager may deem necessary, desirable or acceptable from time to time, without requiring approval from any Owner, except with respect to the exterior facade of a Unit, the approval of the Owner of such Unit shall also be required. All such signage and artwork shall be subject to and comply with Legal Requirements, the Project Standard, Project Encumbrances, guidelines and criteria adopted from time to time by Shared Facilities Manager for Paseo de la Riviera (and the applicable Unit Owner with respect to its Unit), and such rules and regulations as may be established from time to time by Shared Facilities Manager. Any consideration paid or received for signage located on the exterior façade of any Unit shall be the sole property of the applicable Unit Owner upon which same have been installed. No Owner of a Unit shall place or install any signage within the interior of or on the exterior of any other Unit without the prior written consent of the Owner of the Burdened Unit and Shared Facilities Manager, whereupon such signage shall be deemed part of the Unit Exclusive Facilities of the Benefitted Unit. Once interior or exterior signage has been approved by the Owner of the Burdened Unit and Shared Facilities Manager as hereinabove provided, the Owner of the Benefitted Unit shall have the right and obligation to access, maintain, repair and replace such signage as part of the Unit Exclusive Facilities hereunder; subject, however, to any conditions of such approval and Legal Requirements. Notwithstanding the foregoing, Shared Facilities Manager shall have the right to install directional signage as part of the project-wide directional signage system, other project identification signage and other signage that may be required by Legal Requirements on the exterior façade and/or within the public areas of any individual Unit; provided, however, that such signage shall not unreasonably interfere with the operations of the affected Unit and shall be consistent with the Project Standard.

4.	ADDITIONAL EASEMENT RIGHTS AND EASEMENTS

4.1	Encroachment. If (a) any portion of the Shared Facilities (or improvements constructed thereon) encroaches upon any other portion of a Unit or upon any Structure; (b) any portion of a Unit (or improvements constructed thereon) encroaches upon the Shared Facilities or any other Unit; or (c) any encroachment shall hereafter occur as the result of (i) construction of any improvement; (ii) settling or shifting of any improvement; (iii) any alteration or repair to any improvement after damage by fire or other casualty or any taking by condemnation or eminent domain proceedings of all or any portion of any improvement or portion of the Shared Facilities or any Unit, then, in any such event, a perpetual easement is granted and shall exist for such encroachment and for the maintenance of the same so long as the Structure causing said encroachment shall stand.

4.2	Easements of Support. Whenever any Structure on any Unit or included in the Shared Facilities adjoins any Structure included in any other portion of The Properties, and/or in the event that any Structure is constructed so as to transverse Unit lines and/or to be connected in any manner to any Structure on any other Unit, then there shall be (and there is hereby declared and created) a perpetual easement of support for such Structure(s), such that each such Structure shall have and be subject to an easement of support and necessity in favor of the other Structure.

4.3	Easements for Pedestrian and Vehicular Traffic. In addition to the general easements for use of the Shared Facilities granted and reserved herein, there shall be, and Declarant hereby reserves and grants for itself, Shared Facilities Manager and all Owners of Units/Structures within The Properties (as well as the Condominium Unit Owners), that each and every Owner and Condominium Unit Owner (and their respective Permitted Users), and Shared Facilities Manager and Declarant, shall have a non-exclusive easement appurtenant for (a) pedestrian traffic over, through and across sidewalks, streets, paths, walks and other portions of the Shared Facilities as from time to time may be intended and designed for such purpose, and (b) vehicular traffic over all private streets or drives within the Shared Facilities, subject to the parking provisions set forth in Article 16 herein. Notwithstanding the foregoing, Shared Facilities Manager shall have the right to designate certain private streets and drives within the Shared Facilities for the exclusive or primary use by one or more Units (to the exclusion of other Units) for traffic circulation, valet parking, drop-off and pick-up and/or other ancillary uses to such Unit(s), and to add to or withdraw any of the foregoing from the Shared Facilities, provided that the requirements of Article 2 are not violated.

Declaration of Covenants

4.4	Project Encumbrances. The easements, rights, restrictions and provisions set forth in the Project Encumbrances and any other easements or instruments affecting The Properties (or any portion thereof) recorded in the Public Records of the County, burden and/or benefit (as applicable) The Properties or Unit(s) or Shared Facilities (or portion thereof) therein described, subject to the terms and conditions thereof. Without limiting the foregoing, The Properties or Shared Facilities (or applicable portions thereof) are, and shall be, subject to, and encumbered by the Project Encumbrances, which, among other things, may grant rights to persons who are not Owners and/or the general public. Accordingly, each Unit is governed and burdened by, and subject to, and each Owner is governed and burdened by, and subject to, all of the terms and conditions of the Project Encumbrances that encumber or otherwise affect such Unit or The Properties or Shared Facilities generally. Each Owner (for itself and its Permitted Users) understands and agrees, by acceptance of a deed or otherwise acquiring title to a Unit or Condominium Unit, that the rights in and to The Properties and Shared Facilities are junior and subordinate to the rights therein granted under the Project Encumbrances. Pursuant to the Project Encumbrances, the Units may be obligated for the payment of certain ongoing costs and responsibilities. Any and all payments that are the responsibility of Shared Facilities Manager or Shared Facilities Unit Owner under the Project Encumbrances pursuant to the terms thereof or this Declaration shall be part of the Assessments charged to Owners by Shared Facilities Manager. Any and all reimbursements, if any, for expenses (other than capital expenditures associated with the initial construction of improvements comprising the Units) shall be credited against the annual budget. EACH OWNER SHOULD THOROUGHLY REVIEW THE PROJECT ENCUMBRANCES TO DETERMINE THE EFFECT SAME WILL HAVE ON THE PROPERTIES AND SHARED FACILITIES.

4.5	Recorded Utility Easements. Easements for the installation and maintenance of utilities are reserved as and to the extent shown on recorded plats and/or any recorded instruments covering The Properties and/or as provided herein. The portion of The Properties covered by an easement and all improvements in such portion shall be maintained continuously by the applicable Unit Owner (if within a Unit), Shared Facilities Manager or its designee (if part of the Shared Facilities) or the Owner of a Benefitted Unit (if part of the Unit Exclusive Facilities serving such Benefitted Unit), except for installations for which a public authority or utility company is responsible. The appropriate water and sewer authority, electric utility company, telephone company and other utility provider, the applicable Unit Owner liable for the maintenance thereof, Declarant and Shared Facilities Manager, and their respective successors, assigns and designees, as applicable, shall have a perpetual easement for the installation and maintenance of water lines, sanitary sewers, storm drains, and electric and telephone lines, cables and conduits, under and through the utility easements as shown on the plats and recorded instruments.

4.6	Public Easements. Fire, police, health and sanitation and other public service personnel and vehicles shall have a permanent and perpetual easement for ingress and egress over and across the Shared Facilities in the performance of their respective duties. Additionally, easements are hereby reserved in favor of all Owners (and their Tenants and other Permitted Users) for emergency ingress and egress over, through and across all Shared Stairways.

Declaration of Covenants

4.7	Easements for Tower B Shared Facilities. Subject to all of the other provisions of this Declaration, the Hotel Unit Owner and the Tower B Commercial Unit Owner (including, if applicable, their respective Permitted Users), shall have limited rights to use, benefit from and enjoy the Tower B Shared Facilities (as same may exist from time to time) for their intended purposes, but in such manner as may be reasonably regulated by Hotel Unit Owner and in accordance with Legal Requirements. In furtherance thereof, the following easements are hereby established:

(a)	A non-exclusive easement is hereby reserved (and declared and created) over, under and upon such portions of the Tower B Shared Facilities for the use, benefit and enjoyment of any Tower B Shared Facilities that may be constructed thereon from time to time for their intended purposes in favor of the Hotel Unit Owner and the Tower B Commercial Unit Owner (and their respective Permitted Users).

(b)	The perpetual easements of encroachment, support and necessity granted with respect to the Shared Facilities, Units and Structures under Sections 4.1 and 4.2 of this Declaration, and the public easements and other easements for emergency ingress and egress over Shared Stairways under Section 4.6 are hereby granted in favor of the Hotel Unit Owner and the Tower B Commercial Unit Owner (and their respective Permitted Users) with respect to the Tower B Shared Facilities, the Hotel Unit, Tower B Commercial Unit and Structures comprising same as and to the extent such easements are necessary for the use, benefit and enjoyment of the Tower B Shared Facilities, the Hotel Unit or the Tower B Commercial Unit by such Owners and Permitted Users of such Units for their intended purposes.

(c)	Declarant hereby reserves and grants to Hotel Unit Owner and its designees, perpetual easements over, under and through the Tower B Commercial Unit, for operation, repair, replacement, maintenance, alteration and relocation of the Tower B Shared Facilities, and/or the performance of any rights and/or obligations of Hotel Unit Owner under Section 6.3(e) of this Declaration. The foregoing reservation and grant shall be deemed to include all easements and rights of access in and to the Tower B Commercial Unit necessary to enable Hotel Unit Owner to exercise its rights and perform its obligations under Section 6.3(e) of this Declaration. The easements granted herein shall be both “in gross” and personal to Hotel Unit Owner, and also appurtenant to the Hotel Unit, and the easements shall also run in favor of the contractors, subcontractors, suppliers, agents, employees and designees of Hotel Unit Owner.

(d)	Declarant hereby reserves and grants for itself, the Tower B Commercial Unit Owner and its Permitted Users, easements for ingress and egress over, under and through the ground floor of the Hotel Unit as and to the extent reasonably necessary to access and use the Tower B Shared Restrooms for their intended purposes; subject, however, to such rules and regulations as may be established from time to time by the Hotel Unit Owner. In exercising the easements contained in this Section, the Tower B Commercial Unit Owner shall use commercially reasonable and diligent efforts to minimize interference by it and any Permitted User of the Tower B Commercial Unit with the other proper uses of the Hotel Unit and the operations therefrom.

Declaration of Covenants

4.8	Easements for Unit Exclusive Facilities. Declarant hereby reserves and grants for itself, Shared Facilities Manager and all Owners of Benefitted Units within The Properties (and their respective designees), easements for ingress and egress over, under and through The Properties (including all Burdened Units thereof), to the extent reasonably necessary to access and use the Unit Exclusive Facilities for their intended purposes, and to perform the maintenance, repair and replacement obligations with respect to the Unit Exclusive Facilities required of the applicable Owner of the Benefitted Unit set forth herein. The foregoing reservation and grant shall be deemed to include all easements and rights of access in and to the Burdened Units and Unit Exclusive Facilities reasonably necessary to enable the applicable Owner of the Benefitted Unit and its contractors, subcontractors, suppliers, agents and employees to exercise its rights and perform its obligations with respect to the Unit Exclusive Facilities under this Declaration, but shall be subject to such rules and regulations as may be established from time to time by Shared Facilities Manager. In exercising the easements contained in this Section, the Benefitted Unit Owner shall use reasonable efforts to minimize interference with the other proper uses of the Burdened Unit and the operations therefrom and restore any damage caused thereby.

4.9	Easements for Shared Facilities Manager. Declarant hereby reserves and grants to Shared Facilities Manager and its designees, perpetual easements over, under and through The Properties (including all Units thereof), for the construction and installation of the Shared Facilities and the Unit Exclusive Facilities, and/or the operation, repair, replacement, maintenance, alteration and relocation of same, and/or the performance of any rights and/or obligations of Shared Facilities Manager herein described. The foregoing reservation and grant shall be deemed to include all easements and rights of access in and to the Units, Shared Facilities and Unit Exclusive Facilities necessary or desirable to enable Shared Facilities Manager to exercise its rights and perform its obligations under this Declaration. The easements granted herein shall be both “in gross” and personal to Shared Facilities Manager, and also appurtenant to the Shared Facilities Unit, and the easements shall also run in favor of the contractors, subcontractors, suppliers, agents, employees and designees of Shared Facilities Manager. The easements reserved and granted to Shared Facilities Manager and the Shared Facilities Unit under this Section shall be in addition to the rights and easements reserved and/or granted to Shared Facilities Manager and the Shared Facilities Unit under any other provision of this Declaration.

4.10	Declarant’s Construction, Sales and Leasing Activities. Declarant and its affiliates (and its and their designees, including agents, employees, contractors, subcontractors and suppliers) shall have the right from time to time to enter upon The Properties (including, without limitation, the Units) for the purpose of the installation, construction, reconstruction, repair, replacement, operation, expansion and/or alteration of any improvements or facilities on or comprising a part of the Shared Facilities or elsewhere on The Properties that Declarant and its affiliates or designees elect to effect, and to use, without charge, the Shared Facilities and other portions of The Properties (excluding the interior of the Units) for sales, leasing, displays and signs or for any other purpose during the period of construction, leasing and sale of any portion thereof or of other portions of adjacent or nearby property. Without limiting the generality of the foregoing, Declarant and its affiliates (and its and their designees) shall have the specific right to maintain upon any portion of The Properties (excluding the interior of the Units) sales, leasing, administrative, construction or other offices, and to erect, maintain, repair and replace, from time to time, one or more signs on the Shared Facilities for the purposes of advertising the sale or lease of Structures, including without limitation individual Condominium Units or other portions thereof. Appropriate exclusive and non-exclusive easements of access and use are hereby expressly reserved unto Declarant and its affiliates, and its and their successors, assigns and designees, including agents, employees, contractors, subcontractors and suppliers, for all of the foregoing purposes, including construction, sales and leasing activities contemplated herein. Any obligation (which shall not be deemed to be created hereby) to complete portions of the Shared Facilities shall, at all times, be subject and subordinate to the foregoing rights and easements and to the above-referenced activities. Accordingly, Declarant shall not be liable for delays in such completion to the extent resulting from the exercise of or need to conclude any of the above-referenced activities prior to such completion.

Declaration of Covenants

5.	ALTERATIONS AND IMPROVEMENTS

5.1	Alterations. Each Owner may make such alterations within its Unit as it may from time to time determine without the consent or approval of the other Owners or Shared Facilities Manager; subject, however, to the remaining provisions of this Article 5 and to all other provisions of this Declaration. Notwithstanding anything herein to the contrary, no addition, alteration or improvement shall be permitted to the extent same is not permitted pursuant to the terms of any Project Encumbrances, the entitlements for Paseo de la Riviera, Legal Requirements or Insurance Requirements. The initial construction of Structures on and within a Unit shall not be subject to this Article.

5.2	Approval Required. Without the prior written consent of Shared Facilities Manager, which consent may be granted or withheld in the reasonable discretion of Shared Facilities Manager, no alteration, addition or improvement shall be made by an Owner to any part of its Unit that would:

(a)	alter, modify and/or otherwise affect the uniform exterior appearance of the Structures including without limitation any paint or other exterior finishing; any windows, walls or balconies; any awning, canopy or shutter; and/or exterior lighting schemes;

(b)	alter or modify the size, configuration, location or exterior appearance of any Amenities Areas visible by more than one Unit;

(c)	involve a structural alteration or affect the Shared Facilities or penetrate another Unit;

(d)	reduce the size of the Unit Exclusive Facilities or prevent or interfere with access to or use of any Unit or any Project Facilities, except for temporary interruptions to the extent consistent with the Construction Practices;

(e)	would be likely to increase by more than ten percent (10%) any line item of the Shared Facilities Costs over the then existing line item for such Shared Facilities Costs, or increase the Shared Facilities Costs by more than five percent (5%) in the aggregate over the Shared Facilities Costs for the preceding calendar year;

(f)	modify the drainage facilities for The Properties; or

(g)	have a material adverse effect on (i) the operation, use, occupancy, leasing, maintenance, construction, repair, replacement or condition of any other Unit, (ii) the ability of any other Owner to satisfy the Project Standard with respect to the improvements comprising its Unit, (iii) the access to or use of any Project Facilities (excluding temporary interruptions to such access or use), or (iv) the overall costs and expenses incurred by any other Owner in operating, maintaining, repairing, constructing or replacing any of the improvements comprising its Unit.

For the avoidance of doubt, alterations, additions or improvements made by the Shared Facilities Unit Owner to the Shared Facilities Unit are exempt from this Section 5.2.

Declaration of Covenants

5.3	Construction Practices. Any alterations to the Units (which, for purposes hereof shall include repair, reconstruction and replacement work), irrespective of whether the consent or approval of Shared Facilities Manager is required, shall be performed in compliance with the following provisions (the “Construction Practices”):

(a)	All alterations shall be consistent with the Project Standard.

(b)	All alterations shall be performed (i) with reasonable diligence and dispatch, (ii) in a good and workmanlike manner, (iii) in accordance with the Project Standard, all Legal Requirements, Project Encumbrances and all Insurance Requirements, (iv) with respect to the portions of The Properties affected by any Project Encumbrances, in accordance with any requirements imposed by such Project Encumbrances, (v) pursuant to good, generally prevailing management practices and procedures which, to the extent reasonably feasible, will avoid or minimize any unreasonable resulting disturbances or interferences with the use, operation and occupancy of or access to and from any other Unit, and (vi) by licensed contractors and/or service providers approved by Shared Facilities Manager that have (unless otherwise agreed in advance and in a written instrument by Shared Facilities Manager) policies of insurance covering such risks, in such amounts and otherwise in such forms as may be required by Shared Facilities Manager from time to time, including without limitation builder’s risk insurance, worker’s compensation insurance (as required by Legal Requirements and/or Project Encumbrances), commercial general liability insurance, automobile liability insurance, product liability insurance, contractual liability insurance, and excess liability (umbrella) insurance. Each such policy of insurance shall name the Unit Owner performing the alteration, Shared Facilities Manager and any other affected Unit Owner (e.g., the applicable Burdened Unit Owner, if the alteration affects Unit Exclusive Facilities) and for as long as Declarant owns any portion of The Properties, Declarant, and their respective designees, as additional insureds, and shall be primary for any and all Losses arising out of or in connection with the contractor’s and/or service provider’s work (excluding claims under liability policies arising out of the acts or omissions of the additional insureds). Such insurance shall also meet the insurance requirements of Section 11.9.

(c)	Before beginning any alteration, the Owner performing the alteration shall procure, at its expense, all necessary licenses, permits, approvals and authorizations from the County, the City and any other applicable Governmental Authority, and shall deliver copies thereof to Shared Facilities Manager (and, if the alteration affects areas or facilities located in or that benefit another Unit, the Owner of such Unit). Upon request, other Unit Owners shall join in the application for such licenses, permits, approvals and authorizations whenever such action is necessary, and the Unit Owner performing the alteration covenants that such other Unit Owners and Shared Facilities Manager, and its and their respective directors, officers, employees, mortgagees, agents and affiliates (as applicable), will not suffer, sustain or incur any cost, expense or liability or other Losses by reason thereof and agrees to indemnify each of them and hold them harmless against any such Losses.

(d)	At all times during the performance of any alteration (including during any removal, installation, construction, inspection, maintenance, repair and/or replacement of any equipment, facilities or other improvements), the Unit Owner performing such alteration shall coordinate and stage all work with Shared Facilities Manager to minimize, as much as reasonably possible, impact and disruption on the other Units and the Project Facilities, including without limitation vehicular and pedestrian access and traffic, the use and enjoyment thereof and the conduct of any business thereon. To the extent the alteration requires access to or affects areas or facilities that benefit another Unit, the Unit Owner performing such alteration shall provide reasonable advance written notice to the Owner of such affected Unit and shall coordinate and stage all work with such Owner, subject to any reasonable rules and security measures required by such Owner. The Owners shall work together in good faith to effect the intent of this provision.

Declaration of Covenants

(e)	The Unit Owner performing the alteration shall be solely responsible for all costs incurred in connection with such alteration, such as (without limitation) an increase in costs of trash removal due to the work.

(f)	To the extent any alteration requires plans under applicable Legal Requirements or plans are otherwise prepared, the Unit Owner performing such alteration shall provide copies of the as-built plans to Shared Facilities Manager (and, if the alteration affects areas or facilities located in or that benefit another Unit, to the Owner of such Unit).

(g)	All costs associated with any alteration hereunder shall be promptly and fully paid for by the Unit Owner performing same. Without limiting the foregoing, no Owner shall permit any liens to attach to another Unit or the Project Facilities as a result of its work and the Owner performing the alteration shall either bond over or pay and discharge any lien so attaching within twenty (20) days after the earlier of notice of the lien or demand by the Owner of such other Unit or Shared Facilities Manager. Any Unit Owner whose act or omission forms the basis for a lien on another Unit shall indemnify and save the Owner of such Unit and Shared Facilities Manager harmless from and against any and all Losses resulting therefrom. If a Unit Owner shall fail to obtain within such twenty (20) day period the requisite release or transfer of any lien claim, then Shared Facilities Manager (or the Owner of the liened Unit, if Shared Facilities Manager does not pursue same) may, at its option, secure the release of the lien claim by any means available, including bonding or settlement, whereupon the defaulting Unit Owner shall, within ten (10) days after demand, reimburse Shared Facilities Manager or the other Unit Owner, as applicable, for the latter’s costs and expenses incurred in securing the lien release, including reasonable attorneys’ fees. Interest shall accrue at the Default Rate on the amount of any such reimbursement obligation not paid within ten (10) days after demand. Notices by any party under this paragraph shall be provided to Shared Facilities Manager, the Owner performing the alteration and any Owner of a liened Unit.

(h)	The Unit Owner performing the alteration shall be solely liable for all costs and expenses, and any Losses, incurred, caused or occasioned by its acts or omissions, the acts or omissions of its Permitted Users, as well as the acts or omissions of its contractors, service providers, agents and representatives who cause any damage to any other Unit (or any portion thereof), and shall indemnify and hold the Owner of such damaged Unit, any affected Condominium Unit Owner, Shared Facilities Manager, Declarant and Declarant’s Mortgagee, and its and their respective directors, officers, employees, tenants, mortgagees, contractors, agents and affiliates (as applicable), harmless from and against any and all Losses in any way whatsoever connected with the alteration contemplated herein.

(i)	In addition to the foregoing, Shared Facilities Manager shall have the right to establish non-discriminatory rules and restrictions on any and all persons performing alterations with respect to any Unit, including, without limitation, restricting the hours during which construction and/or repair work may be performed (including limiting jack hammers and other noisy work to specific hours designated by Shared Facilities Manager), imposing noise abatement requirements, restricting access of contractors to certain areas, designating specific staging areas, restricting access by trucks and construction vehicles, and requiring a security deposit or other collateral to protect against damage to the Shared Facilities or any Structure that may be caused during such work, which rules and regulations may be modified from time to time. Such rules may also establish procedures and standards for the submission and review of any matter that requires Shared Facilities Manager’s approval, and for inspection and final approval of any completed work pursuant to an approval of Shared Facilities Manager hereunder. In addition, in order to assure that all work by any Owner is performed to the Project Standard, each Unit Owner agrees to contract with Shared Facilities Manager and/or a vendor or contractor first approved by Shared Facilities Manager to perform any alteration hereunder.

Declaration of Covenants

(j)	With respect to any alterations, improvements or other work in progress, Shared Facilities Manager shall have the right to establish requirements and guidelines for the protection of all such work in progress from acts of God and other force majeure events such as (but not limited to) hurricanes, floods, acts of terrorism or war, civil disturbances and other events that would reasonably be anticipated to damage such work in progress or impact same in a way that would potentially threaten or place at risk the health, safety or welfare of any Owner or Permitted User or the property of any of the foregoing, or adversely impact other portions of The Properties.

5.4	Review of Alterations. Each Owner desiring to make any alterations for which approval of Shared Facilities Manager must be obtained shall submit all plans and specifications for the proposed alteration to Shared Facilities Manager. Shared Facilities Manager may condition its approval as it deems appropriate, and may require submission of additional plans and specifications (or more detailed plans and specifications); studies, reports and/or evaluations and any other materials from pre-approved consultants and other professionals confirming and detailing the potential effects (whether short-term or long-term) of such alterations on the Shared Facilities or any other portion of The Properties; and/or other information prior to approving or disapproving the material submitted. Review of any plans and specifications relating to alterations and any other activities of Shared Facilities Manager in connection with any Owner’s alterations shall be solely and exclusively for Shared Facilities Manager’s benefit. No person shall, under any circumstances, be a beneficiary of Shared Facilities Manager’s requirements hereunder. Shared Facilities Manager may freely waive any of its requirements hereunder at any time if, in Shared Facilities Manager’s sole discretion, it desires to do so. In particular, but without limitation, Shared Facilities Manager makes no representations and assumes no obligations to any Owners or any third parties concerning the quality of the construction of any alterations. In addition, Shared Facilities Manager shall not be liable to any Owner or its Permitted Users or any other party for any Losses suffered or claimed by any Owner or its Permitted Users or any other party on account of any defects in such plans, or the failure of such plans or the alterations to comply with the Project Encumbrances, any Legal Requirements and/or Insurance Requirement. Any approval tendered by Shared Facilities Manager shall under all circumstances be interpreted in a manner consistent with this limitation of Shared Facilities Manager’s liability. With respect to any alterations that require Shared Facilities Manager’s approval under this Article, each Owner shall pay Shared Facilities Manager a construction oversight fee equal to five percent (5%) of the total cost of the alterations, provided that if such cost exceeds One Million Dollars ($1,000,000.00) the construction management fee shall be equal to three percent (3%) of such total costs to compensate Shared Facilities Manager’s for its services. In addition, each Owner shall promptly upon request therefor reimburse Shared Facilities Manager for the amount of all reasonable fees and expenses incurred by it (including without limitation reasonable attorneys’ fees and expenses, and reasonable fees and expenses of any architects, engineers and other design professionals) in connection with Shared Facilities Manager’s response to any requested approval of any proposed alterations.

Declaration of Covenants

5.5	Unit Exclusive Facilities. The Owner of the Burdened Unit shall not make alterations to the Unit Exclusive Facilities within the Burdened Unit, or to the Burdened Unit that would impede in any material way the Benefitted Unit Owner’s use of the Unit Exclusive Facilities or the benefits afforded by them, without the prior written consent of the Owner of the Benefitted Unit served thereby, which consent shall not be unreasonably withheld. The Owner of the Benefitted Unit shall not make alterations to the Unit Exclusive Facilities serving it that would have a material adverse effect (as described in subsection 5.2(g)) on the Burdened Unit in which such facilities are located with the consent of the Owner of such Burdened Unit, which shall not be unreasonably withheld.

5.6	Consent to Alterations. In any instance where an Owner’s or Shared Facilities Manager’s approval or consent is required under this Article 5, the request for approval or consent shall state, in bold, upper case letters and 14 point or larger font at the top of the first page of such request, that “THIS IS ______________’S [INSERT NAME OF REQUESTING OWNER] REQUEST FOR APPROVAL OR CONSENT UNDER THE DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS FOR PASEO DE LA RIVIERA DATED [________________], 20__. IF ____________________ [INSERT NAME OF CONSENTING PARTY] DOES NOT DECLINE APPROVAL IN WRITING OR REQUEST ADDITIONAL INFORMATION IN WRITING WITHIN THIRTY (30) DAYS OF ITS RECEIPT OF THIS LETTER, THE ENCLOSED PROPOSAL SHALL BE DEEMED APPROVED AND _____________’S [INSERT NAME OF CONSENTING PARTY] CONSENT DEEMED GIVEN”. Any request shall be accompanied by all information required hereunder or reasonably requested by such Owner and Shared Facilities Manager (as applicable) to evaluate the requested alteration (and the requesting party shall supplement its request with such additional information as needed to comply with the foregoing). Approval or consent shall be deemed granted hereunder if the affected Owner and Shared Facilities Manager (as applicable) fail to object or deny such approval or consent within thirty (30) days after such request is made and all additional information requested is received.

6.	MAINTENANCE OF STRUCTURES, UNITS AND OTHER FACILITIES

6.1	Maintenance of Shared Facilities. Subject to the other provisions hereof, Shared Facilities Manager shall at all times maintain in good repair and manage, operate and insure, and shall replace as often as necessary, the Shared Facilities and, to the extent not otherwise provided for, the paving, water and sanitary sewer facilities, drainage structures, landscaping, improvements and other structures situated on or comprising the Shared Facilities (if any), with all such work to be done as ordered by Shared Facilities Manager and in accordance with the Project Standard. All work pursuant to this Section, and all costs and expenses incurred by Shared Facilities Manager pursuant to this Article or any other provision of this Declaration (with respect to the Shared Facilities or otherwise, and whether or not so stated in any particular provision hereof), and all expenses allocated to the Shared Facilities Unit or incurred by the Shared Facilities Unit Owner with respect to the Shared Facilities Unit, shall be paid for by Shared Facilities Manager through Assessments (either general or special) imposed in accordance with Article 15. Shared Facilities Manager shall have the power to incur, by way of contract or otherwise, expenses general to all or applicable portions of The Properties, or appropriate portions thereof, and Shared Facilities Manager shall then have the power to allocate portions of such expenses among the Unit Owners and/or the Unit Specific Managers, based on such formula as may be adopted by Shared Facilities Manager or as otherwise provided in this Declaration or any Supplemental Declaration. The portion so allocated to a Unit Specific Manager shall be deemed a general expense thereof, collectible through its own assessments. No Owner may waive or otherwise escape liability for Assessments by non-use (whether voluntary or involuntary) of the Shared Facilities or abandonment of the right to use the Shared Facilities.

Declaration of Covenants

6.2	Exteriors of Structures. Without limiting the generality of Section 6.1, Shared Facilities Manager shall maintain all exterior surfaces and roofs, facias and soffits of the structures (including the Structures) and other improvements that are part of Shared Facilities located on the Units (including driveway, sidewalk and other surfaces, but expressly excluding the structural components and roofs of improvements to the extent maintenance thereof is required of the Owner thereof hereunder) in a neat, orderly and attractive manner consistent with the Project Standard. The aforesaid maintenance shall include maintaining the structural components of the improvements included in Shared Facilities (irrespective of the ownership of same, except to the extent maintenance thereof is required of the Owner thereof hereunder), including without limitation, project-wide maintenance, repair and replacement of glass walls, windows, doors (including the framing and hardware associated with sliding glass doors, but expressly excluding the exterior glass windows and doors of the Commercial Units or that are part of the Tower B Shared Facilities, which shall be maintained as provided in Section 6.3(d) below), balconies and terraces comprising such improvements, provided that, subject to the terms of Section 11.9, if repair or replacement of such improvements is due to damage caused by a particular Unit Owner or any Condominium Unit Owner in such Unit (or its or their Permitted Users), the cost thereof shall be paid solely by such Unit Owner. Shared Facilities Manager shall clean, repaint or restain, as appropriate, the exterior portions of each Structure required to be maintained by it hereunder as often as is necessary to comply with the maintenance requirements set forth herein. If the exterior portions of Structures are deemed Shared Facilities, a proportionate share of the cost of maintenance thereof shall be assessed against the Unit Owners as more particularly described in Article 15.

6.3	Maintenance of Units. The Owner of each Unit shall, at such Owner’s cost and expense, maintain all interior and exterior portions of such Unit, other than the Shared Facilities and other portions of The Properties designated to be maintained by Shared Facilities Manager or another Owner under this Declaration, in a neat, orderly and attractive manner consistent with the Project Standard and the other requirements of this Declaration. With respect to the maintenance of unique or other particular features of a Unit, the following provisions shall apply:

(a)	As to any terrace, balcony or patio that is included in a Unit (and not part of the Shared Facilities) and/or subject to exclusive use by any Unit Owner or Condominium Unit Owner (as applicable), including without limitation, any terraces or patios adjacent to the Residential Unit, the Hotel Unit, a Commercial Unit and/or any Condominium Units, the applicable Owner or Condominium Unit Owner shall have exclusive use of same (subject to the rights of Shared Facilities Manager as elsewhere provided herein), and shall be responsible for the cleaning, maintenance, repair and upkeep of same, provided that (i) to the extent such features constitute Shared Facilities, Shared Facilities Manager shall be responsible for any necessary structural repairs or replacements as hereinabove provided in this Article and (ii) to the extent such features constitute Tower B Shared Facilities, such features shall be maintained as provided in Section 6.3(e) below.

(b)	The maintenance and operation of the Amenities Areas in accordance with the Project Standard are of critical importance to the overall value and desirability of Paseo de la Riviera given the visibility and impact of such areas on the balance of the project. Accordingly, except as otherwise provided in any Supplemental Declaration, each Owner of the Residential Unit and Hotel Unit shall be responsible for the maintenance, repair, cleaning and upkeep of the Amenities Area within its respective Unit in accordance with the Project Standard and Legal Requirements, including without limitation the following: (i) the chemical treatment of the water of the pool(s) and spa(s) within the Amenities Area, (ii) the maintenance, repair and/or replacement of the pool/pool tub (including all structural and nonstructural aspects thereof), pool pump and all other mechanical equipment serving the pool(s) and spa(s) within the Amenities Area or in or about the Unit, (iii) the roofs, roof support elements and roofing insulation located below the pool, pool tub or pool deck within the Amenities Area, (iv) the general cleaning and skimming of the pool(s) and spa(s) within the Amenities Area, (v) the maintenance, repair and/or replacement of the surface and/or finish of the Amenities Area, whether same requires repainting, re-marciting, re-tiling or otherwise, and (vi) any costs resulting from the failure by such Owner to maintain, repair and/or replace the Amenities Area (which would not otherwise need to be incurred if the Amenities Area were properly maintained, repaired and/or replaced).

Declaration of Covenants

(c)	The Owner of a Unit that includes or has appurtenant Amenities Areas or exclusive use rights with respect to recreational/amenities areas, terraces, balconies or other similar improvements, shall be liable for any Losses which may result from the existence of same, be it Losses to property and/or injury or death to persons, and shall indemnify and hold the Owner of any other Unit suffering such Losses, any affected Condominium Unit Owner, Shared Facilities Manager, Declarant and Declarant’s Mortgagee, and its and their respective directors, officers, employees, tenants, mortgagees, contractors, agents and affiliates (as applicable), harmless from and against any and all Losses whatsoever connected with any such facilities, areas or improvements as contemplated herein.

(d)	As to any windows and glass doors bounding a Unit or Condominium Unit (as applicable), together with all hardware, framing and/or sealing of same, the applicable Owner or Condominium Unit Owner, at its expense, shall be liable for the routine repair and upkeep as necessary to maintain same in good working order and in accordance with the Project Standard and other requirements of this Declaration, provided that (i) except as otherwise provided by separate written agreement, the Hotel Unit Owner shall be responsible for the maintenance, repair and replacement of all glass walls, windows and doors (including the framing and hardware associated with sliding glass doors) that are part of the Tower B Shared Facilities as provided below, (ii) the Tower A Commercial Unit Owner shall be responsible for the maintenance, repair and replacement of the glass windows and doors enclosing its Commercial Unit, at such Owner’s expense, and (iii) except as provided in clause (i) and (ii) above, Shared Facilities Manager shall be responsible for the project-wide maintenance, repair and replacement of glass walls, windows and doors (including the framing and hardware associated with sliding glass doors) that are part of the Shared Facilities as provided above and the costs thereof shall be included in Shared Facilities Costs.

(e)	As to the Tower B Shared Restrooms, any other Tower B Shared Facilities and the Tower B Exclusive Facilities, except as otherwise provided by separate written agreement, the Hotel Unit Owner shall be responsible for the cleaning, maintenance, repair and upkeep of same. Except as otherwise provided by separate agreement, the costs and expenses incurred by the Hotel Unit Owner hereunder for the Tower B Shared Restrooms, any other Tower B Shared Facilities and the Tower B Exclusive Facilities shall be equitably and reasonably allocated between the Hotel Unit and the Tower B Commercial Unit, provided that, subject to the terms of Section 11.9, if repair or replacement of the Tower B Shared Restrooms, facilities therein, any other Tower B Shared Facilities or the Tower B Exclusive Facilities is required due to damage caused by the Tower B Commercial Unit Owner or its Permitted Users, the cost thereof shall be paid solely by the Tower B Commercial Unit Owner. Except as otherwise provided by separate written agreement, the Hotel Unit Owner shall have all of the rights, obligations and responsibilities with respect to the Tower B Shared Facilities and Tower B Exclusive Facilities (including operational and administrative responsibilities) as Shared Facilities Manager has under this Declaration with respect to the Shared Facilities Costs, including without limitation the right to levy Assessments to pay for the cost thereof and to impose liens upon failure to pay, except that such Assessments shall be levied against the Tower B Commercial Unit rather than all Units. In order to accommodate the foregoing, Declarant has reserved and granted the easements set forth in Section 4.7 in favor of the Hotel Unit Owner (and its designees). All maintenance, repairs, replacements and insurance by the Hotel Unit Owner with respect to the Tower B Shared Facilities and Tower B Exclusive Facilities shall be undertaken or procured in accordance with the requirements imposed under this Declaration on Shared Facilities Manager with respect to Shared Facilities, the Construction Practices, the Project Encumbrances (where applicable) and otherwise in such a manner and as frequently as necessary to insure that the Tower B Shared Facilities and Tower B Exclusive Facilities are and remain consistent with the Project Standard. Any Assessments and liens in favor of the Hotel Unit Owner arising under this Section with respect to the Tower B Shared Facilities and Tower B Exclusive Facilities shall be subject and subordinate to the Assessments and liens in favor of Shared Facilities Manager under this Declaration.

Declaration of Covenants

6.4	Landscaping. Shared Facilities Manager shall maintain and irrigate, and replace when necessary, the trees, shrubbery, grass and other landscaping included in the Shared Facilities, including without limitation landscaping around and/or serving any exterior portion of The Properties, landscaping of areas along Madruga Avenue or any other rights-of-way adjacent to The Properties, and exterior landscaping on any Unit and/or its recreational facilities and amenities areas that are part of the project-wide landscaping scheme or visible by more than one Unit (but expressly excluding any plants, shrubbery or other landscaping materials within any recreational facilities or amenities areas included in or designated for the exclusive use of one Unit to the exclusion of all other Units, such as the Amenities Areas), in a neat, orderly and attractive manner and consistent with the general appearance of The Properties as a whole and the Project Standard. Each Owner of a Unit shall be responsible for maintenance, irrigation and/or replacement of landscaping within its Unit that is not part of the project-wide landscaping scheme or visible by more than one Unit and any landscaping located on the Amenities Area, at such Owner’s cost and expense. Shared Facilities Manager shall have the right to delegate responsibility for landscaping that is part of the Shared Facilities but located within any Unit to the Owner of such Unit, at its expense, as provided in Section 6.9 below. Landscaping shall be maintained by any party responsible therefor hereunder consistent with the general appearance of The Properties as initially landscaped (such standard being subject to being raised by virtue of the natural and orderly growth and maturation of applicable landscaping, as properly trimmed and maintained), in addition to consistency with the Project Standard.

6.5	Exterior Project Lighting. Shared Facilities Manager shall be responsible for the operation, maintenance, repair and replacement of all exterior project lighting and all street or exterior lighting fixtures, installations and equipment serving or being part of the Shared Facilities (solely or primarily) and/or which are part of an exterior lighting scheme applicable to more than one Unit within Paseo de la Riviera, even if same are located within a Unit other than the Shared Facilities Unit or the common areas/elements owned or administered by the Owner thereof or Unit Specific Manager therefor (and said fixtures, installations and equipment shall be deemed Shared Facilities for the aforesaid purposes). Each Owner of a Unit shall be responsible for maintenance, repair and replacement of all lighting within its Unit that is not part of an exterior lighting scheme or the Shared Facilities and any lighting located on the Amenities Area (whether or not same are part of an exterior lighting scheme applicable to more than one Unit), at such Owner’s cost and expense. In the event of doubt as to whether any particular street or exterior lighting serves or is part of the Shared Facilities solely or primarily, or is part of an exterior lighting scheme applicable to more than one Unit within Paseo de la Riviera, the decision of Shared Facilities Manager in such regard shall be final and conclusive. No Unit Owner (or Condominium Unit Owner), shall make any change or modification to any exterior project lighting fixtures, installations and equipment serving or being part of the Shared Facilities (solely or primarily) and/or which are part of an exterior lighting scheme applicable to more than one Unit within Paseo de la Riviera, or any change and/or modification which may affect the exterior project lighting scheme. Notwithstanding the foregoing, in the event that any Owner and/or Unit Specific Manager requests Shared Facilities Manager to maintain, repair or replace any street or exterior lighting fixtures, installations or equipment which would not otherwise fall under Shared Facilities Manager’s responsibilities hereunder, then Shared Facilities Manager may (in its sole discretion) do so as long as all costs and expenses thereof are paid by the requesting Owner and/or Unit Specific Manager. Charges for electricity used by street or exterior lights billed to (a) a Unit (other than the Shared Facilities Unit) shall be paid by the Owner thereof or Unit Specific Manager therefor (as applicable), and (b) the Shared Facilities Unit or Shared Facilities Manager shall be part of the Assessments charged to Owners by Shared Facilities Manager. Lighting in outdoor areas may be limited to downcast lighting after certain hours as determined by Shared Facilities Manager, and all lighting (including interior lighting within any Unit that is visible from the exterior of The Properties) shall be maintained, repaired and replaced by any party responsible therefor hereunder consistent with the Project Standard and subject to any limitations and restrictions imposed by Legal Requirements.

Declaration of Covenants

6.6	Water, Sewer and Drainage Facilities. The maintenance obligations of Shared Facilities Manager shall include, without limitation, (a) the duty and obligation to operate and maintain any portion of the private water and sanitary sewer facilities (regardless of where located within The Properties) serving the Shared Facilities Unit and/or more than one Unit in accordance with the Project Encumbrances, the requirements of the Water and Sewer Department for the County and any other applicable Governmental Authority, and (b) the duty and obligation to (i) operate and maintain any portion of the surface water management system (regardless of where located with The Properties) serving the Shared Facilities Unit and/or more than one Unit in accordance with any permit(s) issued by the Department of Environmental Resources Management (DERM) and/or any other applicable water management district and the Project Encumbrances (as applicable), (ii) carry out, maintain, and monitor any required wetland mitigation tasks and (iii) maintain copies of all permitting actions and other documentation with regard to same.

6.7	Maintenance to retain LEED Certification. Paseo de la Riviera shall achieve LEED certification and any new Structures or alterations to existing Structures shall also achieve LEED certification (or any successor or equivalent nationally-recognized energy or environmental design rating system) equal to (or higher than) the LEED certification for the initial Structures. All maintenance, repair and replacement of The Properties shall be performed, undertaken or obtained, as applicable, to the standards required to maintain and retain such level of LEED certification (or an equivalent level under such other energy or environmental design rating system), and the costs incurred by Shared Facilities Manager to maintain and retain such certification or rating may be included in Shared Facilities Costs.

6.8	Maintenance of Unit Exclusive Facilities. Notwithstanding the location of Unit Exclusive Facilities within the Burdened Units, the systems, equipment and other facilities located within or comprising the Unit Exclusive Facilities (such as the elevator cabs, cables, machinery and equipment, the HVAC systems, the wires, cables, generators and other apparatus used in the delivery of the utility services, etc.), to the extent installed by the Owner of the Benefitted Unit served exclusively thereby, shall be and remain the property of such Benefitted Unit Owner. The Unit Exclusive Facilities shall be solely maintained, repaired and replaced by the Owner of the Benefitted Unit served exclusively by such facilities, at its cost and expense (and neither any other Owner (including the Owner of the Burdened Unit) nor Shared Facilities Manager shall have any obligation for the maintenance, repair or replacement of same or the cost thereof). In order to accommodate the foregoing, Declarant has reserved and granted the easements set forth in Section 4.8 in favor of all future Owners of the Benefitted Units (and their respective designees).

Declaration of Covenants

6.9	Maintenance Generally. Notwithstanding anything contained herein to the contrary, the following general provisions shall govern with respect to maintenance obligations under this Declaration:

(a)	All maintenance obligations must be undertaken by the party responsible therefor (including Shared Facilities Manager and any Owner) in such a manner and as frequently as necessary to assure (at a minimum) that the portions being maintained are consistent with the general appearance of The Properties as initially constructed and otherwise improved (and with respect to Structures and other exterior improvements, taking into account, however, normal weathering and fading of exterior finishes, but not to the point of unsightliness), and otherwise in accordance with the Project Standard and in compliance with all Legal Requirements, all Insurance Requirements and the terms and conditions of the Project Encumbrances (where applicable).

(b)	With respect to the maintenance obligations of the Unit Owners set forth in this Declaration, and to assure that the maintenance is performed to the Project Standard (or such higher standard as may be required hereunder), each Unit Owner agrees (i) unless waived by Shared Facilities Manager, to contract with Shared Facilities Manager and/or a vendor first approved by Shared Facilities Manager to perform such maintenance (i.e., no vendor shall be used by any Owner to perform maintenance work hereunder unless such vendor is pre-approved by Shared Facilities Manager), and (ii) to perform all maintenance and repairs to its Unit (or any portion thereof) in accordance with the Construction Practices. Shared Facilities Manager may waive its right to approve vendors hereunder at any time if, in Shared Facilities Manager’s sole discretion, it desires to do so. In addition, Shared Facilities Manager’s failure to enforce the requirements set forth in this subsection shall not be deemed a waiver of such right or restrict Shared Facilities Manager’s right to enforce same in the future, nor shall Shared Facilities Manager be liable to any Owner or its Permitted Users or any third parties on account of such failure to enforce such requirements.

(c)	Shared Facilities Manager shall have the right to delegate maintenance responsibilities for certain portions of Shared Facilities (such as, by way of example and not limitation, landscaping, roofs, signage and the like) located within, appurtenant to or designated for the exclusive use of any Unit or Units to the Owner(s) of such Unit or Units on a temporary or permanent basis as may be determined by Shared Facilities Manager. Upon any such delegation, to the extent such maintenance responsibilities are shifted from Shared Facilities Manager hereunder to another Unit Owner, Shared Facilities Costs shall be reasonably adjusted and the Owner of the applicable Unit shall perform the maintenance responsibility so delegated at its sole cost and expense in accordance with the requirements of this Declaration. Nothing contained herein shall limit or restrict the right and ability of any Unit Owner who has been delegated maintenance responsibilities hereunder for any portion of the Shared Facilities to agree to perform (or cause the performance of) such maintenance obligations jointly or on a cooperative basis.

Declaration of Covenants

6.10	Right of Entry. In addition to such other remedies as may be available under this Declaration, in the event that an Owner fails to maintain a Structure, Unit (including any Amenities Areas located therein or other recreational facilities), Shared Facilities or Unit Exclusive Facilities as required hereby, Shared Facilities Manager shall have the right to enter upon the Unit in question or the Burdened Unit (in the case of the failure to maintain Unit Exclusive Facilities) and perform such duties; provided, however, that other than in the event of an emergency (in which case no notice is required, though notice shall be provided within a reasonable time following an emergency), such entry shall be during reasonable hours and only after five (5) business days’ prior written notice (or such longer time as may reasonably be required to effect such repair to the extent that said curative activity cannot reasonably be completed within such five (5) business day period). The Owner having failed to perform its maintenance duties shall be liable to Shared Facilities Manager for the costs of performing such remedial work and shall pay a surcharge of not more than twenty-five percent (25%) of the cost of the applicable remedial work, all such sums being payable upon demand and to be secured by the lien provided for in Article 15 hereof. Without limiting the generality of the foregoing, Shared Facilities Manager shall have all of the same rights to bring an action at law against the Owner having failed to perform its maintenance duties, to record a claim of lien against such Owner’s Unit, to foreclose such lien, and/or to exercise any and all other remedies under this Declaration or applicable law, as are available to Shared Facilities Manager with respect to an Owner’s failure to pay any Assessments under Article 15 hereof. No bids need be obtained for any of the work performed pursuant to this Section and the person(s) or company performing such work may be selected by Shared Facilities Manager in its sole discretion. There is hereby created an easement in favor of Shared Facilities Manager, and its applicable designees over each Unit for the purpose of entering onto the Unit in the performance of the work herein described, provided that the notice requirements of this Section are complied with.

7.	CERTAIN USE RESTRICTIONS

7.1	Applicability. The provisions of this Article 7 shall be applicable to all of The Properties but shall not be applicable to Declarant, the Shared Facilities Unit Owner, Shared Facilities Manager or any of its or their designees or to Units or other property owned by Declarant, the Shared Facilities Unit Owner or its or their designees.

7.2	Uses of Units and Structures. All Units and Structures shall be used for the general purposes for which they are designed and intended and at all times used, operated and maintained in accordance with applicable zoning and other Legal Requirements, all Insurance Requirements and any conditions and restrictions applicable to same (including, without limitation, any contained in the Project Encumbrances or a deed or lease of the Unit/Structure from Declarant, as same may be amended from time to time). Notwithstanding anything herein contained to the contrary, the name of the Unit is assigned only for convenience of reference, and is not intended, nor shall it be deemed to limit or otherwise restrict, the permitted uses thereof.

7.3	Utilities. Use of the Shared Facilities for utilities, as well as use of the other utility easements affecting The Properties as shown on relevant plats or by separate recorded instruments, shall be in accordance with the applicable provisions of this Declaration and said plats or recorded instruments. Notwithstanding anything herein to the contrary, access to and use of FPL Vault Rooms within The Properties shall be subject to any and all limitations, restrictions or requirements of Florida Power & Light Company (and its successors and assigns) pursuant to any recorded instruments, policies of the utility company or otherwise.

Declaration of Covenants

7.4	Nuisances and Noise. Nothing shall be done or maintained on any Unit which contravenes Legal Requirements or may be or become an annoyance or nuisance to the occupants of other Units, and no use or operation will be made, conducted or permitted on any part of The Properties which use or operation is clearly incompatible or inimical to the development or operation of Paseo de la Riviera in accordance with the Project Standard. Included among the uses which are so incompatible or inimical are uses or operations which consist of the following uses or which produce or are accompanied by the following characteristics, which list is not intended to be all inclusive:

(a)	motor vehicle service, fuel or gas stations (electric car charging stations shall be permitted), motor vehicle repairs including without limitation any body and fender repair work, or the displaying, renting, leasing, or sale of any automobile, truck, boat, trailer or other motor vehicle that is not entirely conducted inside of a building, provided that the foregoing shall not restrict a car wash service or the sale or rental of recreational vehicles so long as such operations meet the Project Standard;

(b)	a venture whose primary business is operation of video or arcade games;

(c)	adult book or video store;

(d)	warehouse or industrial use;

(e)	storage facilities unless incidental to another use permitted on The Properties;

(f)	any use with a drive-through other than (A) a coffee shop (e.g., Starbucks or Caribou Coffee), (B) banking facilities, (C) cleaners, if otherwise permitted herein, or (D) pharmacies;

(g)	establishment for the sale of guns or other firearms, except by a sporting goods retailer that sells firearms as an ancillary use;

(h)	tattoo or piercing parlor;

(i)	so-called “head shops,” which are defined as facilities primarily used for selling products intended to assist, aid, or used in conjunction with the consumption of illegal drugs;

(j)	sale or provision of marijuana, whether for therapeutic, medicinal or other purposes (other than dispensed by a licensed pharmacist, licensed physician or other licensed professional);

(k)	any obnoxious odor except customary odors emanating from restaurants;

(l)	any fire, explosion or other damaging or dangerous hazard, including the storage, display, or sale of explosives or fireworks (other than incidental sales thereof by a retail establishment operating in more than 20,000 square feet);

(m)	any distillation (other than so-called micro-brewing of beer or small wine making operation if permitted by applicable Legal Requirements), refining, smelting, agriculture or mining operations, provided that an indoor hydroponic growing operation, roof top plantings and/or patio plantings shall be permitted so long as the products produced from same are not otherwise precluded for sale hereunder;

Declaration of Covenants

(n)	any mobile home or trailer court, labor camp, junk yard, stock yard or animal raising; provided, however, that, notwithstanding the foregoing, pet shops shall be permitted;

(o)	any drilling for and/or removal of subsurface substances;

(p)	any dumping of garbage or refuse, other than in enclosed receptacles intended for such purpose;

(q)	any cemetery, mortuary or similar service establishment;

(r)	any fire sale, bankruptcy sale (unless pursuant to a court order) or auction operation;

(s)	any designated church, synagogue, mosque or other place of worship;

(t)	any second-hand or thrift stores, or flea markets, except that high-end consignment shops (such as Rent the Runway) shall be permitted;

(u)	any dry cleaning facilities utilizing hazardous substances with an on-premises plant; provided, however, that nothing contained herein shall preclude a drop-off/pick-up dry cleaning business as long as no cleaning services are conducted at such location;

(v)	use or occupancy of a Structure by a discount or reduced-price general or specialty retailer or merchandiser, including, but not limited to, Wal-Mart, Costco, K-Mart, Sam’s Club, T. J. Maxx, or Marshall’s, provided, however, that Target or equivalent shall not be prohibited; and

(w)	a hospital, but the foregoing shall not preclude (A) an urgent medical care facility, (B) beauty salons, spas and other operations offering skin and dermatology services, or (C) general doctor, dental and medical offices.

Any activity on a Unit which interferes with television, cable or radio reception on another Unit shall also be deemed a nuisance and a prohibited activity. In the event of a dispute or question as to what may be or become a nuisance or otherwise a violation hereof, such dispute or question shall be submitted to Shared Facilities Manager, who shall render a decision in writing, which decision shall be dispositive of such dispute or question. Notwithstanding anything herein contained to the contrary, each Owner, by acceptance of a deed or other conveyance of any portion of The Properties, shall be deemed to understand and agree that Paseo de la Riviera (and the Units within it) is an active urban environment and is intended to include (without creating any obligation) hotel, residential, retail, restaurants, parking, office and other operations that will likely attract a broad and diverse base from among the public. It is hereby confirmed generally that any and all activities typical of such an urban environment or in any way related to any and all such operations, including any associated noise, traffic congestion and/or other inconveniences, shall not be deemed a nuisance hereunder. There are a number of existing buildings and potential building sites that are contemplated within, and/or nearby to, Paseo de la Riviera, including the University of Miami. As such, Owners and their Permitted Users will be affected by construction noise during the construction of Paseo de la Riviera and/or other noise that exists in urban environments (including, but not limited to, vehicle and traffic noise (including loading and unloading of trucks), construction noise from other buildings or building sites, sirens and horns, noise from restaurants and clubs, festivals or other gatherings, loud music, noise from outdoor pool areas and other recreational areas, mechanical noise from the Structures within or neighboring The Properties, noise from the nearby roadways, MetroRail and MetroRail stations (including announcements from outdoor speakers and/or train noise), and/or aircraft noise). Other operations at The Properties, such as restaurants, cafes, bakeries and/or other food service operations from the Commercial Units and/or other portions of The Properties, may result in the creation of odors which may affect all portions of The Properties. By acquiring any portion of The Properties, each Owner, for such Owner and its Tenants and other Permitted Users, and its and their successors and/or assigns, agrees (i) that none of the foregoing noises or operations during the day or at night shall be deemed a nuisance hereunder, (ii) not to object to any of the foregoing noises or operations or any other operations associated with the Units, and (iii) to release Declarant and Shared Facilities Manager from any and all claims for damages, liabilities and/or losses suffered as a result of the existence of the operations from the various Units, and the noises, inconveniences and disruption resulting therefrom.

Declaration of Covenants

7.5	Shared Office Restriction. For so long as the Tower A Commercial Management Agreement is in full force and effect and Tower A Office Manager is managing one hundred percent (100%) of the Tower A Office Space pursuant to and in accordance with the terms and conditions of the Tower A Commercial Management Agreement, to the extent allowed by Legal Requirements, no space within a Unit owned by Declarant within the Properties (other than the Tower A Office Space or any hotel or residential portion(s) of the Structure that contains the Tower A Office Space) shall be used or occupied by a Tenant or any assignee or subtenant of a Tenant whose primary business in the Unit will consist of being a Direct Competitor of Tower A Office Manager. As used herein, “Direct Competitor” means any person or entity whose primary business is managing and operating co-working spaces, executive office suites, or shared office spaces and related amenities for rental and other permitted use by multiple third parties. Shared Facilities Manager shall have the unilateral right to execute and record a Supplemental Declaration deleting this Section 7.5 from this Declaration if the Tower A Commercial Management Agreement is terminated or Tower A Office Manager is no longer entitled to the foregoing exclusive for any reason pursuant to the terms of the Tower A Commercial Management Agreement.

7.6	Parking and Vehicular Restrictions. Parking in or on the Shared Facilities shall be restricted to the parking areas therein designated for such purpose (if any). Except only as may be expressly permitted by Shared Facilities Manager, no person shall park, store or keep on any portion of the Shared Facilities any large commercial type vehicle (for example, dump truck, motor home, trailer, cement mixer truck, oil or gas truck, delivery truck), nor may any person keep any other vehicle on the Shared Facilities which is deemed to be a nuisance by Shared Facilities Manager. No trailer, camper, motor home or recreation vehicle shall be used as a residence, either temporarily or permanently, or parked on the Shared Facilities. Except only as may be expressly permitted by Shared Facilities Manager, no person shall conduct major repairs (except in an emergency) or major restorations of any motor vehicle, boat, trailer, or other vehicle upon any portion of the Shared Facilities. All vehicles will be subject to height, width and length restrictions and other rules and regulations now or hereafter adopted by Shared Facilities Manager. The foregoing restrictions shall apply to the Shared Facilities only; it being understood that the parking and vehicular restrictions within the Parking Unit shall be subject to such rules and regulations as may be established from time to time by the Parking Unit Owner.

7.7	Master Life Safety Systems. No Owner shall make any additions, alterations or improvements to the Master Life Safety Systems, and/or to any other portion of The Properties which may impair the Master Life Safety Systems or access to the Master Life Safety Systems, without first receiving the prior written approval of Shared Facilities Manager. In that regard, no lock, chain or other device or combination thereof shall be installed or maintained at any time on or in connection with any door on which panic hardware or fire exit hardware is required. Stairwell identification and emergency signage shall not be altered or removed by any Owner or Condominium Unit Owner whatsoever. No barrier including, but not limited to personalty, shall impede the free movement of ingress and egress to and from all emergency ingress and egress passageways.

Declaration of Covenants

7.8	Signs. Subject to the terms of Section 3.7, no sign, poster, display, billboard or other advertising device of any kind shall be displayed to the public view on any portion of the Shared Facilities without the prior written consent of Shared Facilities Manager, except signs, regardless of size, used by Declarant, its successors or assigns, for advertising during the construction, sale and leasing period.

7.9	Animal Restriction. Except for service animals permitted by applicable law, no pets, livestock, reptiles or poultry of any kind shall be raised, bred, or kept on or in any portion of The Properties. Domesticated dogs and/or cats may be maintained on The Properties provided such pets: (a) are permitted to be so kept by applicable Project Encumbrances, Legal Requirements and Insurance Requirements, (b) are not left unattended on balconies, terraces or in lanai areas, (c) generally, are not a nuisance to residents of other Units or of neighboring buildings and (d) are not a breed considered to be dangerous by Shared Facilities Manager, in its sole discretion; provided, however, that (i) Shared Facilities Manager shall not be liable for any personal injury, death or property damage resulting from a violation of the foregoing or the existence of pets on The Properties in general, (ii) any Owner or occupant who keeps or maintains a pet within The Properties shall indemnify and hold Shared Facilities Manager, Declarant, Declarant’s Mortgagee, and all other Owners and Condominium Unit Owners, and its and their respective directors, officers, employees, tenants, mortgagees, contractors, agents and affiliates (as applicable), harmless from and against any and all Losses in any way whatsoever arising by reason of or connected with keeping or maintaining such pet within The Properties, and (iii) pets (including domesticated dogs and/or cats) may not be maintained on any Unit if precluded by the Owner of such Unit or any Unit Specific Declarations (or any rules and regulations promulgated thereunder). Any landscaping damage or other damage to the Shared Facilities or any other portion of The Properties caused by a pet must be promptly repaired by the pet’s owner. Shared Facilities Manager retains the right to effect said repairs and charge the owner therefor. Any Unit Owner may establish additional rules, regulations and restrictions with respect to animals within its Unit, subject to applicable Legal Requirements and the Project Encumbrances.

7.10	Trash. No rubbish, trash, garbage or other waste material shall be kept or permitted on the Shared Facilities, except in those areas expressly designed for same or as otherwise approved by Shared Facilities Manager, and no odor shall be permitted to arise therefrom so as to render the Shared Facilities or any portion thereof unsanitary, unsightly, offensive or detrimental to any other property in the vicinity thereof or to its occupants. Rubbish, trash, garbage or other waste materials within the Units shall be maintained in secure areas not visible to the public. Trash receptacles located in the public areas of any Unit intended for public use shall be kept and maintained in a neat, clean and sanitary condition, and shall be emptied as often as necessary to prevent same from becoming unsightly and/or emitting unpleasant odors. No lumber, grass, shrub or tree clippings or plant waste, metals, bulk material or scrap or refuse or trash shall be kept, except within an enclosed structure appropriately screened from view erected for that purpose, if any, and otherwise in accordance with the approval of Shared Facilities Manager. All rubbish, trash, garbage and other waste materials shall be removed and disposed of in compliance with Legal Requirements and using a vendor that meets the requirements (if any) of the City and any other applicable Governmental Authority. Without limiting the foregoing, all Owners and Tenants shall segregate and save for collection all recyclable refuse if required by (and in accordance with) Legal Requirements.

Declaration of Covenants

7.11	Temporary Structures. Except as may be used or permitted by Declarant or Shared Facilities Manager during periods of construction or renovation, no structure of a temporary nature (including, without limitation, trailers, tents, shacks or mobile homes or offices) shall be located or used within The Properties, provided that the foregoing shall not restrict temporary structures (such as tents) that are ancillary to entertainment and other permitted uses within The Properties so long as such temporary structures are approved by Shared Facilities Manager, meet the Project Standard and are installed and maintained in accordance with Legal Requirements and Insurance Requirements.

7.12	Post Tension Restrictions. Notwithstanding anything herein contained to the contrary, inasmuch as the improvements constructed within The Properties have utilized post tension cables and/or rods, absolutely no penetration shall be made to any floor, roof or ceiling slabs without the prior written consent of Shared Facilities Manager and review of the as-built plans and specifications for such improvements to confirm the approximate location of the post tension cables and/or rods. The plans and specifications for such improvements shall be maintained by Shared Facilities Manager. Each Owner, by accepting a deed or otherwise acquiring title to a Unit or Condominium Unit shall be deemed to: (i) have assumed the risks associated with post tension construction, and (ii) agree that the penetration of any post tension cables and/or rods may threaten the structural integrity of the improvements. Each Owner hereby releases Shared Facilities Manager, Shared Facilities Owner and Declarant, its and their partners, contractors, architects, engineers, and its and their officers, directors, shareholders, employees and agents, from and against any and all liability that may result from penetration of any of the post tension cables and/or rods.

7.13	Hurricane Evacuation Procedures. Upon notice of approaching hurricanes, all furniture, plants and other movable objects must be removed from any sidewalks, balconies, terraces and/or other outdoor areas. IN THE EVENT THAT AN EVACUATION ORDER IS ISSUED BY ANY APPLICABLE GOVERNMENTAL AGENCY, ALL OWNERS MUST PROMPTLY COMPLY WITH SAID ORDER. Shared Facilities Manager shall have the right from time to time to establish hurricane preparedness and evacuation policies, and each Owner shall fully comply with same (and shall cause its Tenants and other Permitted Users to do so as well).

7.14	Pool Deck Restrictions. The Residential Unit Owner shall be bound by and comply with all applicable Legal Requirements of the City (including without limitation the City’s Codes and Ordinances) and any other applicable Governmental Authority relating to noise and nuisance, and shall implement and enforce policies, rules, regulations and limitations with respect to noise and nuisance on the pool deck and other Amenities Areas located within its Unit in accordance with such Legal Requirements. The Residential Unit Owner agrees to include binding provisions in its rental or other occupancy agreements with Tenants and other Permitted Users of the Residential Unit to compel enforcement of such policies, rules, regulations and limitations. The Residential Unit Owner further agrees to install and maintain a sound-attenuating fabric and/or other sound dampening material as well as shrubbery concealing such fabric or material from view along the southern perimeter of the Amenities Area located within the Residential Unit. Shared Facilities Manager shall also have the right, from time to time, to establish rules and regulations regarding the use and operation of the pool decks and other Amenities Areas within the Units, including without limitation provisions limiting noise and lighting on pool decks (e.g., limiting lighting to downcast lighting only after certain hours) and permitted hours of use/operation, provided same are implemented and enforced in a non-discriminatory manner with respect to all pool decks and other comparable Amenities Areas located on The Properties. In the event the Residential Unit Owner fails to maintain and operate its pool deck or other Amenities Areas in accordance with this provision or any such rules and regulations, Shared Facilities Manager shall have all rights and remedies available to it under this Declaration, including Section 6.10 and Article 9 hereof.

Declaration of Covenants

7.15	Additional Restrictions. Declarant may from time to time impose additional restrictions on The Properties or any portion thereof by Supplemental Declaration executed by Declarant and Shared Facilities Manager without the consent or joinder of any person or entity (other than Declarant’s Mortgagee and the Owner(s) of the encumbered property if other than Declarant), whereupon such additional restrictions shall encumber and be binding upon the portions of The Properties stated therein.

7.16	Variances. Shared Facilities Manager shall have the right and power to grant variances from the provisions of this Article 7 and from Shared Facilities Manager’s rules and regulations for good cause shown, as determined in the reasonable discretion of Shared Facilities Manager. Grounds for granting a variance may include, without limitation, changes in circumstances, Legal Requirements, other construction or uses on The Properties or nearby land, or bona fide good faith error in submission or review of documents or materials. In considering requests for variances, Shared Facilities Manager may take into account the pattern of development, consistency in treatment of requests for variances, and the relationship between the cost to the Owner of the variance not being granted and the importance of the covenant from which a variance is being sought. Shared Facilities Manager may require the submission of such documents and items (including, without limitation, written request for and a detailed description of the variance requested), as it reasonably considers appropriate, in connection with its consideration of a request for a variance. If Shared Facilities Manager approves such request for a variance, Shared Facilities Manager shall evidence such approval, and grant its permission for such variance, only by written instrument, addressed to the Owner of the portion of The Properties relative to which such variance has been requested, describing the applicable covenant(s) and the particular variance requested, expressing the decision of Shared Facilities Manager to permit the variance, describing (when applicable) the conditions (which may be affirmative and/or negative in nature) on which the variance has been approved signed by Shared Facilities Manager. Any request for a variance will be considered disapproved for the purposes hereof in the event of either (a) written notice of disapproval from Shared Facilities Manager; or (b) failure by Shared Facilities Manager to respond to the request for variance within thirty (30) days following its submission. Any variance granted or denied by Shared Facilities Manager shall not preclude Shared Facilities Manager from granting or denying a variance in any other circumstance, and no variance granted as aforesaid shall alter, waive or impair the operation or effect of the provisions of this Article 7 in any instance in which such variance is not granted, nor shall same alter, waive or impair the operation or effect of any restrictions, requirements or provisions contained in any Project Encumbrances then in effect (which shall remain in full force and effect unless and until a waiver or variance is granted in accordance with the provisions thereof). Shared Facilities Manager shall not be liable to any Owner, Permitted User or any other party with regard to any variance granted hereunder, nor shall Shared Facilities Manager be responsible for the failure of any Owner, Permitted User or any other party to comply with the provisions of this Article 7.

7.17	Non-Conversion Provision. Each Owner, by acceptance of a deed or other conveyance of any portion of The Properties, shall be deemed to understand, covenant and agree that it will not designate, or convert, any Unit or other portion of The Properties to residential condominium form of ownership prior to the earlier of (i) the expiration of the statute of repose set forth in Section 95.11(3)(c), Florida Statutes, or (ii) December 31, 2030 (the “Non-Conversion Termination Date”). Declarant may (but shall not be obligated to) record a separate restrictive covenant against The Properties that prohibits the conversion of any portion of The Properties into residential condominium form of ownership through the Non-Conversion Termination Date. Additionally, if any Owner sells its Unit to a third party prior to the Non-Conversion Termination Date, such Owner shall record a restrictive covenant against the Unit that prohibits the conversion of the Unit into residential condominium form of ownership through the Non-Conversion Termination Date, at the time such Owner closes on the sale of its Unit. The form of restrictive covenant shall be provided to Declarant and Shared Facilities Manager for review and approval prior to recordation of same, with the final recorded restrictive covenant to be provided to Declarant and Shared Facilities Manager promptly following recordation in the Public Records of Miami-Dade County, Florida. Each Owner shall indemnify and hold Shared Facilities Manager, Declarant and Declarant’s Mortgagee, and its and their respective directors, officers, employees, tenants, mortgagees, contractors (including without limitation the general contractor, architect and engineers who furnished services in connection with the initial construction of the Structures), agents and affiliates (as applicable), harmless from and against any and all Losses in any way whatsoever arising out of or connected with such Owner’s failure to comply with the terms of this Section. The Non-Conversion Termination Date is not a fixed date under Section 95.11(3)(c), Florida Statutes and is dependent upon certain conditions. Once the Non-Conversion Termination Date is known, can be determined or actually occurs, Declarant shall have the right (but not the obligation) to record notice of such date and/or modifications or extensions of such date as Declarant deems appropriate, by Supplemental Declaration or other recorded instrument.

Declaration of Covenants

7.18	Declarant Exemption. In order that the development of The Properties may be undertaken and The Properties established as a fully occupied community, no Owner, nor any Unit Specific Manager shall do anything to interfere with Declarant’s activities. Without limiting the generality of the foregoing, nothing in this Declaration shall be understood or construed to:

(a)	Prevent Declarant, its successors or assigns, or its or their contractors or subcontractors, from doing on any property owned by them whatever they determine to be necessary or advisable in connection with the completion of the development of The Properties, including without limitation, the alteration of its construction plans and designs as Declarant deems advisable in the course of development and/or enlargement (and in that regard, all models or sketches showing plans for development of The Properties, as same may be expanded, may be modified by Declarant at any time and from time to time, without notice); or

(b)	Prevent Declarant, its successors or assigns, or its or their contractors, subcontractors or representatives, from erecting, constructing and maintaining on any property owned or controlled by Declarant, or its successors or assigns or its or their contractors or subcontractors, such structures as may be reasonably necessary for the conduct of its or their business of completing said development and establishing The Properties as a community and disposing of the same by sale, lease or otherwise; or

(c)	Prevent Declarant, its successors or assigns, or its or their contractors or subcontractors, from conducting on any property owned or controlled by Declarant, or its successors or assigns, its or their business of developing, subdividing, grading and constructing improvements in The Properties and of disposing of Units and/or Structures therein by sale, lease or otherwise; or

(d)	Prevent Declarant, its successors or assigns, from determining in its sole discretion the nature of any type of improvements to be initially constructed as part of The Properties and/or on other real property subsequently added to The Properties; or

(e)	Prevent Declarant, its successors or assigns or its or their contractors or subcontractors, from maintaining such sign or signs on any property owned or controlled by any of them as may be necessary in connection with the operation of any Units owned by Declarant (its successors or assigns) or the sale, lease or other marketing of Units and/or Structures, or otherwise from taking such other actions deemed appropriate; or

Declaration of Covenants

(f)	Prevent Declarant, or its successors or assigns from filing Supplemental Declarations which modify or amend this Declaration, or which add or withdraw additional property as otherwise provided in this Declaration; or

(g)	Prevent Declarant from subdividing any Unit owned by it into more than one Unit, or submitting any Unit(s) owned by it (or any Unit(s) created by such subdivision) and/or any improvements within any such Unit(s) to the condominium or cooperative or other collective form of ownership; or

(h)	Prevent Declarant from modifying, changing, re-configuring, removing or otherwise altering any improvements located within The Properties.

In general, Declarant shall be exempt from all restrictions set forth in this Declaration to the extent such restrictions interfere in any matter with Declarant’s plans for construction, development, use, sale or other disposition of The Properties or any part thereof.

8.	SHARED FACILITIES MANAGER AND UNIT SPECIFIC MANAGERS

8.1	Preamble. In order to ensure the orderly development, operation and maintenance of The Properties as a unified project, including the Units subject to the administration of Unit Specific Managers as integrated parts of The Properties, this Article has been promulgated for the purposes of (a) giving Shared Facilities Manager certain powers to effectuate such goal, (b) providing for intended (but not guaranteed) economies of scale, (c) establishing the framework of the mechanism through which the foregoing may be accomplished, and (d) requiring special types of covenants to accurately reflect the maintenance and use of Units where certain types of improvements are constructed within The Properties. Nothing contained herein shall necessarily suggest that Declarant will or will not, in fact, construct particular types of improvements nor shall anything herein contained be deemed an obligation to do so.

8.2	Cumulative Effect; Conflict. The covenants, restrictions and provisions of this Declaration shall be cumulative with those of the Unit Specific Declarations for Submitted Units and Shared Facilities Manager may, but shall not be required to, enforce the latter; provided, however, that in the event of conflict between or among this Declaration and such Unit Specific Declarations, or any articles of incorporation, bylaws, rules and regulations, policies or practices adopted or carried out pursuant thereto, those of the Unit Specific Declarations shall be subject and subordinate to this Declaration. The priority of this Declaration shall apply to, but not be limited to, the payment of and liens for assessments created in favor of Shared Facilities Manager and the Unit Specific Managers as provided for herein. As to any Unit Specific Manager which is a condominium association, no duties of the association hereunder shall be performed or assumed by Shared Facilities Manager if Legal Requirements require that such duties be performed by the Unit Specific Manager.

8.3	Compliance with Declaration. Each Unit Specific Manager shall:

(a)	include in its annual budget an aggregate annual amount sufficient to pay its allocated share of Shared Facilities Costs under this Declaration as common expenses, and levy regular and special assessments against the Condominium Units in the Submitted Unit sufficient to pay as and when due such aggregate annual amount of common expenses owed by it under this Declaration;

Declaration of Covenants

(b)	levy and collect special assessments against the Condominium Units in the Submitted Unit sufficient to cover any other monetary obligation of the Unit Specific Manager under this Declaration, including without limitation payment obligations under any indemnities, the obligation to pay Taxes, the cost of any required maintenance and repairs, the amount of any shortfall in Insurance Proceeds from a casualty or the award from a condemnation, reimbursement obligations after a default by the Unit Specific Manager or Submitted Unit and the like;

(c)	comply with each and every obligation under this Declaration applicable to the Owner of its Unit; and

(d)	cause each Condominium Unit Owner to comply with the terms and conditions of this Declaration and the applicable Unit Specific Declaration (to the extent not in conflict with the terms hereof), and take any and all action available to such Unit Specific Manager under such Unit Specific Declaration, at law and in equity (including without limitation an action for specific performance and seeking injunctive relief) to ensure that each such Condominium Unit Owner complies with the terms and conditions of this Declaration and such Unit Specific Declaration (to the extent not in conflict with the terms hereof).

8.4	Collection of Assessments; Payment Priority. The Unit Specific Managers shall, initially, collect all assessments and other sums due Shared Facilities Manager and the applicable Unit Specific Manager from the Condominium Unit Owners and/or other members of the Submitted Unit. The Unit Specific Manager will remit the assessments so collected to the respective payees pursuant to such procedures as may be adopted by the Unit Specific Manager, provided that the sums so collected by the Unit Specific Manager shall be applied first to the Assessments of Shared Facilities Manager and then to the assessments of the collecting Unit Specific Manager and other payees in payment of the obligations for which such sums were so collected. For the avoidance of doubt, any sums collected by a Unit Specific Manager shall be applied in the foregoing order of priority irrespective of any other obligations or liabilities whatsoever of the Unit Specific Manager.

Subject to the priority of disbursements of collected lump sums as provided above, all regular and special assessments, interest, late charges, recovered costs of collection and other extraordinary impositions shall be remitted to the respective entity imposing same separate and apart from the priorities established above. All fidelity bonds and insurance maintained by a Unit Specific Manager shall reflect any duties performed by it pursuant hereto and the amounts to be received and disbursed by it and shall name Shared Facilities Manager as an obligee/insured party for so long as its Assessments are being collected and remitted by the Unit Specific Manager. Shared Facilities Manager may, from time to time by sixty (60) days’ prior written notice to the affected Unit Specific Manager(s), change the procedures set forth in this Section 8.4 in whole or in part. In the event of any change in Assessment collection procedures elected to be made by Shared Facilities Manager, the relative priorities of assessment remittances and liens (i.e., Shared Facilities Manager first and the applicable Unit Specific Manager last) shall nevertheless still remain in effect, as shall Shared Facilities Manager’s ability to modify or revoke its elections from time to time.

8.5	Additional Expense Allocations. In addition to the other expenses payable by Unit Specific Managers hereunder, Shared Facilities Manager may, by written notice given to the affected Unit Specific Manager at least sixty (60) days prior to the end of the Unit Specific Manager’s fiscal year, allocate and assess to the Unit Specific Manager a share of the expenses incurred by the Shared Facilities Unit Owner or Shared Facilities Manager (as applicable) which are reasonably allocable to the Unit Specific Manager and/or the portion of The Properties within its jurisdiction (e.g., for utilities which are billed to the Shared Facilities Unit Owner or Shared Facilities Manager, but serve in certain instances, only a Submitted Unit). In such event, the expenses so allocated shall thereafter be deemed common expenses of the Submitted Unit payable by the Unit Specific Manager (with assessments collected from the Condominium Unit Owners and/or other members of the Submitted Unit) to Shared Facilities Manager.

Declaration of Covenants

8.6	Non-Performance of Unit Specific Manager Duties. The following provisions shall apply in the event of non-performance by a Unit Specific Manager of its duties hereunder:

(a)	In the event of a failure of a Unit Specific Manager to comply with any of its obligations hereunder, Shared Facilities Manager shall have the same rights against the Unit Specific Manager, any Condominium Unit Owners and/or other members of the Submitted Unit, and its and their Permitted Users, as are available to Shared Facilities Manager with respect to other Owners and their Permitted Users under this Declaration, including without limitation Article 9.

(b)	In the event of a failure of a Unit Specific Manager to budget or assess the Condominium Unit Owners or other members of the Submitted Unit for expenses as provided under Sections 8.3 or 8.5, or to remit to Shared Facilities Manager all amounts collected by it for payment of such Unit Specific Manager’s Assessments, then, in addition to (and without waiving) any other right or remedy available to Shared Facilities Manager under this Declaration, at law or in equity, Shared Facilities Manager shall be entitled to pursue and specially assess the Condominium Unit Owners or other members of the Unit Specific Manager and their Condominium Units directly for the sums due (such special assessments, as all others, to be secured by the lien provided for in this Declaration).

(c)	In addition to the foregoing, and subject to the limitations set forth in Section 8.2 of this Declaration, in the event that any Unit Specific Manager fails to perform any duties delegated to, or required of, it under this Declaration, or to otherwise be performed by it pursuant to its own Unit Specific Declaration, articles of incorporation, bylaws or related documents, which, in the case of the Unit Specific Declaration (or related governing documents), constitutes a breach by the Unit Specific Manager of its duties under this Declaration, and such failure continues for a period in excess of thirty (30) days after Shared Facilities Manager’s giving notice thereof, then Shared Facilities Manager may, but shall not be required to, assume such duties. In such event, the Unit Specific Manager shall not perform such duties unless and until such time as Shared Facilities Manager directs it to once again do so. Alternatively, Shared Facilities Manager may apply for the appointment of a receiver in accordance with Legal Requirements to take control of the responsibilities of the Unit Specific Manager, and Shared Facilities Manager shall be entitled to the appointment of such a receiver as a matter of right, who shall perform the obligations of the Unit Specific Manager under this Declaration and the Unit Specific Declaration as necessary to comply with the terms hereof. In such event, the receiver shall have all rights and powers permitted under the laws of the State of Florida and any other applicable Legal Requirements, subject to the approval of the court in any receivership proceeding.

Declaration of Covenants

(d)	Shared Facilities Manager shall be entitled to inspect the books and records of any Unit Specific Manager, including without limitation ownership and financial records, as necessary or desirable to exercise and/or enforce its rights under this Section 8.6.

8.7	General Provisions Regarding Submitted Units. The following general provisions shall apply to Submitted Units:

(a)	As provided in Section 1.1 of this Declaration, a single Unit or Structure shall not lose its character as such for the purposes of this Declaration by virtue of being subdivided into condominium, cooperative or other collective ownership Condominium Units by a Unit Specific Declaration. As also provided in Section 1.1, the Unit Specific Manager for a Unit/Structure submitted to such form of ownership shall be deemed to be the Owner of such Submitted Unit, even though same may not actually be the owner of the Unit/Structure (or any portion thereof). Notwithstanding the fact that the Unit Specific Manager of a Submitted Unit shall be deemed to be the Owner of such Submitted Unit, the easements of use and enjoyment granted hereunder to Owners shall be deemed to also be granted to the constituent members of the Submitted Unit and the owners of the various portions of the applicable Submitted Unit (and their Tenants and other Permitted Users as and to the extent permitted under this Declaration and the Unit Specific Declaration governing the Submitted Unit).

(b)	For the purposes of complying with and enforcing the standards of maintenance contained herein, the building comprising the Submitted Unit shall be treated as a Structure, with the Unit Specific Manager to have the maintenance duties of an Owner with respect to such Structure and any appurtenant facilities as set forth herein.

(c)	Each Unit Specific Manager shall be jointly and severally liable with the Condominium Unit Owners in its Unit for any violation of the use restrictions set forth in this Declaration or of rules and regulations of Shared Facilities Manager. Each Unit Specific Manager shall also be liable and responsible for its compliance and the compliance by the Condominium Unit Owners in its Submitted Unit (and its and their Permitted Users) with the covenants, restrictions and requirements of this Declaration. Accordingly, while Shared Facilities Manager shall have the right (exercisable at its sole option) to proceed against each Condominium Unit Owner for a violation of this Declaration, it shall also have a direct right to do so against the Unit Specific Manager (even if the violation is not caused by the Unit Specific Manager or by all of the Condominium Unit Owners).

(d)	With respect to a Submitted Unit that is a condominium, assessments levied hereunder against such Submitted Unit shall be but a single lien on the entirety of such Unit and shall be payable by the Owner thereof (i.e., the Unit Specific Manager therefor), but same shall not be deemed to be a common expense of such condominium. Notwithstanding the provisions of 718.121(3) of the Florida Statutes, inasmuch as this Declaration and the lien created hereby shall be recorded prior to the recording of any relevant Unit Specific Declaration, it is intended that 718.121(1) of the Florida Statutes shall not be operative as to such lien and each applicable Condominium Unit Owner of a Submitted Unit that is a condominium shall be deemed to have ratified and confirmed same by the acceptance of the deed to such Condominium Unit.

8.8	Multiple Unit Specific Declarations. To the extent that any portion of The Properties is subject to more than one Unit Specific Declaration, the rights of Shared Facilities Manager hereunder shall be cumulative and shall apply with respect to all Unit Specific Managers under such Unit Specific Declarations.

Declaration of Covenants

9.	COMPLIANCE AND ENFORCEMENT

9.1	Compliance by Owners. Every Owner and its Tenants and Permitted Users shall comply with the restrictions and covenants set forth herein and any and all rules and regulations which from time to time may be adopted by Shared Facilities Manager (as to the Project Facilities or with respect to Paseo de la Riviera). To the extent the rules and regulations adopted by Shared Facilities Manager from time to time are more restrictive than the rules adopted by Unit Specific Managers, the rules and regulations of Shared Facilities Manager shall control.

9.2	Enforcement. Failure of an Owner and its Tenants and/or other Permitted Users to comply with such restrictions, covenants or rules and regulations shall be grounds for immediate action which may include, without limitation, an action to recover sums due for damages, an action for specific performance or seeking injunctive relief, or any combination thereof. Following such breach, Shared Facilities Manager shall have the right to suspend such Owner’s (and its Tenants’ and/or other Permitted Users’) rights of use of Project Facilities; provided, however, that no Owner shall be denied (i) legal pedestrian access to and from the Owner’s Unit and/or Condominium Units, as applicable, or (ii) use of any utility and/or mechanical, electrical, HVAC, plumbing, life safety, monitoring, information and/or other systems located in the Shared Facilities or the Unit Exclusive Facilities and serving said Owner’s Unit and/or Condominium Unit, as applicable, or (iii) the use and benefit of the easements of support granted herein (without otherwise providing equivalent substitutions for same). The offending Owner (whether such offense be caused by the Owner, a Condominium Unit Owner or its or their Permitted Users) shall be responsible for all costs of enforcement including attorneys’ fees actually incurred and court costs (and including fees incurred in bankruptcy or probate proceedings, if applicable, and through any applicable appeals).

9.3	Fines. In addition to all other remedies, and to the maximum extent lawful, in the sole discretion of Shared Facilities Manager, a fine or fines may be imposed upon an Owner for failure of an Owner, a Condominium Unit Owner or their respective Tenants and/or other Permitted Users to comply with any covenant, restriction, rule or regulation applicable to the Project Facilities, if such failure continues for a period in excess of five (5) business days after giving notice thereof to such Owner. In such event, Shared Facilities Manager may impose a fine, relating back to the initial date of the breach, in the amount of $250.00/day from the initial occurrence of the breach for the first breach and $500.00/day from the initial occurrence of the subsequent breach for each subsequent breach; subject, however, to (and in all cases not to exceed) the maximum limits permitted by law from time to time. Fines shall be paid not later than five (5) days after notice of the imposition or assessment of the penalties. Fines shall be treated as an Assessment subject to the provisions for the collection of Assessments, and the lien securing same, as set forth herein. All monies received from fines shall be allocated as directed by Shared Facilities Manager. The foregoing fines shall not be construed to be exclusive, and shall exist in addition to all other rights and remedies to which Shared Facilities Manager may be otherwise entitled under this Declaration, at law or in equity; provided, however, any penalty paid by the offending Owner shall be deducted from or offset against any damages which Shared Facilities Manager may otherwise be entitled to recover under applicable Legal Requirements from such Owner.

9.4	Remedies Cumulative. The rights and remedies set forth in this Article are in addition to any and all rights and remedies available at law, in equity and/or permitted under any other provision of this Declaration, all of which are intended to be, and shall be, cumulative.

Declaration of Covenants

10.	MORTGAGEE PROTECTION

10.1	Mortgagee Protection. The following provisions are added hereto (and to the extent these added provisions conflict with any other provisions of the Declaration, these added provisions shall control):

(a)	Shared Facilities Manager shall be required to make available to all Owners and the holder of any mortgage (a “Mortgage”) on any Unit, and to insurers and guarantors of any such Mortgage, for inspection, upon written request, during normal business hours or under other reasonable circumstances, current copies of this Declaration (with all amendments).

(b)	Any holder, insurer or guarantor of a Mortgage on a Unit shall be entitled, upon written request, to receive notice from Shared Facilities Manager of (i) an alleged material default by the Owner of such Unit in the performance of such Owner’s obligations under this Declaration, including without limitation the failure to pay Assessments on such mortgaged Unit, which default is not cured within sixty (60) days after Shared Facilities Manager has actual knowledge of such default, (ii) any condemnation or casualty loss affecting a substantial portion of the Shared Facilities, (iii) the occurrence of a lapse, cancellation or substantial modification of any insurance policy or fidelity bond maintained by Shared Facilities Manager, and (iv) any proposed action which requires the consent of a specified number of Mortgage holders, if any.

(c)	Any holder, insurer or guarantor of a Mortgage on a Unit shall have the right (but not the obligation) to pay Assessments and/or other charges that are delinquent and have resulted or may result in a lien against any portion of such Unit and receive reimbursement from its mortgagor.

(d)	Subject to the terms of the applicable Mortgage and related documents (and to the extent permitted by applicable law), any holder, insurer or guarantor of a Mortgage on a Unit shall have the right (but not the obligation) to pay the Taxes and/or other Tax-related costs allocated to such Unit that are delinquent and have resulted or may result in a lien against such Unit and, in any such case, receive reimbursement from its mortgagor.

(e)	Subject to the terms of the applicable Mortgage and related documents (and to the extent permitted by applicable law), any holder, insurer or guarantor of a Mortgage on a Unit shall have the right (but not the obligation) to procure the insurance required of the Owner of such Unit under this Declaration and to perform such Owner’s maintenance and other obligations hereunder, and to receive reimbursement of costs incurred in connection therewith from its mortgagor.

(f)	Any holder, insurer or guarantor of a Mortgage on a Unit shall be entitled, upon written request, to estoppel certificates as contemplated by Sections 15.10 and 16.6.

(g)	Each Owner of a Burdened Unit agrees to cooperate with any reasonable requests for notice from any holder, insurer or guarantor of a Mortgage on a Benefitted Unit with respect to the Unit Exclusive Facilities located in such Burdened Unit and serving such Benefitted Unit, provided that such requests (for notice or otherwise) are comparable to the notices and information required to be provided by Shared Facilities Manager under the foregoing provisions.

Declaration of Covenants

Nothing contained herein shall limit or restrict the rights and remedies of Shared Facilities Manager under this Declaration in the event of a default by any Owner, Condominium Unit Owner or Unit Specific Manager.

11.	INSURANCE ON SHARED FACILITIES AND UNITS

11.1	Insurance. Insurance obtained pursuant to the requirements of this Article 11 shall be governed by the provisions set forth in this Article.

11.2	Purchase, Custody and Payment.

(a)	Purchase. All insurance policies required to be obtained by Shared Facilities Manager hereunder shall be issued by an insurance company authorized to do business in Florida or by surplus lines carriers offering policies for properties in Florida, and shall be rated in the latest edition of Best’s Insurance Guide (or its successor, and if such guide becomes unavailable, then a comparable rating guide selected by Shared Facilities Manager) not less than A-:VIII (or its reasonable equivalent). Said policies must otherwise satisfy the requirements of the mortgage held by Declarant’s Mortgagee on the date hereof as well as the ongoing insurance requirements under the Project Encumbrances that are the responsibility of the Shared Facilities Unit Owner or Shared Facilities Manager pursuant to the terms thereof or this Declaration.

(b)	Named Insured. The named insured under the property insurance policies to be maintained by Shared Facilities Manager shall be Shared Facilities Manager, (i) individually (or such designee as may be designated by Shared Facilities Manager), (ii) as agent for the Owners of the Units covered by the policies, without naming them, and (iii) as agent for the holders of any mortgage on a Unit, without naming them, except as otherwise provided herein. The Owners and the holders of any mortgage on any Unit (if required by the holder thereof) shall be named additional insureds with respect to all liability policies maintained by Shared Facilities Manager to the extent permitted by industry standards. Notwithstanding anything to the contrary contained herein, Declarant’s Mortgagee shall be named an additional insured on all liability policies and a loss payee on all property insurance (including windstorm and flood) policies maintained by Shared Facilities Manager. The foregoing shall not, however, preclude the inclusion by Shared Facilities Manager of others as additional insureds.

(c)	Custody of Policies and Payment of Proceeds. All policies obtained by Shared Facilities Manager pursuant to this Article 11 shall provide that payments for losses made by the insurer shall be paid to Shared Facilities Manager, as agent and attorney-in-fact in accordance with Section 11.8, and Declarant’s Mortgagee (if required by Declarant’s Mortgagee), as their interests may appear.

(d)	Copies to Mortgagees. One copy of each insurance policy, or a certificate evidencing such policy, and all endorsements thereto, shall be furnished by the insurer upon request by the policy holder to the holders of any mortgage on a Unit or a Condominium Unit. Copies or certificates shall be furnished not less than ten (10) days prior to the beginning of the term of the policy, or not less than ten (10) days prior to the expiration of each preceding policy that is being renewed or replaced, as appropriate.

Declaration of Covenants

(e)	Personal Property and Liability. Except as specifically provided herein, Shared Facilities Manager shall not be responsible to Owners to obtain insurance coverage upon the property lying within the boundaries of their respective Units, including, but not limited to, any Owner’s personal property, nor insurance for any Owners’ personal liability and expenses, nor for any other risks not otherwise required to be insured in accordance herewith.

11.3	Coverage. Shared Facilities Manager shall maintain insurance covering the following:

(a)	Property. The Shared Facilities Unit, together with all fixtures, building service equipment, personal property and supplies constituting the Shared Facilities and the Structure and roofs of the Hotel Unit and Amenities Areas (collectively the “Insured Property”), shall be insured for the full replacement value thereof to the extent commercially practicable and available at commercially reasonable rates, subject to industry standard exclusions and excluding costs of excavations, foundations, underground utilities and footings; provided, however, that Windstorm, Flood, Earthquake and other insurance for extraordinary hazards or special coverages may be in amounts that reflect maximum probable loss or other commercially reasonable amounts for the Market Area that are less than full replacement value as may be determined from time to time by Shared Facilities Manager, subject to industry standard exclusions. The Insured Property shall not include, and shall specifically exclude, any portions of The Properties which are not part of the Shared Facilities or the Structure and roofs of the Hotel Unit and Amenities Areas, and all furniture, furnishings, floor coverings, wall coverings, ceiling coverings and other interior build-out of the Units, other personal property owned, supplied or installed by Owners, Tenants or Permitted Users, and all electrical fixtures, appliances, air conditioner and heating equipment and water heaters to the extent not part of the Shared Facilities. Such policies may contain reasonable deductible provisions as determined by Shared Facilities Manager, subject to the requirements of Declarant’s Mortgagee. Such coverage shall include Equipment Breakdown Insurance, “Ordinance or Law Coverage,” including coverage for loss to the undamaged portion of the building, demolition costs and increased costs of construction if any of the Insured Property shall at any time constitute legal non-conforming structures or uses, and shall afford protection against loss or damage by fire and other hazards covered by an “all-risk” policy form, and such other risks as reasonably determined by Shared Facilities Manager from time to time are customarily covered with respect to the buildings, improvements, fixtures and other building equipment, similar to the Insured Property in construction, location and use, including, but not limited to, vandalism and malicious mischief, subject in all cases to industry standard exclusions. In addition, if any portion of the Insured Property is currently (or at any time in the future is) located in a federally designated “special flood hazard area,” Shared Facilities Manager shall obtain and maintain flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Program as governed by the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, with a reasonable deductible determined by Shared Facilities Manager (but not greater than an amount equal to the maximum available under the foregoing laws), and with such excess limits as reasonably determined by Shared Facilities Manager.

(b)	Liability. Commercial general liability written on an “occurrence basis” (rather than a “claims basis”) covering loss or damage resulting from any legal liability related to the Insured Property, with a minimum combined single limit of liability of at least One Million Dollars ($1,000,000.00) and a general aggregate limit of at least Two Million Dollars ($2,000,000.00) or such greater amounts as shall be required by Shared Facilities Manager.

Declaration of Covenants

(c)	Umbrella Liability. Umbrella or excess following form of insurance policy meeting the requirements of, but providing coverage in excess of, the policy in item (b) above with a limit of not less than Five Million Dollars ($5,000,000.00) per occurrence and in the aggregate or such other amount as reasonably determined by Shared Facilities Manager based on customary liability coverage typically maintained by owners for similar properties in the Market Area.

(d)	Automobile Liability. Automobile Liability insurance with a minimum combined single limit of liability of at least One Million Dollars ($1,000,000.00) and a general aggregate limit of at least Two Million Dollars ($2,000,000.00) or such greater amounts as shall be required by Shared Facilities Manager covering liability arising out of operation of owned, hired and non-owned vehicles, if such vehicles are used in relation to the operation of the Insured Property.

(e)	Worker’s Compensation; Employer Liability Insurance. Worker’s Compensation and other mandatory insurance, when applicable, covering all persons employed by Shared Facilities Manager in connection with the maintenance, operation, repair or replacement of the Shared Facilities in such amounts and to the extent required by Legal Requirements, and employer liability insurance in such amounts as reasonably determined by Shared Facilities Manager.

(f)	Fidelity Insurance. A fidelity bond or insurance coverage against dishonest acts on the part of directors, officers, managers, trustees, employees or persons responsible for handling funds belonging to or administered by Shared Facilities Manager.

(g)	Project Encumbrances. Any and all insurance required of the Declarant, Shared Facilities Manager or its or their affiliates pursuant to the Project Encumbrances.

(h)	Builder’s Risk Insurance. Builder’s risk insurance at any time construction work is being performed on the Insured Property on an All Risk Policy form including “soft costs” in amounts not less than one hundred percent (100%) of the full completed value of the improvements, including materials and equipment stored or about The Properties, while in transit to The Properties and while stored away from The Properties.

(i)	Other Insurance. Such other or greater insurance as is required by the mortgage held by Declarant’s Mortgagee as of the date hereof, as well as such other insurance as Shared Facilities Manager shall determine from time to time to be desirable in connection with the Shared Facilities. Subject to Declarant’s Mortgagee’s insurance requirements, Shared Facilities Manager shall have the right to adjust from time to time the coverage, deductibles and limits/sublimits of all policies of insurance required by this Section 11.3 based on the coverage, deductibles and limits/sublimits typically maintained by owners and required by mortgagees of similar properties in the Market Area. In the event an Owner (or the holder of a Mortgage against its Unit) desires that Shared Facilities Manager maintain additional coverage and/or higher limits than those maintained by Shared Facilities Manager hereunder, then such Owner may request that Shared Facilities Manager obtain and maintain such additional coverages and/or higher limits, at the sole cost and expense of the Owner making such request.

Declaration of Covenants

Any Owner may, at its sole cost and expense, procure and maintain additional insurance coverage for the Insured Property (whether the same as or in addition to the insurance described above), provided that the maintenance thereof by such Owner shall not (i) reduce such Owner’s obligation to pay its share of the premiums for the insurance policies maintained by Shared Facilities Manager allocated to its Unit hereunder, or (ii) adversely impact Shared Facilities Manager or any Owner in terms of insurance coverage, expense, reconstruction after casualty or otherwise. In such event, Shared Facilities Manager shall be named as a loss payee on such property insurance (including windstorm and flood) policies maintained by such Owner. Any Owner who procures and maintains additional insurance coverage for the Insured Property under this provision shall provide Shared Facilities Manager with prior written notice of the intent to obtain such insurance and evidence of same (and the renewal or replacement thereof) promptly following the issuance of the policy(ies).

When appropriate and obtainable, each of the foregoing policies shall waive the insurer’s right to: (i) as to property insurance policies, subrogation against Shared Facilities Manager and against the Owners individually and as a group, (ii) pay only a fraction of any loss in the event of coinsurance or if other insurance carriers have issued coverage upon the same risk (and the amount of the insurer’s liability under such policies shall not be reduced by the existence of any other insurance), and (iii) avoid liability for a loss that is caused by an act of Shared Facilities Manager or one or more Owners (or any of its or their respective employees, contractors and/or agents) or as a result of contractual undertakings. Additionally, each policy shall provide that the insurance provided shall not be prejudiced by any act or omissions of individual Owners that are not under the control of Shared Facilities Manager.

11.4	Additional Provisions. All policies of insurance shall provide that such policies may not be canceled or substantially modified without at least thirty (30) days’ prior written notice to all of the express named insureds, including their respective mortgagees, provided that only ten (10) days’ prior written notice shall be required for cancellation due to nonpayment of premium. Prior to obtaining any policy of property insurance or any renewal thereof, Shared Facilities Manager may (and, not less than once every thirty-six (36) months, shall) obtain an appraisal from a fire insurance company, or other competent appraiser, of the full insurable replacement value of the applicable Insured Property (exclusive of foundations and excavation costs), without deduction for depreciation, and recommendations from its insurance consultant as to limits/sublimits for such coverage, for the purpose of determining the amount of insurance to be effected pursuant to this Article. Notwithstanding anything contained herein to the contrary, the insurance coverage required of Shared Facilities Manager pursuant to this Article 11 may be provided through (i) subject to the agreement of Shared Facilities Manager, with respect to property insurance only, a master policy that covers the Insured Property and property insurance required of the Owners (or any one of them) under this Declaration, provided that the cost of such master policy shall be allocated by Shared Facilities Manager, with the assistance of Shared Facilities Manager’s insurance consultant, between the coverage required of Shared Facilities Manager hereunder and such other coverage of the other Owners, and/or (ii) at Shared Facilities Manager’s option, a blanket policy that covers the property and liability insurance set forth above as well as other insurance coverage benefitting Shared Facilities Manager’s affiliates, provided that the cost of such blanket policy shall be allocated by Shared Facilities Manager, with the assistance of Shared Facilities Manager’s insurance consultant, between the coverage required of Shared Facilities Manager hereunder and such other coverage of its affiliates.

Declaration of Covenants

11.5	Premiums. Premiums upon insurance policies purchased by Shared Facilities Manager pursuant to this Article 11 shall be allocated among the Owners in accordance with this Section 11.5 and included among Assessments under this Declaration. Such premiums shall be allocated among and assessed against the Owners and their Units (excluding the Shared Facilities Unit and its Owner) by Shared Facilities Manager, with the assistance of Shared Facilities Manager’s insurance consultant, at Shared Facilities Manager’s option, based on the relative replacement value that each Owner’s Unit bears to the total replacement value of all of the Units (excluding the Shared Facilities Unit) or the square footage of the Units (excluding the Shared Facilities Unit) or based on each Unit’s share of Shared Facilities Costs or a combination thereof, depending on the type of insurance in question. To the extent separate invoices are issued for premiums associated with Shared Facilities Manager’s insurance policies hereunder with respect to any of the Units, such invoices shall be deemed dispositive and the Owners of such Units shall be responsible for the portion of the premium reflected in the invoices applicable to it, with the remaining premiums (if any) to be allocated among the remaining Units not separately invoiced (excluding the Shared Facilities Unit), at Shared Facilities Manager’s option, consistent with the allocation methods provided above depending on the type of insurance. Any separate invoice for the Shared Facilities Unit’s share of premiums shall also be allocated among all of the other Units, at Shared Facilities Manager’s option, based on the allocation methods provided above depending on the type of insurance. Premiums may be financed in such manner as Shared Facilities Manager deems appropriate. Without limiting the terms of this Declaration, Shared Facilities Costs may include, from time to time and at any time, such amounts deemed necessary by Shared Facilities Manager to provide Shared Facilities Manager with sufficient funds to pay insurance premiums at least thirty (30) days before the date the same are due.

11.6	Share of Proceeds. All property insurance policies obtained by or on behalf of Shared Facilities Manager pursuant to this Article 11 shall be for the benefit of Shared Facilities Manager, the Owners and the holders of any mortgages on Units, as their respective interests may appear. The duty of Shared Facilities Manager shall be to receive Insurance Proceeds and to hold the same (or cause same to be held) in accordance with the provisions of this Declaration for the purposes elsewhere stated herein and for the benefit of the Owners and the holders of any mortgages on the subject Unit(s) (or any leasehold interest therein).

11.7	Distribution of Proceeds. Proceeds of property insurance policies required to be maintained by Shared Facilities Manager pursuant to this Article 11 (the “Insurance Proceeds”) shall be distributed to or for the benefit of the beneficial owners thereof in the following manner:

(a)	Restoration. If the damaged property for which the Insurance Proceeds are paid is to be Restored, the Insurance Proceeds shall be paid to defray the cost thereof as elsewhere provided herein. Any Insurance Proceeds remaining after defraying such costs shall be distributed to the Owners, with remittances to Unit Owners and their mortgagees being payable jointly to them. Such Insurance Proceeds shall be allocated in the same manner as the Insurance Proceeds are allocated in subsection 11.7(b).

(b)	Failure to Restore. If it is determined under Article 12 that the damaged property for which the Insurance Proceeds are paid shall not be Restored, the remaining Insurance Proceeds shall be allocated among the Owners in proportion to the amount of loss suffered by the Units not Restored; provided, however, that if the damage suffered affects fewer than all Owners, the percentage shares shall be pro rata allocated over only those Owners suffering damage from the applicable policies and proceeds in proportion to the amount of loss suffered by each affected Unit Owner (the “Allocated Interests”), and distributed first to the holders of any mortgage on such affected Unit, as their interests may appear, to be applied towards the mortgages encumbering such affected Unit, with the balance, if any, to the applicable Owner(s).

Declaration of Covenants

(c)	Partial Restoration. If it is determined under Article 12 that the Hotel Unit and/or Residential Unit shall not be Restored but other portions of the Insured Property will be Restored, the applicable Owner of such Unit shall be entitled to its pro rata share of the Insurance Proceeds in an amount equal to its Allocated Interest, which shall be distributed first to the holders of any mortgage on such affected Unit, as their interests may appear, to be applied towards the mortgages encumbering such affected Unit, with the balance, if any, to the applicable Owner.

11.8	Shared Facilities Manager as Agent. Shared Facilities Manager is hereby irrevocably appointed as the exclusive agent and attorney-in-fact for each Owner and for each owner of a mortgage or other lien upon a Unit and for each owner of any other interest in The Properties, subject to the terms of any mortgage held by Declarant’s Mortgagee, to manage and coordinate the adjustment and settlement of all claims arising under property insurance policies purchased by Shared Facilities Manager and the execution and delivery of releases upon the payment of claims, in each case in conjunction with Shared Facilities Manager’s insurance and other consultants.

11.9	Owners’ Personal Coverage. The insurance required to be purchased by Shared Facilities Manager pursuant to this Article 11 shall not cover claims against an Owner due to occurrences occurring within its Unit, nor casualty or theft loss to the contents of or improvements to an Owner’s Unit. It shall be the obligation of the individual Owner, if such Owner so desires, to purchase and pay for insurance as to all such and other risks not covered by insurance required to be carried by Shared Facilities Manager hereunder, provided that each Owner shall, at a minimum, obtain and maintain, or cause to be obtained and maintained, at such Owner’s sole expense, the following insurance coverage:

(a)	Property. Property insurance for fire and other hazards on an “all-risk” basis for the replacement value of the improvements within the Unit owned by it, on industry standard forms affording customary coverage, subject to industry standard exclusions, customary and commercially reasonable deductibles and customary limits/sublimits, typically maintained by owners with comparable creditworthiness to the applicable Owner and required by mortgagees of similar properties in the Market Area and otherwise consistent with the Project Standard.

(b)	Liability. Commercial general liability insurance written on an “occurrence basis” (rather than a “claims basis”) under which policy each Owner, Declarant and Shared Facilities Manager shall be named as an additional insured, on industry standard forms affording customary coverage, subject to industry standard exclusions, customary deductibles and customary limits/sublimits, typically maintained by owners with comparable creditworthiness to the applicable Owner and required by mortgagees of similar properties in the Market Area, but in no event less a minimum combined single limit of liability of at least One Million Dollars ($1,000,000.00) and a general aggregate limit of at least Two Million Dollars ($2,000,000.00).

(c)	Umbrella Liability. Umbrella or excess following form of insurance policy meeting the requirements of, but providing coverage in excess of, the policy in item (b) above with a limit of not less than Ten Million Dollars ($10,000,000.00) per occurrence and in the aggregate or such other amount as reasonably determined by Shared Facilities Manager based on customary liability coverage typically maintained by owners with comparable creditworthiness to the applicable Owner for similar properties in the Market Area.

Declaration of Covenants

(d)	Worker’s Compensation; Employer’s Liability. Worker’s Compensation and other mandatory insurance, when applicable, covering all persons employed by such Owner in connection with any work done on or about the Unit (or any part thereof) in such amounts and to the extent required by Legal Requirements, and employer’s liability insurance with minimum limits of One Million Dollars ($1,000,000.00) for Bodily Injury – each accident, One Million Dollars ($1,000,000.00) for Bodily Injury by disease and One Million Dollars ($1,000,000.00) for Bodily Injury by disease, each employee (or such greater or lesser amounts as is reasonable and customary for the Market Area in light of the nature of each Owner’s business and operations in its Unit).

(e)	Fidelity Insurance. A fidelity bond or insurance coverage against dishonest acts on the part of directors, officers, managers, trustees, employees or persons responsible for handling funds belonging to or administered by such Owner.

(f)	Builder’s Risk Insurance. Builder’s risk insurance at any time construction work is being performed on the Unit (or any part thereof) on an All Risk Policy form including “soft costs” in amounts not less than one hundred percent (100%) of the full completed value of the improvements, including materials and equipment stored or about the Unit, while in transit to the Unit and while stored away from the Unit.

(g)	Automobile Liability. Automobile Liability insurance with a minimum combined single limit of liability of at least One Million Dollars ($1,000,000.00) covering liability arising out of operation of owned, hired and non-owned vehicles, if such vehicles are used in relation to the operation of the Unit.

(h)	Rental Loss and/or Business Income Interruption Insurance. Rental loss and/or business income interruption Insurance in an amount equal to one hundred percent (100%) of the projected operating income (in the case of rental loss insurance) and/or 100% of the projected lost net profit, continuing expenses and necessary payroll (in the case of business income interruption insurance) for a period of at least twelve (12) months from the date of a casualty (assuming such casualty had not occurred) and notwithstanding that the policy may expire prior to the end of such period.

(i)	Project Encumbrances. Any and all insurance required of such Owner pursuant to the Project Encumbrances that encumber its Unit, unless such insurance is being maintained by Shared Facilities Manager.

(j)	Other Insurance. Such other or greater insurance as is typically maintained by owners and required by mortgagees of similar properties in the Market Area as reasonably determined by Shared Facilities Manager. Shared Facilities Manager shall have the right to adjust from time to time the coverage, deductibles and limits/sublimits of all policies of insurance required by this Section 11.9 based on the coverage, deductibles and limits/sublimits typically maintained by owners with comparable creditworthiness to the applicable Owner and required by mortgagees of properties similar to the Units in the Market Area.

Declaration of Covenants

The amounts and types of insurance required herein shall be adjusted from time to time as necessary to comply with the foregoing requirements and/or the requirements of Declarant’s Mortgagee. All insurance required of or maintained by an Owner under this Article shall be procured from companies authorized to do business in the State of Florida and shall be rated in the latest edition of Best’s Insurance Guide (or its successor, and if such guide becomes unavailable, then a comparable rating guide selected by Shared Facilities Manager) not less than A-:VIII (or such other rating as may be approved by Shared Facilities Manager). The insurance coverage required of each Owner pursuant to this Article may be provided through the coverage of (x) subject to the consent and agreement of Shared Facilities Manager, a master policy carried by Shared Facilities Manager as and to the extent contemplated under Section 11.4 hereof, and/or (y) a blanket policy carried by it, provided that such policy specifically allocates to the Unit covered under such policy the amount of coverage from time to time required hereunder and the coverage afforded shall not be reduced by reason of the use of such blanket policy, and further provided that such policy contains an aggregate per location endorsement that is not subject to an aggregate policy cap or sublimit and that the requirements set forth herein are otherwise satisfied. In addition, two or more Owners may mutually agree to maintain a single policy or policies for their respective Units and interests (rather than separate and independent policies), provided that the requirements set forth herein are otherwise satisfied. Each Owner shall furnish to Shared Facilities Manager, upon the recordation of this Declaration and thereafter prior to the expiration of each policy, certificates of insurance (and, if requested, copies of policies), evidencing that the insurance required hereunder is in full force and effect. The Unit Specific Manager shall be responsible for obtaining and maintaining the foregoing insurance following submission of any Unit to a Unit Specific Declaration. The amount of insurance required hereunder shall not be construed to be a limitation of liability on the part of any Owner or Condominium Unit Owner or their respective Permitted Users.

All such policies of insurance shall provide that such policies may not be canceled or substantially modified without at least thirty (30) days’ prior written notice to Shared Facilities Manager and the named insureds, including their respective mortgagees, provided that only ten (10) days’ prior written notice shall be required for cancellation due to nonpayment of premium. All such policies shall further provide that the coverage afforded the additional insureds is on a primary and non-contributory basis with any other insurance available to the additional insureds (except for claims under liability policies arising out of the acts or omissions of the additional insured), and if the additional insureds have other insurance that is applicable to the loss, such other insurance will be on an excess basis or contingent basis (subject to the foregoing exception). When appropriate and obtainable, each Owner’s insurance policies shall waive the insurer’s right to: (i) as to property insurance policies, subrogation against Shared Facilities Manager and against the other Owners individually and as a group, (ii) pay only a fraction of any loss in the event of coinsurance or if other insurance carriers have issued coverage upon the same risk (and the amount of the insurer’s liability under such policies shall not be reduced by the existence of any other insurance), and (iii) avoid liability for a loss that is caused by an act of such Owner, Shared Facilities Manager or any other Owner (or any of its or their respective employees, contractors and/or agents) or as a result of contractual undertakings. In the event of any question or dispute as to whether any Owner’s insurance policy complies with the requirements of this Article, such question or dispute shall be submitted to Shared Facilities Manager, who, with the assistance of its insurance consultant, shall render a decision, which decision shall be dispositive of such question or dispute.

Notwithstanding anything contained to the contrary herein, while Shared Facilities Manager shall use reasonable efforts to maintain copies of the insurance certificates and/or policies received by it, Shared Facilities Manager shall have no obligation to request and/or maintain same, nor shall Shared Facilities Manager have any obligation to take any affirmative action in the event that an Owner (including any Unit Specific Manager) fails to maintain adequate insurance or any insurance specifically required hereunder, including without limitation binding policies on behalf of such Owner (or Unit Specific Manager, as applicable) or taking any other ordinary or extraordinary measures. Each Owner, by acceptance of a deed or other conveyance of a Unit, agrees to indemnify and hold Shared Facilities Manager, Declarant and Declarant’s Mortgagee, and its and their respective directors, officers, employees, tenants, mortgagees, contractors, agents and affiliates (as applicable), harmless from and against any and all claims made by any other Owner, any Condominium Unit Owner and its or their Permitted Users, on account of any property damage, personal injury and/or any other Losses of any kind or nature, including without limitation any and all costs and expenses associated with such claims, including inconvenience, relocation and/or moving expenses, lost time, business opportunities or profits, and attorneys’ fees and other legal and associated expenses (through and including all appellate proceedings), arising out of, related to, caused by, associated with or resulting from the failure of such Owner (including any Unit Specific Manager’s) to maintain adequate insurance or the insurance coverages required to be maintained by an Owner pursuant to this Section 11.9.

Declaration of Covenants

Each Owner hereby waives any and all claims and rights of action it may have against the other Owners, Condominium Unit Owners, Shared Facilities Manager, Declarant and Declarant’s Mortgagee, and its and their respective directors, officers, employees, tenants, mortgagees, contractors, agents and affiliates (as applicable), with respect to any Losses arising out of any damage to its Unit covered by property insurance required under this Section 11.9, whether or not such insurance was actually in effect, and whether or not such damage was caused by the negligence or other act or omission of the other Owners, Condominium Unit Owners, Shared Facilities Manager, Declarant or Declarant’s Mortgagee, or its or their respective directors, officers, employees, tenants, mortgagees, contractors, agents or affiliates (as applicable).

Given that the systems, equipment and facilities (including without limitation elevator cabs, cables, machinery and equipment; HVAC systems; wires cables generators and other apparatus used in the delivery of the utility services, etc.) located in Unit Exclusive Facilities are the property of the Owner of the Benefitted Unit, such Owner, if it so desires, shall purchase and pay for insurance as to all such property or self-insure such property, and the Owner of the Burdened Unit shall have no obligation to insure same.

Notwithstanding anything herein to the contrary, but subject to the prior approval of Shared Facilities Manager, any insurance required to be maintained by an Owner hereunder may be maintained in whole or in part either under a commercially reasonable plan of self-insurance or self-insured retention, provided that the Owner so self-insuring notifies Shared Facilities Manager of its intent to self-insure, and delivers to Shared Facilities Manager each calendar year and from time to time upon request (i) a copy of its annual report that is audited by an independent certified public accountant and discloses that such Owner has Two Hundred Fifty Million Dollars ($250,000,000.00) of both tangible net worth and net current assets, and (ii) customary and sufficient evidence of such plan of self-insurance or self-insured retention.

To the extent any deductible is permitted or allowed as a part of any insurance policy carried by an Owner under this Section 11.9, such Owner shall be deemed to be covering the amount thereof under an informal plan of self-insurance; provided, however, that in no event shall any deductible exceed amounts typically maintained by owners with comparable creditworthiness to the applicable Owner and required by mortgagees of properties similar to the Unit in question in the Market Area.

11.10	Benefit of Mortgagees. Certain provisions in this Article 11 are for the benefit of mortgagees of Units and may be enforced by such mortgagees.

Declaration of Covenants

12.	RECONSTRUCTION OR REPAIR OF SHARED FACILITIES

12.1	Application of Provisions. The procedures stated in this Article 12 apply to damage to or destruction of the Insured Property and do not apply to the Restoration of improvements within any Unit or Unit Exclusive Facilities. Each Owner shall be solely responsible for Restoring the improvements within its Unit and any Unit Exclusive Facilities. Each Owner may determine in its discretion whether to Restore the improvements within its Unit or Unit Exclusive Facilities, but such Owner shall complete those repairs that Shared Facilities Manager deems reasonably necessary to avoid further damage to the Insured Property or Unit improvements that are a part of or serve any other Unit, or substantial diminution in value of such other Units, and to protect the Owners from liability from the condition of any of the improvements on The Properties. Any Restoration by any Unit Owner following a fire or other casualty of any kind or nature (including without limitation the reconstruction or repair of Unit Exclusive Facilities) shall be subject to and performed in accordance with the requirements of Article 5.

12.2	Restoration by Insuring Owner. In the event of damage to or destruction of the Insured Property as a result of fire or other casualty, Shared Facilities Manager shall apply the Insurance Proceeds and all Insurance Deficiency Shares received from Owners to Restoration of the Insured Property, provided that the Insurance Proceeds and all Insurance Deficiency Shares received by Insuring Owner are sufficient to pay for all costs of Restoration of the Insured Property as set forth below (including all hard and soft costs of Restoration), subject to the provisions of Section 12.3; provided, however, that the decision to Restore the structural components of the Residential Unit located above the Parking Unit shall require the consent and joinder of the Residential Unit Owner under the circumstances provided in Section 12.8, and the decision to Restore the structural components of the Hotel Unit (including the Tower B Commercial Unit) shall require the consent and joinder of the Hotel Unit Owner under the circumstances provided in Section 12.8.

12.3	Deficiency Shares. If the Insurance Proceeds are not sufficient to defray the estimated costs of Restoration by Shared Facilities Manager, or if at any time during Restoration, or upon completion of Restoration, the funds for the payment of the costs of Restoration are insufficient, then Shared Facilities Manager shall not be obligated to Restore the Insured Property, except as follows:

(a)	Within thirty (30) days after a casualty (or such longer period of time as may be required in the event of a catastrophic loss, but not more than one hundred twenty (120) days after such occurrence), Shared Facilities Manager shall notify the Owners affected by the casualty if there are insufficient Insurance Proceeds for Restoration and the share thereof payable by each Owner, which shall be calculated and equitably allocated by Shared Facilities Manager to the Owners in proportion to all of the Owners’ respective Allocated Interests and the amount of available Insurance Proceeds for the affected Insured Property (each Owner’s “Insurance Deficiency Share”). For the avoidance of doubt, the Shared Facilities Unit Owner shall have no responsibility for an Insurance Deficiency Share hereunder, it being understood and agreed that any deficiency in Insurance Proceeds shall be funded by the other Owners affected by the casualty.

(b)	Within sixty (60) days after receipt of the Insurance Deficiency Share notice described above, each affected Owner shall deposit its Insurance Deficiency Share with the disbursing agent selected pursuant to Section 12.5 hereof and, if any affected Owner does not timely deposit its Insurance Deficiency Share with the disbursing agent, such affected Owner shall be deemed to be in default hereunder.

Declaration of Covenants

Shared Facilities Manager shall nonetheless proceed with the Restoration of the Insured Property, excluding the portions of the Insured Property required for the Restoration of the Unit of a defaulting Owner, to the extent such partial Restoration can be completed in a manner that complies with all applicable Legal Requirements and Insurance Requirements, that Restores the Insured Property to an architectural whole and a standard equal in quality and class to the original work, and that does not impair the structural integrity of the Insured Property, notwithstanding the non-payment of any defaulting Owner’s Deficiency Share. Shared Facilities Manager shall have no liability to a defaulting Owner whatsoever (with any such liability being deemed waived) should Shared Facilities Manager proceed with Restoration pursuant to this paragraph. If any damage to the Insured Property is caused by the act or omission of any Owner, or their invitees, Shared Facilities Manager may assess the costs of repairing the damage exclusively against such Owner to the extent not covered by insurance.

If, due to the non-payment of an Owner’s Deficiency Share, such Restoration cannot be completed in a manner that does not impair the structural integrity of the Insured Property or that meets the other required conditions to Restoration, and the unpaid Insurance Deficiency Share of any Owner is One Million Dollars ($1,000,000.00) or less, then Shared Facilities Manager shall complete the Restoration, make reasonable efforts to collect the unpaid Insurance Deficiency Share from the defaulting Owner and, until collected, treat the unpaid Insurance Deficiency Amount as Shared Facilities Costs (with the right to levy Assessments for same), provided that if the total unpaid Insurance Deficiency Share(s) are more than One Million Dollars ($1,000,000), then Shared Facilities Manager shall notify the other Owners of the Insurance Deficiency Shares not paid and one or more other Owners (each, for purposes of this Section 12.3, a “Paying Owner”) may then (within fifteen (15) days after receipt of such notice from Shared Facilities Manager) deposit the unpaid Insurance Deficiency Amount with the disbursing agent on behalf of the defaulting Owner and each Paying Owner shall have the immediate right to be reimbursed therefor by the defaulting Owner and without the necessity of any further notice other than notice that the payment has been made, such Paying Owner(s) shall have all rights and remedies available to them at law or in equity, as well as those rights and remedies of Shared Facilities Manager set forth in Sections 6.10 and 15.5 (provided that any lien of such Paying Owner shall be subordinate to any lien in favor of Shared Facilities Manager under the Declaration against the Unit of the defaulting Owner). If the unpaid total Insurance Deficiency Share(s) are in excess of One Million Dollars ($1,000,000.00) and no Paying Owner deposits the amount thereof with the disbursing agent, then Shared Facilities Manager shall not be required to Restore the Insured Property.

12.4	Shared Facilities Manager Responsibility. In no event shall Shared Facilities Manager be required to expend or advance any of its own monies to pay for any Restoration, including without limitation, the amount of any deductible, except in its capacity as an Owner of a Unit (if applicable and excluding the Shared Facilities Unit) anything herein to the contrary notwithstanding. If Shared Facilities Manager is required to Restore the Insured Property as provided above, then Shared Facilities Manager shall proceed with reasonable diligence to Restore the Insured Property, provided that Shared Facilities Manager has received the actual funds, or written assurances satisfactory to Shared Facilities Manager that the necessary funds or proceeds are available, to pay for the costs of Restoration. If Shared Facilities Manager is not obligated to Restore the Insured Property as set forth above, it shall, to the extent Insurance Proceeds and/or Insurance Deficiency Shares are received to pay all such costs, nevertheless promptly clean up the affected Insured Property, remove debris, and remove or repair any damaged Structures therefrom and make such Structures compatible with those portions of the Insured Property remaining undamaged.

Declaration of Covenants

12.5	Restoration Proceeds. All Insurance Proceeds and Insurance Deficiency Shares, and any other deductible amounts to be deposited by an Owner (collectively, the “Proceeds”) shall be applied to Restoration to the extent Restoration is required in accordance with this Article 12 and shall be deposited with and disbursed through a national title insurance company or other insurance depository arrangement (pursuant to which the Proceeds will be invested in an interest-bearing account) reasonably approved by Shared Facilities Manager and Declarant’s Mortgagee, upon customary terms and conditions for disbursement of construction loans reasonably satisfactory to Shared Facilities Manager and such disbursing agent, which shall provide for the disbursement of Restoration costs on a monthly progress basis; provided, however, that if Restoration is anticipated to cost One Million Dollars ($1,000,000.00) or less, then at the election of the party performing such Restoration (and its mortgagee, if any), the Proceeds may be released to the performing party as work progresses or upon completion of the Restoration upon submission of lien waivers or other evidence of payment for the Restoration work. In the event Shared Facilities Manager conclusively determines that it is not and will not be required to restore the Insured Property under the terms and conditions of this Article 12, or any Proceeds remain after completion of the Restoration, (a) the Insurance Proceeds from such damage or destruction shall be divided among all the Owners benefited by the insurance maintained by Shared Facilities Manager as set forth in subsection 11.7(b); provided, however, that no payment shall be made to an Owner until all mortgages and liens on the Owner’s Unit have first been paid off, from the Owner’s share of such funds in the order of priority of such mortgages and liens, and (b) the Insurance Deficiency Shares shall be reimbursed to the Owner(s) who funded same in proportion to the initial funding.

12.6	Failure to Restore. If Shared Facilities Manager is obligated to Restore and Shared Facilities Manager does not commence such Restoration work within a reasonable period of time (not to exceed ninety (90) days) after receipt of the Proceeds required therefor and all applicable permits or does not thereafter use reasonable diligence to complete the Restoration (subject to reasonable extensions for one or more force majeure delays), then the curative rights under Section 15.7 shall apply and any Owner may elect to undertake and complete the Restoration in accordance with the terms of this Declaration as if it were named in place of Shared Facilities Manager in all sections concerning such Restoration; provided, however, that (a) any Owner exercising curative rights hereunder shall give written notice as required therein to Shared Facilities Manager and the other Owners, and (b) if more than one Owner makes such election, then all such Owners making such election shall cooperate with each other and with Shared Facilities Manager, and work in good faith, for the common goal of constructing and completing the Restoration on a timely basis and in accordance with this Article and the Project Standard; provided, however, that if the Owner of the Residential Unit and the Hotel Unit make such election, then the Residential Unit Owner shall be the responsible party for the Restoration of the Structure in which the Residential Unit is located on behalf of all Owners in such Structure and the Hotel Unit Owner shall be the responsible party for the Restoration of the Structure in which the Hotel Unit is located on behalf of all Owners in such Structure, and the Owners shall cooperate with the Residential Unit Owner and Hotel Unit Owner in such endeavor. No Owner shall have the right to perform the Restoration under this Section while in default of its obligation to fund the Insurance Deficiency Share.

12.7	Plans and Specifications. Any Restoration must be made substantially in accordance with the plans and specifications for the original improvements (as subsequently altered in accordance with this Declaration) and then applicable building, zoning and other codes and Legal Requirements; or if not possible, then in accordance with the plans and specifications providing for improvements as nearly as comparable and as commercially practical to the Insured Property as existed prior to the damage. All Restoration shall be completed under the direction of an engineer or architect licensed in Florida or general contractor with not less than ten years’ experience in Florida construction of the nature of the Restoration.

Declaration of Covenants

12.8	Restoration of Particular Units. In the event the Residential Unit above the Parking Unit is damaged or destroyed as a result of fire or other casualty to an extent exceeding fifty percent (50%) of its replacement cost at the time of its destruction, any determination to Restore the structural components of the Residential Unit shall require the consent and joinder of the Residential Unit Owner, which determination shall be rendered within a reasonable period of time following the casualty, but in no event later than the date such determination may be required by Shared Facilities Manager in its reasonable discretion. In the event the Structure in which the Hotel Unit and Tower B Commercial Unit are located is damaged or destroyed as a result of fire or other casualty to an extent exceeding fifty percent (50%) of its replacement cost at the time of its destruction, any determination to Restore the structural components of the Hotel Unit and Tower B Commercial Unit shall require the consent and joinder of the Hotel Unit Owner, which determination shall be rendered within a reasonable period of time following the casualty, but in no event later than the date such determination may be required by Shared Facilities Manager in its reasonable discretion. If either the Residential Unit or the Structure in which the Hotel Unit and Tower B Commercial Unit are located is damaged or destroyed as a result of fire or other casualty to an extent that is less than fifty percent (50%) of its replacement cost at the time of the casualty, such Units and Structures shall be Restored as provided in Section 12.2 above. Notwithstanding the foregoing, and irrespective of whether the Residential Unit Owner or Hotel Unit Owner determines not to Restore its Unit when permitted to do so hereunder, Shared Facilities Manager shall have the right to make and complete (or to require the Owner of any damaged Unit to make and complete) any repairs that Shared Facilities Manager deems reasonably necessary to secure the damaged Unit (including the structural components of the Residential Unit and Hotel Unit), to avoid further damage to the Insured Property or any improvements that serve any other Unit or substantial diminution in value of such other Units, to protect all Owners from liability from the condition of any of the improvements on The Properties (due to unsafe conditions or otherwise), to preserve the aesthetics of Paseo de la Riviera, and to ensure that the remaining portions of The Properties continue to meet the Project Standard. The foregoing actions may include razing and removing the damaged improvements (and, in the case of the Hotel Unit, removing the foundations, filling the site with dirt covered with topsoil and leaving it as a level, safe vacant lot) if warranted by the extent of the casualty. In the event the Residential Unit or Hotel Unit are not Restored, (i) neither Shared Facilities Manager nor any other party responsible for Restoration of the Insured Property shall be required to Restore any portion of the Insured Property, the existence of which is dependent upon the Restoration of the Residential Unit or Hotel Unit (e.g., cantilever structures connecting such Units), (ii) the Residential Unit Owner and the Hotel Unit Owner (and the Tower B Commercial Unit Owner in the event the Tower B Commercial Unit is not restored) shall nevertheless remain obligated to pay its respective Insurance Deficiency Share to the extent required to pay the cost to Restore the Insured Property that will be Restored, (iii) notwithstanding anything to the contrary herein, Shared Facilities Manager shall not be required to maintain or repair certain Shared Facilities to the extent such Shared Facilities solely benefit the Residential Unit, Hotel Unit or the Tower B Commercial Unit, if and to the extent such Units are not Restored, and (iv) following Restoration of the Insured Property, the allocation of Shared Facilities Costs under Section 15.3 (x) to any Unit that will not be Restored shall be reduced to zero and (y) to the Units that will be Restored (other than the Shared Facilities Unit and Parking Unit, which shall remain zero) shall be proportionately adjusted.

12.9	Restoration by Unit Owners. Notwithstanding anything herein to the contrary, but subject to the terms of Section 12.8, Shared Facilities Manager may delegate responsibility for Restoration of portions of the Insured Property to the Owner thereof (e.g., the Structure of a Unit), in which event such Unit

Declaration of Covenants

Owner shall undertake and complete the Restoration in accordance with the terms of this Declaration as if it were named in place of Shared Facilities Manager in all sections concerning such Restoration. If the Structure of the Residential Unit is damaged and either the Residential Unit Owner consents to the Restoration or the Structure is required to be Restored pursuant to Section 12.8, Shared Facilities Manager may only delegate responsibility for Restoration of the Structure in which the Residential Unit is located to the Residential Unit Owner. If the Structure of the Hotel Unit is damaged and either the Hotel Unit Owner consents to the Restoration or the Structure is required to be Restored pursuant to Section 12.8, Shared Facilities Manager may only delegate responsibility for Restoration of the Structure in which the Hotel Unit is located to the Hotel Unit Owner. All Owners shall cooperate with each other and with Shared Facilities Manager, and work in good faith, for the common goal of constructing and completing all such Restoration on a timely basis and in accordance with the Project Standard. Any reconstruction or repair by any Unit Owner following a fire or other casualty of any kind or nature (including without limitation the reconstruction or repair of the Insured Property owned by it pursuant to this Section, interior improvements to its Unit, Unit Exclusive Facilities or otherwise) shall be subject to and performed in accordance with the requirements of Article 5.

12.10	Benefit of Mortgagees. Certain provisions in this Article 12 are for the benefit of mortgagees of Units and may be enforced by any of them.

13.	CONDEMNATION

13.1	Effect of Taking. The taking of portions of the Shared Facilities by the exercise of the power of eminent domain shall be deemed to be a casualty, and, subject to the terms of this Declaration, the awards for that taking shall be deemed to be Insurance Proceeds on account of the casualty. Even though the awards may be payable to Owners, the Owners shall deposit the awards with Shared Facilities Manager; and in the event of failure to do so, in the discretion of Shared Facilities Manager, a charge shall be made against a defaulting Owner in the amount of such Owner’s award, or the amount of that award shall be set off against the sums hereafter made payable to that Owner.

13.2	Determination Whether to Reconstruct. The effect of the taking shall be addressed in the manner provided for determining whether damaged property will be Restored after casualty. For this purpose, the taking by eminent domain also shall be deemed to be a casualty and the provisions of Article 12 shall apply as though fully set forth herein (including without limitation the provisions thereof relating to disbursements of excess Proceeds, funding of deficits in Proceeds through Insurance Deficiency Shares and requirements for consent of the Residential Unit Owner and Hotel Unit Owner, as applicable), provided that any decision to Restore shall be to restore the affected improvements to the nearest whole architectural structure taking into consideration the nature and extent of the condemnation.

Declaration of Covenants

14.	PROPERTY TAXES

14.1	Assessment of The Properties. The Structures on The Properties constitute a “multiple parcel building”, each Unit constitutes a “parcel” and this Declaration constitutes a “recorded instrument” within the meanings set forth in Section 193.0237 of the Florida Statutes. As such, The Properties and Units shall be assessed for Taxes and each Unit shall be assigned a separate tax folio number, in accordance with that Section. Since The Properties consist of a multiple parcel building containing separate ownership parcels that are vertically located, in whole or in part, on or over the same land, the value of the land underlying the Units shall not be separately assessed and shall be allocated among and included in the just value of all the Units (excluding the Shared Facilities Unit) in the same proportion that the just value of the improvements comprising each Unit (other than the Shared Facilities Unit) bears to the total just value of all improvements (excluding the Shared Facilities Unit) in Paseo de la Riviera, as provided in Section 193.0237 of the Florida Statutes, unless a different method of valuing the land underlying the Units in a project consisting of multiple parcel buildings is required by Legal Requirements (in which case, such method shall be followed). If the Tax folio number for any Unit erroneously includes portions of another Unit, the Owners of such Units shall work cooperatively and in good faith to correct such error with the County Property Appraiser.

14.2	Payment of Taxes. Except for Taxes assessed against the Shared Facilities Unit, Taxes assessed against or relating to any Unit shall not be included in the Shared Facilities Costs, and each Owner shall be obligated to pay such Taxes with respect to its Unit without contribution from any other Owner. Taxes associated with Unit Exclusive Facilities shall be paid by the Owner of the Burdened Unit in which such facilities are located, unless there is a separate Tax bill for such Unit Exclusive Facilities and/or the property located therein, in which case the Owner of the Benefitted Unit served by such facilities shall pay same. Taxes assessed against the Shared Facilities Unit shall be handled and paid for as provided in Section 14.3.

14.3	Taxes Against Shared Facilities. It is intended that any and all Taxes against the Shared Facilities Unit or Shared Facilities shall be (or have been, because the purchase prices of the Units and Structures have already taken into account the value of the Shared Facilities), assessed against and payable as part of the Taxes of the applicable Units within The Properties. However, in the event that, notwithstanding the foregoing, any such Taxes are assessed directly against the Shared Facilities Unit or Shared Facilities, Shared Facilities Manager shall have the exclusive right to protest or appeal same, including Taxes on any improvements and any personal property located thereon. In such event, all such Taxes (and any costs of any protest or appeal thereof) shall be included as part of the expenses of the Shared Facilities which are assessed by Shared Facilities Manager (in part, for the benefit of the Shared Facilities Unit Owner) against each of the Units and shall be shared among the Units (excluding the Shared Facilities Unit), at Shared Facilities Manager’s option, based on (a) the assessed or appraised value of each Unit (other than the Shared Facilities Unit) relative to the total assessed or appraised value of all Units (excluding the Shared Facilities Unit), as determined by the County Property Appraiser, or (b) each Unit’s share of Shared Facilities Costs. Further, if Taxes are assessed directly against the Shared Facilities Unit or Shared Facilities, without limiting the terms of this Declaration, Shared Facilities Costs may include such amounts deemed necessary by Shared Facilities Manager to provide it with sufficient funds to pay such Taxes at least thirty (30) days before the date the same are due.

Declaration of Covenants

15.	PROVISIONS REGARDING SHARED FACILITIES COSTS

15.1	Maintenance Expenses. Shared Facilities Manager shall maintain in good repair, and shall replace as often as necessary, the Shared Facilities as provided in other provisions of this Declaration, all such work to be done as determined and ordered by Shared Facilities Manager. Each Owner, by acceptance of a deed or other conveyance of any portion of The Properties, shall be deemed to have agreed that the level of service and quality of maintenance and repair shall be commensurate, in the opinion of Shared Facilities Manager, with the Project Standard. All work by Shared Facilities Manager pursuant to this Article and pursuant to Article 6 related to the foregoing and/or with respect to the Shared Facilities shall be paid for through Assessments (either general or special) imposed in accordance herewith. In the event that any Unit Owner requests Shared Facilities Manager to repair or replace any portions of that Owner’s Unit other than the Shared Facilities which would not otherwise fall under Shared Facilities Manager’s responsibilities, then Shared Facilities Manager may do so as long as all costs and expenses thereof are paid by the applicable Unit Owner. Likewise, any repair or other work to the Shared Facilities necessitated by the misuse, negligence or other action or inaction of an Owner or its Tenants or Permitted Users shall be paid for by the Owner causing the damage. No Owner may waive or otherwise escape liability for Assessments to Shared Facilities Manager by non-use (whether voluntary or involuntary) of the Shared Facilities or abandonment of the right to use same. If, due to the non-payment of Assessments by any Owner, Shared Facilities Manager does not have sufficient funds to perform the maintenance, repair and replacement obligations required of it under this Declaration, then Shared Facilities Manager shall reduce or cease maintaining, repairing or replacing the Unit owned by the defaulting Owner or the Shared Facilities that benefit such Unit only (e.g., washing windows on the exterior of such Unit) and use the Assessments collected from the Owners of the other Units to perform the maintenance, repair and replacement obligations of Shared Facilities Manager hereunder with respect to such Units, (a) to the extent reasonably feasible, (b) subject to applicable Legal Requirements and Insurance Requirements, and (c) provided that, in the reasonable judgment of Shared Facilities Manager, the failure to perform such maintenance, repairs or replacements will not diminish or jeopardize any other Units or Shared Facilities or otherwise adversely impact such Units, the Shared Facilities or The Properties generally. Shared Facilities Manager shall have no liability to the defaulting Owner whatsoever (with any such liability hereby being deemed waived) should Shared Facilities Manager exercise its rights under the immediately preceding sentence. Notwithstanding anything herein contained to the contrary, Shared Facilities Manager shall be excused and relieved from any and all maintenance, repair and/or replacement obligations under this Article to the extent that the funds necessary to perform same are not available through the Assessments imposed and actually collected. Shared Facilities Manager shall have no obligation to fund and/or advance any deficit or shortfall in funds needed by Shared Facilities Manager in order to properly perform the maintenance, repair and/or replacement obligations described herein.

15.2	Ongoing Developer Obligations. Without limiting the generality of the obligations of Shared Facilities Manager under the provisions of this Declaration, Shared Facilities Manager shall (a) assume or otherwise be responsible for Declarant’s and its affiliates’ ongoing responsibilities to the County, the City, any other Governmental Authority or any other party with respect to The Properties as a whole or more than one Unit thereof or the Shared Facilities, including without limitation such obligations of Declarant or its affiliates under the Project Encumbrances (except with respect to the obligations under the Project Encumbrances that are the responsibility of an Owner thereunder or under this Declaration, which shall remain with the applicable Owner), and (b) indemnify and hold Declarant and Declarant’s Mortgagee, and its and their respective directors, officers, employees, tenants, contractors, agents and affiliates (as applicable), harmless with respect thereto in the event of Shared Facilities Manager’s failure to fulfill those responsibilities. Any and all costs and/or expenses incurred by Shared Facilities Manager in assuming and/or performing any of such obligations and under the foregoing indemnity shall be part of the Shared Facilities Costs assessed against all Unit Owners (including Condominium Unit Owners) in the manner provided by this Article. In the event of doubt as to whether obligations under the Project Encumbrances (or any particular obligation thereunder) is the responsibility of Shared Facilities Manager or any Owner, the decision of Shared Facilities Manager in such regard shall be final and conclusive.

Declaration of Covenants

15.3	Assessment to Shared Facilities Manager; Allocations. Declarant (and each party joining in any Supplemental Declaration) hereby covenants and agrees, and each Owner of a Unit (including, without limitation, a Condominium Unit Owner) or any portion thereof, by acceptance of a deed therefor or other conveyance thereof, whether or not it shall be so expressed in such deed or other conveyance, shall be deemed to covenant and agree, to pay to Shared Facilities Manager annual Assessments and charges for the operation and insurance of, and for payment of expenses (and real estate and personal property Taxes) allocated or assessed to or through or otherwise incurred by the Shared Facilities Unit Owner or Shared Facilities Manager, of and/or for the ownership, maintenance, management, operation and insurance of the Shared Facilities, the establishment of reasonable reserves for the replacement of same, the establishment of a fund to pay legal costs and expenses of Shared Facilities Unit Owner or Shared Facilities Manager, capital improvement Assessments, special Assessments and all other charges and Assessments hereinafter referred to or imposed by Shared Facilities Manager in connection with the repair, replacement, improvement, maintenance, management, operation and insurance of, and taxes on, the Shared Facilities (collectively, the “Shared Facilities Costs”), all such Assessments to be fixed, established and collected from time to time as herein provided. Without limiting the generality of the foregoing, the Shared Facilities Costs shall also be deemed to include: (i) any and all costs and expenses (including rent) relating to or incurred by Shared Facilities Unit Owner or Shared Facilities Manager under the Project Encumbrances, (ii) rent incurred by Shared Facilities Manager (whether directly or by reimbursement to third party managers) for property management offices located within or outside The Properties and used or occupied by Shared Facilities Manager or other property manager(s) providing services to the Shared Facilities, (iii) any and all costs and expenses (including without limitation reasonable attorneys’ fees in all legal proceedings commenced by or against Shared Facilities Manager) incurred by Shared Facilities Manager in connection with the performance of its obligations under this Declaration, including without limitation any indemnity obligations of Shared Facilities Manager under this Declaration, (iv) a management fee payable to Shared Facilities Manager (or its designee) not to exceed twelve and one-half percent (12.5%) of the other Shared Facilities Costs, (v) in connection with any construction performed by or under the supervision of Shared Facilities Manager, a construction oversight fee equal to five percent (5%) of the total cost of the work, provided that if such cost exceeds One Million Dollars ($1,000,000.00) the construction management fee shall be equal to three percent (3%) of such total costs to reimburse Shared Facilities Manager for such services, and (vi) any and all costs and expenses incurred by Shared Facilities Manager and/or its agents or designees related to employment of property management personnel, including managers, janitors, handymen, carpenters, engineers, electricians, plumbers, guards, cleaners and/or other personnel (including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Shared Facilities Manager pursuant to any collective bargaining agreement), for services in connection with the maintenance, management and operation of the Shared Facilities, and personnel engaged in supervision of any of the persons mentioned above; provided, however, that the costs of employing personnel who work less than full-time in connection with the maintenance, management and operation of the Shared Facilities shall be equitably adjusted. The annual Assessment, capital improvement Assessment and special Assessment, together with such interest thereon and costs of collection thereof (including any costs of any collection agency, receiver’s fees, filing fees and reasonable attorneys’ fees) and costs of protecting the lien, shall be a charge on each Unit, and shall be a continuing lien upon each Unit and upon all improvements thereon, from time to time existing as herein provided. Each such Assessment, together with such interest thereon and costs of collection thereof as hereinafter provided, shall also be the personal obligation of all persons who own any fee interest in any Unit (or any portions thereof), at the time when the Assessment fell due and all subsequent Owners and fee owners and Condominium Unit Owners thereof until paid, except as provided in Section 15.6. Reference herein to Assessments shall be understood to include reference to any and all of said charges whether or not specifically mentioned.

Declaration of Covenants

Shared Facilities Costs allocable to the Shared Facilities shall be allocated among the Units as follows, subject to reasonable adjustments by Shared Facilities Manager as hereinafter provided:

Unit	Share of Shared Facilities Costs

Residential Unit	38.50%

Hotel Unit	50.75%

Tower A Commercial Unit	9.65%

Tower B Commercial Unit	1.10%

Parking Unit	0.00%

Shared Facilities Unit	0.00%

TOTAL	100%

The foregoing allocations shall be subject to reasonable adjustments by Shared Facilities Manager from time to time (based on, inter alia, relative or intensity of use of the Shared Facilities by the Owners and their respective Permitted Users, actual consumption or expense and/or other relevant factors), which adjustments shall be made by Supplemental Declaration executed by Shared Facilities Manager and the Declarant’s Mortgagee, provided that the percentage share of Shared Facilities Costs allocated to any Submitted Unit that is a residential condominium shall not be increased following the creation of the condominium. Notwithstanding the foregoing or the allocations set forth above, (a) to the extent any utility or other charges are part of the costs attributable to the Shared Facilities and those charges are separately metered to particular Units or otherwise can reasonably be allocated to the particular Units based upon actual consumption as determined by Shared Facilities Manager’s engineer or consultant, then in such event, such utility or other charges shall be allocated based upon actual consumption, rather than by the percentage allocations described above (b) premiums for insurance policies purchased by Shared Facilities Manager pursuant to this Declaration shall be allocated among the Units as provided in Section 11.5, (c) if Taxes are assessed directly against the Shared Facilities Unit or Shared Facilities (rather than being paid as part of the Taxes applicable to the other Units), Taxes with respect to the Shared Facilities shall be allocated and assessed as provided in Section 14.3, (d) if special elements or architectural features added to a Unit increase the Shared Facilities Costs in excess of the costs that would be incurred without such elements or features, then in such event, such excess costs shall be allocated to and paid solely by the Unit Owner whose Unit contains such special element or architectural feature, (e) with respect to personnel providing services in connection with the maintenance, management and operation of the Shared Facilities who also provide services for the benefit of particular Unit(s) or portions thereof that are not part of the Shared Facilities, the costs and expenses of such personnel in providing such services to such Unit(s) shall be allocated to such Unit(s), and (f) if, under any other provision of this Declaration, any other costs are allocated to the Unit Owners (or any one or more of them) on a basis other than the manner set forth in this Section, then such costs shall be allocated by Shared Facilities Manager to such Unit Owners as so provided in such other provisions. All such charges, premiums, Taxes and other costs nevertheless are and shall remain Assessments (irrespective of how same are allocated among the Units), subject to Shared Facilities Manager rights and remedies set forth in this Article 15 in the event any Owner fails to pay same as required herein.

Declaration of Covenants

15.4	Levying Assessments. Shared Facilities Manager shall budget and adopt Assessments for Shared Facilities Manager’s general expenses for the Shared Facilities Costs based, in part, upon Shared Facilities Manager’s reasonable projections of the intensity of use of the applicable Shared Facilities for the period subject to the budget. In addition to the regular and capital improvement Assessments which are or may be levied hereunder, Shared Facilities Manager shall have the right to collect reasonable reserves for the replacement of the applicable Shared Facilities (or any components thereof) and to levy special Assessments to fund expenses which Shared Facilities Manager does not reasonably anticipate having sufficient funds to cover, or special Assessments or impose other charges against an Owner(s) to the exclusion of other Owners for the repair or replacement of damage to any portion of the applicable Shared Facilities (including, without limitation, improvements and landscaping thereon) caused by the misuse, negligence or other action or inaction of an Owner or its Tenants or Permitted Users. Any such special Assessment shall be subject to all of the applicable provisions of this Article including, without limitation, lien filing and foreclosure procedures and late charges and interest. Any special Assessment levied hereunder shall be due within the time specified by Shared Facilities Manager in the action imposing such Assessment. Further, funds which are necessary or desired by Shared Facilities Manager for the addition of capital improvements (as distinguished from repairs, maintenance, replacement and/or relocation) relating to the applicable Shared Facilities and which have not previously been collected as reserves or are not otherwise available to Shared Facilities Manager (other than by borrowing) shall be levied by Shared Facilities Manager as Assessments against the applicable Unit Owners entitled to use of (or benefiting from) the particular component of the applicable Shared Facilities. The annual regular Assessments provided for in this Article shall commence on the first day of the month next following the recordation of this Declaration and shall be applicable through December 31 of such year. Each subsequent annual Assessment shall be imposed for the year beginning January 1 and ending December 31. The annual Assessments shall be payable in advance in monthly installments, or in annual, semi- or quarter-annual installments if so determined by Shared Facilities Manager (absent which determination they shall be payable monthly). The Assessment amount (and applicable installments) may be changed at any time by Shared Facilities Manager from that originally stipulated or from any other Assessment that is in the future adopted by Shared Facilities Manager. The original Assessment for any year shall be levied for the calendar year (to be reconsidered and amended, if necessary, at any appropriate time during the year), but the amount of any revised Assessment to be levied during any period shorter than a full calendar year shall be in proportion to the number of months (or other appropriate installments) remaining in such calendar year. Shared Facilities Manager shall fix the date of commencement and the amount of the Assessment against the Units for each Assessment period, to the extent practicable, at least thirty (30) days in advance of such date or period, and shall, at that time, prepare a roster of the Units and Assessments applicable thereto which shall be kept in the office of Shared Facilities Manager and shall be open to inspection by any Owner. Written notice of the Assessment shall thereupon be sent to every Owner subject thereto twenty (20) days prior to payment of the first installment thereof, except as to special Assessments. In the event no such notice of the Assessments for a new Assessment period is given, the amount payable shall continue to be the same as the amount payable for the previous period, until changed in the manner provided for herein.

Declaration of Covenants

15.5	Effect of Non-Payment of Assessment; the Personal Obligation; the Lien; Remedies of Shared Facilities Manager. If the Assessments (or installments) provided for herein are not paid on the date(s) when due (being the date(s) specified herein or pursuant hereto), then such Assessments (or installments) shall become delinquent and shall, together with late charges, interest on the late amount at the Default Rate and the cost of collection thereof (including any costs of any collection agency, receiver’s fees, filing fees and reasonable attorneys’ fees) and any costs for protection of the lien, as herein provided, thereupon become a continuing lien on the Unit and all improvements thereon which shall bind such property in the hands of the then Owner, the Owner’s heirs, personal representatives, successors and assigns. Except as provided in Section 15.6 to the contrary, the personal obligation of an Owner to pay such Assessment shall pass to such Owner’s successors in title and recourse may be had against either or both. If any installment of an Assessment is not paid within ten (10) days after the due date, at the option of Shared Facilities Manager a late charge not greater than the amount of twenty-five percent (25%) of such unpaid installment may be imposed (provided that only one late charge may be imposed on any one unpaid installment and if such installment is not paid thereafter, it and the late charge shall accrue interest as provided herein but shall not be subject to additional late charges; provided further, however, that each other installment thereafter coming due shall be subject to one late charge each as aforesaid) and Shared Facilities Manager may bring an action at law against the Owner(s) personally obligated to pay the same, may record a claim of lien (as evidence of its lien rights as hereinabove provided for) against the Unit on which the Assessments and late charges are unpaid and all improvements thereon, may foreclose the lien against the applicable portion of the Unit and all improvements thereon on which the Assessments and late charges are unpaid in like manner as foreclosure of a mortgage lien, or may pursue one or more of such remedies at the same time or successively, and attorneys’ fees and costs actually incurred in preparing and filing the claim of lien and the complaint, if any, and prosecuting same (including costs of any collection agency), in such action shall be added to the amount of such Assessments, late charges and interest secured by the lien, and in the event a judgment is obtained, such judgment shall include all such sums as above provided and attorneys’ fees actually incurred together with the costs of the action, through all applicable appellate levels (and including fees incurred in bankruptcy or probate proceedings, if applicable). Failure of Shared Facilities Manager (or any collecting entity) to send or deliver bills or notices of Assessments shall not relieve Owners from their obligations hereunder. Shared Facilities Manager shall have such other remedies for collection and enforcement of Assessments as may be permitted by applicable law. All remedies are intended to be, and shall be, cumulative.

15.6	Subordination of Lien. The lien of the Assessments provided for in this Article shall be subordinate to real property Tax liens, but shall not be subordinate to any other liens or encumbrances against The Properties or any portion thereof recorded after the date of recordation of this Declaration, including without limitation any Mortgage on The Properties or any portion thereof. Each Owner, regardless of how title to its Unit has been acquired, including by purchase at a foreclosure sale or by deed in lieu of foreclosure, is liable for all Assessments which come due while it is the Unit Owner. Additionally, each Owner is jointly and severally liable with the previous owner of the Unit for all unpaid Assessments that came due up to the time of transfer of title, provided that, for purposes hereof, the term “previous owner” does not include Shared Facilities Manager if Shared Facilities Manager acquires title to a delinquent Unit through foreclosure or by deed in lieu of foreclosure. Any unpaid Assessment which cannot be collected as a lien against any Unit by reason of the provisions of this Article shall be deemed to be an Assessment divided equally among, payable by and a lien against all Units subject to Assessment by Shared Facilities Manager.

15.7	Curative Right. Declarant, for all Units now or hereafter located within The Properties, hereby acknowledges and agrees, and each Owner of any Unit by acceptance of a deed therefor or other conveyance thereof, whether or not it shall be so expressed in such deed or other conveyance, shall be deemed to acknowledge and agree, that it shall be the obligation of Shared Facilities Manager to maintain, repair and replace the Shared Facilities in accordance with the provisions of this Declaration. Notwithstanding anything herein contained to the contrary, in the event (and only in the event) that Shared Facilities Manager fails to maintain the applicable Shared Facilities as required under this Declaration, any affected Unit Owner shall have the right to perform such duties; provided, however, that, except in the case of an emergency (in which case such notice as is reasonable under the circumstances shall be required) same may only occur after thirty (30) business days’ prior written notice to Shared Facilities Manager and provided that Shared Facilities Manager has not effected curative action within said thirty (30) business day period (or if the curative action cannot reasonably be completed within said thirty (30) business day period, provided only that Shared Facilities Manager has not commenced curative actions within said thirty (30) business day period and thereafter diligently pursued same to completion). To the extent that a Unit Owner must undertake maintenance responsibilities as a result of Shared Facilities Manager’s failure to perform same, then in such event, but only for such remedial actions as may be necessary, the Unit Owner shall be deemed vested with the Assessment rights of Shared Facilities Manager hereunder for the limited purpose of obtaining reimbursement from the Owners for the costs of performing such remedial work and the easement rights of Shared Facilities Manager for the limited purpose of carrying out such remedial actions.

Declaration of Covenants

15.8	Priority of Liens. Notwithstanding anything herein contained to the contrary, any Assessment sums collected shall be applied first to the Assessments of Shared Facilities Manager, and then to those of the collecting Unit Specific Manager, as more particularly provided in Section 8.4. Any lien of a Unit Specific Manager for assessments created or established by or pursuant to a Unit Specific Declaration shall be subordinate to the liens of Shared Facilities Manager for Assessments under this Declaration against The Properties or any portion thereof, irrespective of the order in which such liens may be filed in the Public Records of Miami-Dade County, Florida. The provisions of the foregoing sentence shall be self-operative and no further instrument of subordination shall be required. However, within ten (10) days following request, Unit Specific Manager shall execute such further instruments subordinating its liens for assessments under the Unit Specific Declaration to the liens of Shared Facilities Manager under this Declaration. If any Unit Specific Manager fails to execute any subordination or other agreement required by this Section promptly as requested, such Unit Specific Manager shall be deemed to have irrevocably constituted and appointed Shared Facilities Manager as its attorney-in-fact to execute such instrument in such Unit Specific Manager’s name, place and stead, it being agreed that such power is coupled with an interest in Shared Facilities Manager and is accordingly irrevocable. As more particularly provided therein, any Assessments and liens of the Hotel Unit Owner under Section 6.3(e) shall be subject and subordinate to the Assessments and liens of Shared Facilities Manager under this Declaration.

15.9	Financial Records. Shared Facilities Manager shall maintain financial books and records showing its actual receipts and expenditures with respect to the maintenance, operation, repair, replacement, alteration and relocation of the Shared Facilities, including the then current budget and any then proposed budget (the “Facilities Records”). The Facilities Records need not be audited or reviewed by a Certified Public Accountant. Any Owner shall have the right to inspect the Facilities Records once per calendar year at the offices of Shared Facilities Manager, upon not less than thirty (30) days’ prior written notice to Shared Facilities Manager, provided that any such inspection shall be limited to the Facilities Records pertaining to the immediately preceding and current calendar year only (and not any other calendar years).

Declaration of Covenants

15.10	Estoppel Certificates. Upon the request of any Unit Owner or its mortgagee, Shared Facilities Manager shall furnish an estoppel certificate confirming such information as may be reasonably requested by such parties, such as the amount and status of payment of Assessments, whether this Declaration has been amended or supplemented (and, if so, identifying the amendments and/or supplements), and whether such Owner or its Permitted Users are in compliance with this Declaration. The estoppel certificate shall be based on the actual knowledge of Shared Facilities Manager without independent investigation. Shared Facilities Manager may establish a reasonable fee to be charged to reimburse it for the cost of preparing any certificates hereunder.

15.11	Transient Use Fee.

(a)	Collection of Transient Use Fee. In furtherance of the purpose and intent of this Declaration and, among other things, in order to offset the economic burden that may be incurred by the Hotel Unit Owner due to the transient nature of the use of the Hotel Unit and the impact of such use on the Shared Facilities and the Hotel Unit (including without limitation high traffic areas of Paseo de la Riviera and the Amenities Area), Hotel Unit Owner may impose and collect from Permitted Users of the Hotel Unit that are hotel guests a daily “Transient Use Fee”, which, once imposed shall be paid by such Permitted Users to the Hotel Unit Owner any time a room in the Hotel Unit is occupied by the Permitted User for all or a portion of a calendar day, except as otherwise provided herein. If the Transient Use Fee is imposed hereunder, the payment of the Transient Use Fee shall be a precondition to the occupancy of a room in the Hotel Unit by any Permitted User, unless waived by Hotel Unit Owner. At the discretion of Hotel Unit Owner, the Transient Use Fee may also be imposed by the Hotel Unit Owner as a precondition to the use by a Permitted User of any other portion of the Hotel Unit or access to the Amenities Area or any services provided within the Hotel Unit. No Transient Use Fee shall be imposed or collected by Hotel Unit Owner prior to the date that is six (6) full calendar months following the date of recordation of this Declaration anything herein to the contrary notwithstanding.

(b)	Amount of Transient Use Fee. The Transient Use Fee shall be imposed daily in an amount determined by the Hotel Unit Owner from time to time in accordance with this Section. Unless otherwise determined by Hotel Unit Owner, the Transient Use Fee shall remain fixed from the date such Transient Use Fee is imposed until December 31st of the calendar year in which the Transient Use Fee is imposed. As of January 1st of the following calendar year, the Transient Use Fee may be increased or decreased by an amount to be determined by Hotel Unit Owner in its discretion. Hotel Unit Owner may use the proceeds of the Transient Use Fee to pay Hotel Unit Owner’s share of Shared Facilities Costs under this Declaration or for such other uses and purposes as Hotel Unit Owner shall deem appropriate. To the extent the Transient Use Fee is paid to Shared Facilities Manager, same shall offset Hotel Unit Owner’s share of Shared Facilities Costs on a dollar-for-dollar basis under this Article 15.

(c)	Enforcement. If the Transient Use Fee is imposed as provided herein, Hotel Unit Owner shall be permitted to exercise any and all rights available at law and/or in equity to enforce payment of, and to collect, the Transient Use Fee. In addition, in the event of non-payment of the Transient Use Fee, Hotel Unit Owner shall have the same remedies with respect to any defaulting Permitted Users as are available to Shared Facilities Manager for the collection of installments of Assessments to the fullest extent feasible, including without limitation, the right to impose late fees or late interest charges.

Declaration of Covenants

(d)	Limitations. There shall be no amendment to this Section 15.11, without the prior approval of Hotel Unit Owner.

15.12	Shared Facilities Manager Consent; Conflict. The provisions of this Article 15 shall not be amended, modified or in any manner impaired and/or diminished, directly or indirectly, without the prior written consent of Shared Facilities Manager, provided that any amendment or modification to Section 15.11 shall also require the prior written consent of Hotel Unit Owner. In the event of any conflict between the provisions of this Article 15, and the provisions of any other Section of this Declaration addressing the same subject matter, the provisions of this Article 15 shall prevail and govern.

16.	PROVISIONS REGARDING PARKING UNIT

16.1	General. Declarant hereby grants and reserves unto the Parking Unit Owner exclusive control of the Parking Unit and the right at any time, and from time to time, to grant easements over, under and upon the Parking Unit, and the exclusive right at any time, and from time to time, to grant or assign to specific Structures, Units or Condominium Units, or any Owner, Condominium Unit Owner, Unit Specific Manager or other party, the right to use (by easement, license or other agreement) one or more of the parking spaces within the Parking Unit on an exclusive or non-exclusive basis, as may be determined by Parking Unit Owner in its sole discretion. Accordingly, all of the parking areas located within the Parking Unit are and shall be (a) subject to the exclusive control of the Parking Unit Owner, (b) on an assigned or unassigned, first-come first-serve basis as may be determined by the Parking Unit Owner in its sole discretion, and (c) subject to all of the terms and conditions of this Article 16 and any rules and regulations promulgated by the Parking Unit Owner. The Parking Unit Owner shall have the right to permit persons other than Owners of Units to use the Parking Unit or portions thereof. The Parking Unit Owner shall have the further right, from time to time, to establish rules and regulations regarding the use of the Parking Unit or portions thereof, including without limitation provisions for the involuntary removal of any violating vehicles, and the fees/rates charged for use of the Parking Unit and for services (if any) offered from the Parking Unit. The Parking Unit Owner shall provide each Owner with rights to park in the Parking Unit not fewer than thirty (30) days prior written notice of the adoption of any new rules and regulations by the Parking Unit Owner. All fees collected by the Parking Unit Owner for the use of the Parking Unit or any portion thereof shall be retained by the Parking Unit Owner and shall not constitute income or revenue of any other Owner (and/or be utilized to offset any Shared Facilities Costs). The Parking Unit Owner may suspend any Owner’s right to use parking space(s) during any period when payments for such parking space(s) from that Owner are delinquent. Temporary guest parking shall be permitted only as determined by the Parking Unit Owner, and only within spaces and areas, if any, clearly designated for such purpose.

16.2	Requirement for Separate Agreement. No Unit or the Owner thereof (or its Permitted Users) shall have the right to use any parking spaces within the Parking Unit unless such Owner first reaches a written agreement with the Parking Unit Owner with respect to, inter alia, the extent of use to be allowed such Owner (and its Permitted Users), whether such use will be on an assigned or unassigned, first come first serve basis, and the obligation of such Owner to contribute towards the expenses of the Parking Unit or otherwise compensate the Parking Unit Owner. The rights and obligations of each Owner of a Unit shall be subject to and on the terms and conditions set forth in the written agreement between the Parking Unit Owner and such Owner, which written agreement may be in the form of a Supplemental Declaration or easement, assignment, instrument or other agreement of any kind. Such rights and obligations shall pass with title to such Unit, Structure or Condominium Unit, unless otherwise provided in said written agreement.

Declaration of Covenants

16.3	Easements for Use. Subject to such rules and regulations as may be established from time to time by the Parking Unit Owner as hereinabove provided, a non-exclusive easement for vehicular ingress and egress is hereby reserved (and declared and created) over, under and upon the driveways, accessways, ramps and other portions of the Parking Unit as are necessary to access any portion of the Parking Unit to which the Owner of a Unit has use rights (if any) pursuant to a written agreement in favor of the applicable Unit Owner, including Condominium Unit Owners (and its and their respective Permitted Users). The Parking Unit Owner shall have the right to specifically limit the scope of the easements herein granted pursuant to separate agreement.

16.4	Maintenance of Parking Unit. The Parking Unit Owner shall, at its sole cost, maintain the Parking Unit, any elevator serving the Parking Unit exclusively (if any), any Parking Unit access control or revenue-related equipment (including any electrical and communications/data equipment and/or utilities serving the Parking Unit or such equipment), and any and all other improvements now or hereafter located in, on or otherwise comprising the Parking Unit. Such maintenance obligations shall include, without limitation, sweeping, striping, power washing, janitorial, trash removal and disposal; vermin extermination; maintenance of all Parking Unit signage (including identification signage, directional signage, way-finding signage and signage required by applicable Legal Requirements for the Parking Unit that is not part of the Shared Facilities); non-structural concrete repairs, patching and resurfacing interior walls (including painting and wall covering); and maintaining and repairing parking stalls, ramps and drive aisles, utility systems, equipment, machinery and fixtures within the Parking Unit (including without limitation, the lighting fixtures serving the Parking Unit, but excluding the Master Life Safety Systems and lighting that is part of a project-wide lighting scheme) and utility lines serving such utility systems, equipment, machinery and fixtures exclusively (but excluding any of the foregoing that constitutes Shared Facilities), all in accordance with the Project Standard, Legal Requirements and Insurance Requirements. The Parking Unit Owner shall reasonably cooperate with Shared Facilities Manager to coordinate service vendors for maintenance and repair of the Parking Unit to the extent that Shared Facilities Manager contracts with vendors for the same services for the Shared Facilities.

16.5	Access. Notwithstanding anything herein to the contrary, Shared Facilities Manager shall not have any responsibility for the day to day operation of the Parking Unit, including without limitation, security services (such as security guards or security cameras), parking control equipment or parking revenue equipment for the Parking Unit. The Parking Unit Owner may, but shall not be obligated to, employ its own security personnel for the Parking Unit (who may be independent contractors) and may implement such other reasonable security measures or parking control equipment in the Parking Unit deemed necessary by the Parking Unit Owner for the operation of the Parking Unit. Shared Facilities Manager and the Parking Unit Owner shall cooperate and coordinate with each other (at no out of pocket expense) with respect to security efforts of either party within The Properties. Further, the Parking Unit Owner shall cooperate with reasonable access control measures implemented by Shared Facilities Manager after hours. Neither Declarant, nor Shared Facilities Manager nor Parking Unit Owner guarantee or warrant, expressly or impliedly, any security measures, system or services that may be implemented or installed within The Properties or that any such measures, system or services will prevent intrusions or other losses or occurrences, regardless of whether or not such measures, system or services are designed to monitor same.

16.6	Estoppel Certificates. Upon the request of any Unit Owner with use rights to the Parking Unit (or its mortgagee), Parking Unit Owner shall furnish an estoppel certificate confirming such information as may be reasonably requested by such parties with respect to its use of the Parking Unit, such as the amount and status of payment of fees and expenses allocated to its Unit (whether as assessments or other charges), if any, for use of the Parking Unit, and whether such Owner or its Permitted Users are in compliance with the provisions of this Declaration or any separate agreement governing such use of the Parking Unit. The estoppel certificate shall be based on the actual knowledge of the Parking Unit Owner without independent investigation. The Parking Unit Owner may establish a reasonable fee to be charged to reimburse it for the cost of preparing any certificates hereunder.

Declaration of Covenants

16.7	Subordinate Rights; Consent. The rights of the Parking Unit Owner under this Article shall be subject and subordinate to the rights of Shared Facilities Manager under this Declaration. The provisions of this Article 16 shall not be amended, modified or in any manner impaired and/or diminished, directly or indirectly, without the prior written consent of the Parking Unit Owner.

17.	GENERAL PROVISIONS

17.1	Duration. The covenants and restrictions of this Declaration shall run with and bind The Properties, and shall inure to the benefit of and be enforceable by Shared Facilities Manager, the Parking Unit Owner (with respect to the Parking Unit), Declarant (at all times) and the Owner of any land subject to this Declaration, and their respective legal representatives, heirs, successors and assigns, for a term of ninety-nine (99) years from the date this Declaration is recorded, after which time said covenants shall be automatically extended for successive periods of ten (10) years each unless an instrument signed by all of the then Owners of the Units subject hereto and of 100% of the mortgagees thereof has been recorded, agreeing to revoke said covenants and restrictions; provided, however, that no such agreement to revoke shall be effective unless made and recorded three (3) years in advance of the effective date of such revocation, and unless written notice of the proposed agreement is sent to every Owner at least ninety (90) days in advance of any signatures being obtained.

17.2	Notice. Any notice, demand, request, consent, approval or other communication to be sent to any Owner under the provisions of this Declaration shall be in writing and shall be given or made or communicated by (i) personal delivery, or (ii) a national and reputable overnight carrier, with a request that the addressee sign a receipt evidencing delivery, or (iii) United States registered or certified mail, return receipt requested with postage prepaid, or (iv) such other means as may be determined from time to time by Shared Facilities Manager, addressed to the last known address of the person who appears as Owner on the records of Shared Facilities Manager at the time of such delivery. Each Owner shall keep its address updated with Shared Facilities Manager and shall have the right to designate a different address from time to time by notice similarly given to Shared Facilities Manager, with a specific direction to update the records of Shared Facilities Manager, at least thirty (30) days before the effective date thereof. Any notice, demand, request, consent, approval or other communication which any Owner is required or desires to give or make or communicate to Declarant or Shared Facilities Manager shall be in writing and shall be given or made or communicated by (i) personal delivery, or (ii) a national and reputable overnight carrier, with a request that the addressee sign a receipt evidencing delivery, or (iii) United States registered or certified mail, return receipt requested with postage prepaid, or (iv) such other means as may be determined from time to time by Shared Facilities Manager, addressed to the following address:

Declarant:	1350 S Dixie LLC
c/o Nolan Reynolds International, LLC
1340 S Dixie Hwy, Suite 612
Coral Gables, FL 33146
Attn: Brent Reynolds

Shared Facilities Manager:	1350 S Dixie LLC
c/o Nolan Reynolds International, LLC
1340 S Dixie Hwy, Suite 612
Coral Gables, FL 33146
Attn: Brent Reynolds

Declarant and Shared Facilities Manager shall have the right to designate a different address from time to time by notice given to Owners in the manner set forth above.

Declaration of Covenants

17.3	Enforcement. Without limiting the generality of Article 9, enforcement of these covenants and restrictions shall be accomplished by any proceeding at law or in equity against any person or persons violating or attempting to violate any covenant or restriction, either to restrain violation or to recover damages, and against the Units to enforce any lien created by these covenants; and failure to enforce any covenant or restriction herein contained shall in no event be deemed a waiver of the right to do so thereafter.

17.4	Interpretation. The Article and Section headings have been inserted for convenience only, and shall not be considered or referred to in resolving questions and interpretation or construction. Unless the context requires a contrary construction, the singular shall include the plural and the plural the singular, and the masculine, feminine and neuter genders shall each include the others. All references to Articles, Sections, paragraphs, articles and Exhibits mean the Articles, Sections, paragraphs and Exhibits in (and, in the case of Exhibits, attached to) this Declaration unless another agreement is referenced. All Exhibits attached hereto are hereby incorporated herein by reference and made a part of this Declaration.

17.5	Severability. Invalidation of any one of these covenants or restrictions or any part, clause or word hereof, or the application thereof in specific circumstances, by judgment or court order shall not affect any other provisions or applications in other circumstances, all of which shall remain in full force and effect.

17.6	Effective Date. This Declaration shall become effective upon its recordation in the Public Records of the County.

17.7	Amendment. In addition, but subject, to any other manner herein provided for the amendment of this Declaration, the covenants, restrictions, easements, charges and liens of this Declaration may be amended, changed or added to at any time and from time to time upon the execution and recordation of an instrument executed by Declarant, for so long as it or its affiliate holds title to any Unit or Structure affected by this Declaration; or alternatively, by an instrument signed by Shared Facilities Manager and the Unit Owners responsible for more than two-thirds of the Shared Facilities Costs, as allocated among the Unit Owners pursuant to Section 15.3, provided that so long as Declarant or its affiliates is the Owner of any Unit affected by this Declaration, Declarant’s consent must be obtained if such amendment, in the sole opinion of Declarant, affects its interest. Notwithstanding anything herein contained to the contrary, (a) the provisions of this Declaration affecting Shared Facilities Manager or the Shared Facilities Unit (as determined in the sole discretion of Shared Facilities Manager) shall not be amended, modified or, as to any rights granted to Shared Facilities Manager or the Shared Facilities Unit Owner, impaired and/or diminished, directly or indirectly, without the prior written consent of Shared Facilities Manager, and (b) Article 16 of this Declaration shall not be amended, modified or, as to any rights granted to the Parking Unit Owner thereunder, impaired and/or diminished, directly or indirectly, without the prior written consent of the Parking Unit Owner as provided therein. In the event of any conflict between the provisions of the foregoing sentence and the provisions of any other Section of this Declaration, the provisions of the foregoing sentence shall prevail and govern.

Declaration of Covenants

17.8	Assignment Option. Shared Facilities Unit Owner shall have the option, in its sole discretion, to establish a Florida not-for-profit corporation (the “Successor Corporation”), and to designate the Successor Corporation as Shared Facilities Manager hereunder. Upon such designation by the Shared Facilities Unit Owner, the Successor Corporation shall be Shared Facilities Manager for purposes of this Declaration, unless and until another entity shall be designated as Shared Facilities Manager by Shared Facilities Unit Owner in accordance with the terms of this Declaration. The sole members of the Successor Corporation shall be the Unit Owners, whose membership interests and voting interests shall be equivalent to and in the same percentage as each Unit Owner’s proportionate share of Shared Facilities Costs under Section 15.3. At the time of such designation, Articles of Incorporation and Bylaws shall be prepared by Shared Facilities Manager setting forth the operating procedures of the Successor Corporation, including procedures for the election of officers and directors and establishment of the Shared Facilities Costs budget. Without limiting the rights of the Shared Facilities Unit Owner to convey the Shared Facilities Unit to any third party at any time in its sole and absolute discretion, Shared Facilities Manager may, at any time and at its sole option, elect to convey, by quit claim deed, the Shared Facilities Unit to the Successor Corporation. Upon such conveyance, the Successor Corporation shall be deemed to have automatically accepted such conveyance and shall be the Shared Facilities Unit Owner for purposes of this Declaration. From and after the conveyance of the Shared Facilities Unit to the Successor Corporation, the Successor Corporation shall be responsible for any and all Taxes and/or Assessments attributable to the Shared Facilities Unit and for the maintenance, insurance and administration of the Shared Facilities Unit, and all expenses relating thereto shall be Shared Facilities Costs hereunder.

17.9	Cooperation. Each Owner, by acceptance of a deed therefor or other conveyance thereof, whether or not it shall be so expressed in such deed or other conveyance, shall be deemed to covenant and agree, to cooperate in, and support, any and all zoning, building, administrative, governmental and/or quasi-governmental filings, applications, requests, submissions and other actions necessary or desirable (as determined by Declarant or Shared Facilities Manager) for development and/or improvement of The Properties, including, without limitation, signing any required applications, plats, authorizations, approvals and the like as the owner of any portion of The Properties owned or controlled thereby when necessary or requested.

17.10	Standards for Consent, Approval and Other Actions. Whenever this Declaration shall require the consent, approval, completion, substantial completion, or other action by Declarant or its affiliates, or Shared Facilities Manager, (a) except as otherwise expressly provided herein, such consent, approval or action may be withheld in the sole and unfettered discretion of the party requested to give such consent or approval or take such action, and shall not be deemed given unless granted in writing by the party receiving the request, and (b) all matters required to be completed or substantially completed by Declarant or its affiliates shall be deemed so completed or substantially completed when such matters have been completed or substantially completed in the reasonable opinion of Declarant. Without limiting the foregoing, no consent or approval shall be granted if the matter or action that is the subject of the consent or approval is not consistent with the Project Standard in the reasonable judgment of Shared Facilities Manager.

17.11	Easements. Formal language of grant or reservation with respect to easements, as appropriate, is hereby incorporated in the easement provisions hereof to the extent not so recited in some or all of such provisions.

Declaration of Covenants

17.12	No Public Right or Dedication. Nothing contained in this Declaration shall be deemed to be a gift or dedication of all or any part of the Shared Facilities to the public, or for any public use.

17.13	Constructive Notice and Acceptance. Every person who owns, occupies or acquires any right, title, estate or interest in or to any Unit and/or Condominium Unit or other property located on or within The Properties, shall be conclusively deemed to have consented and agreed to every limitation, restriction, easement, reservation, condition, lien and covenant contained herein, whether or not any reference hereto is contained in the instrument by which such person acquired an interest in, or rights with respect to, such Unit, Structure or other property.

17.14	NO REPRESENTATIONS OR WARRANTIES. NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, HAVE BEEN GIVEN OR MADE BY DECLARANT, SHARED FACILITIES MANAGER, SHARED FACILITIES UNIT OWNER, PARKING UNIT OWNER OR ITS OR THEIR AGENTS OR EMPLOYEES IN CONNECTION WITH ANY PORTION OF THE SHARED FACILITIES, THE PARKING UNIT OR ITS OR THEIR PHYSICAL CONDITION, ZONING, COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS, MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR IN CONNECTION WITH THE SUBDIVISION, SALE, OPERATION, MAINTENANCE, COST OF MAINTENANCE, TAXES OR REGULATION THEREOF, EXCEPT (A) AS SPECIFICALLY AND EXPRESSLY SET FORTH IN THIS DECLARATION OR IN DOCUMENTS WHICH MAY BE FILED BY DECLARANT FROM TIME TO TIME WITH APPLICABLE REGULATORY AGENCIES, AND (B) AS OTHERWISE REQUIRED BY LAW. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH OWNER RECOGNIZES AND AGREES THAT IN A STRUCTURE THE SIZE OF THAT ON THE PROPERTIES, IT IS TYPICAL TO EXPECT BOWING AND/OR DEFLECTION OF MATERIALS. ACCORDINGLY, INSTALLATION OF FINISHES MUST TAKE SAME INTO ACCOUNT. FURTHER, EACH OWNER RECOGNIZES AND AGREES THAT THE EXTERIOR LIGHTING SCHEME FOR THE BUILDING MAY CAUSE EXCESSIVE ILLUMINATION. ACCORDINGLY, INSTALLATION OF WINDOW TREATMENTS SHOULD TAKE SAME INTO ACCOUNT. AMONG OTHER ACTS OF GOD AND UNCONTROLLABLE EVENTS, HURRICANES AND FLOODING HAVE OCCURRED IN SOUTH FLORIDA AND THE PROPERTIES ARE EXPOSED TO THE POTENTIAL DAMAGES FROM FLOODING AND FROM HURRICANES, INCLUDING, BUT NOT LIMITED TO, DAMAGES FROM STORM SURGES AND WIND-DRIVEN RAIN. WATER OR OTHER DAMAGES FROM THIS OR OTHER EXTRAORDINARY CAUSES SHALL NOT BE THE RESPONSIBILITY OF DECLARANT, SHARED FACILITIES MANAGER, SHARED FACILITIES UNIT OWNER OR ANY OTHER PARTY. TO THE MAXIMUM EXTENT LAWFUL DECLARANT, FOR ITSELF AND AS THE INITIAL OWNER OF ALL OF THE UNITS, HEREBY DISCLAIMS ANY AND ALL AND EACH AND EVERY EXPRESS OR IMPLIED WARRANTIES, WHETHER ESTABLISHED BY STATUTORY, COMMON, CASE LAW OR OTHERWISE, AS TO THE DESIGN, CONSTRUCTION, SOUND AND/OR ODOR TRANSMISSION, EXISTENCE AND/OR DEVELOPMENT OF MOLDS, MILDEW, TOXINS OR FUNGI, FURNISHING AND EQUIPPING OF THE PROPERTIES AND/OR SHARED FACILITIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, COMPLIANCE WITH PLANS, ALL WARRANTIES IMPOSED BY STATUTE AND ALL OTHER EXPRESS AND IMPLIED WARRANTIES OF ANY KIND OR CHARACTER. FURTHER, GIVEN THE CLIMATE AND HUMID CONDITIONS IN SOUTH FLORIDA, MOLDS, MILDEW, TOXINS AND FUNGI MAY EXIST AND/OR DEVELOP WITHIN THE UNITS, CONDOMINIUM UNITS AND/OR OTHER PORTIONS OF THE PROPERTIES. EACH OWNER IS HEREBY ADVISED THAT CERTAIN MOLDS, MILDEW, TOXINS AND/OR FUNGI MAY BE, OR IF ALLOWED TO REMAIN FOR A SUFFICIENT PERIOD MAY BECOME, TOXIC AND POTENTIALLY POSE A HEALTH RISK. BY ACQUIRING TITLE TO A CONDOMINIUM UNIT AND/OR UNIT, OR PORTIONS THEREOF, EACH OWNER, INCLUDING, WITHOUT LIMITATION, EACH CONDOMINIUM UNIT OWNER, SHALL BE DEEMED TO HAVE ASSUMED THE RISKS ASSOCIATED WITH MOLDS, MILDEW, TOXINS AND/OR FUNGI AND TO HAVE RELEASED SHARED FACILITIES MANAGER, SHARED FACILITIES UNIT OWNER AND DECLARANT FROM ANY AND LIABILITY RESULTING FROM SAME.

Declaration of Covenants

AS TO SUCH WARRANTIES WHICH CANNOT BE DISCLAIMED, AND TO OTHER CLAIMS, IF ANY, WHICH CAN BE MADE AS TO THE AFORESAID MATTERS, ALL INCIDENTAL AND CONSEQUENTIAL DAMAGES ARISING THEREFROM ARE HEREBY DISCLAIMED. ALL OWNERS, BY VIRTUE OF ACCEPTANCE OF TITLE TO THEIR RESPECTIVE UNITS AND/OR STRUCTURES (WHETHER FROM DECLARANT OR ANOTHER PARTY) SHALL BE DEEMED TO HAVE AUTOMATICALLY WAIVED ALL OF THE AFORESAID DISCLAIMED WARRANTIES AND INCIDENTAL AND CONSEQUENTIAL DAMAGES.

17.15	Covenants Running With The Land. Anything to the contrary herein notwithstanding and without limiting the generality (and subject to the limitations) of Section 17.1 hereof, it is the intention of all parties affected hereby (and their respective heirs, personal representatives, successors and assigns) that these covenants and restrictions shall run with The Properties and with title to The Properties. Without limiting the generality of Section 17.5 hereof, if any provision or application of this Declaration would prevent this Declaration from running with The Properties as aforesaid, such provision and/or application shall be judicially modified, if at all possible, to come as close as possible to the intent of such provision or application and then be enforced in a manner which will allow these covenants and restrictions to so run with The Properties; but if such provision and/or application cannot be so modified, such provision and/or application shall be unenforceable and considered null and void in order that the paramount goal of the parties (that these covenants and restrictions run with The Properties as aforesaid) be achieved.

17.16	Development Rights. All Development Rights in excess of the Development Rights required to develop and construct, and/or remaining after the development and construction of the Units that comprise, Paseo de la Riviera are and shall be deemed owned by the Shared Facilities Unit Owner and appurtenant to the Shared Facilities Unit, but shall not be deemed included in or part of the Shared Facilities under any circumstances. Shared Facilities Unit Owner shall have the right, at its option and in its sole discretion, to transfer such excess or remaining Development Rights (or any portion thereof or interest therein) from time to time and at any time to any other person or entity without any duty or obligation to account for such transfer to any Unit Owner or other party under this Declaration. The proceeds of such transfer shall be personal to Shared Facilities Unit Owner and shall not be applied to or used to offset Shared Facilities Costs.

17.17	Declaration Controls. This Declaration is the Declaration of Covenants, Restrictions and Easements for Paseo de la Riviera referred to and defined as part of the “Master Agreements” under the Existing Declaration. The rights and easements established by the Existing Declaration have been further defined in and are subject to the terms, conditions, restrictions and limitations of this Declaration and any and all rules, regulations, guidelines, criteria and other requirements contained herein or promulgated pursuant hereto, all as contemplated by the Existing Declaration. The Existing Declaration is part of the Project Encumbrances and, therefore, subject to all of the terms and conditions of this Declaration relating to Project Encumbrances. In the event of any conflict or inconsistency between the terms, conditions, restrictions and limitations set forth in the Existing Declaration and this Declaration, this Declaration shall govern and control in all instances; provided, however, that Paseo de la Riviera shall at all times be maintained and operated as a single development and building site for zoning purposes.

Declaration of Covenants

17.18	CPI. Whenever specific dollar amounts are stated in this Declaration or any exhibits hereto, unless limited by Legal Requirements or the specific text hereof (or thereof), such amounts shall increase from time to time by application of a nationally recognized consumer price index chosen by Shared Facilities Manager (rounded, in the case of insurance, to the closes $1,000 increment), using the date this Declaration is recorded as the base year. In the event no such consumer price index is available, Shared Facilities Manager shall choose a reasonable alternative to compute such increases. In no event shall increases under this provision occur more frequently than the fifth (5th) anniversary of the recording of this Declaration and each fifth (5th) anniversary thereafter.

18.	DISCLAIMER OF LIABILITY. NOTWITHSTANDING ANYTHING CONTAINED HEREIN OR IN ANY OTHER DOCUMENT GOVERNING OR BINDING THE PROPERTIES (COLLECTIVELY, THE “GOVERNING DOCUMENTS”), NEITHER DECLARANT, SHARED FACILITIES MANAGER, SHARED FACILITIES UNIT OWNER OR PARKING UNIT OWNER SHALL BE LIABLE OR RESPONSIBLE FOR, OR IN ANY MANNER A GUARANTOR OR INSURER OF, THE HEALTH, SAFETY OR WELFARE OF ANY OWNER, OCCUPANT OR USER OF ANY PORTION OF THE PROPERTIES INCLUDING, WITHOUT LIMITATION, RESIDENTS AND THEIR FAMILIES, GUESTS, INVITEES, AGENTS, SERVANTS, CONTRACTORS OR SUBCONTRACTORS OR FOR ANY PROPERTY OF ANY SUCH PERSONS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING:

(a)	IT IS THE EXPRESS INTENT OF THE GOVERNING DOCUMENTS THAT THE VARIOUS PROVISIONS THEREOF WHICH GOVERN OR REGULATE THE USES OF THE PROPERTIES HAVE BEEN WRITTEN, AND ARE TO BE INTERPRETED AND ENFORCED, FOR THE SOLE PURPOSE OF ENHANCING AND MAINTAINING THE ENJOYMENT OF THE PROPERTIES AND THE VALUE THEREOF;

(b)	NEITHER DECLARANT, SHARED FACILITIES MANAGER, SHARED FACILITIES UNIT OWNER OR PARKING UNIT OWNER IS EMPOWERED NOR ESTABLISHED TO ACT AS AN ENTITY WHICH ENFORCES OR ENSURES THE COMPLIANCE WITH THE LEGAL REQUIREMENTS OF THE UNITED STATES, STATE OF FLORIDA, THE COUNTY, THE CITY AND/OR ANY OTHER GOVERNMENTAL AUTHORITY OR THE PREVENTION OF TORTIOUS ACTIVITIES; AND

(c)	ANY PROVISIONS OF THE GOVERNING DOCUMENTS SETTING FORTH THE USES OF ASSESSMENTS WHICH RELATE TO HEALTH, SAFETY AND/OR WELFARE SHALL BE INTERPRETED AND APPLIED ONLY AS LIMITATIONS ON THE USES OF ASSESSMENT FUNDS AND NOT AS CREATING A DUTY OF THE RECIPIENT OF SUCH ASSESSMENT FUNDS TO PROTECT OR FURTHER THE HEALTH, SAFETY OR WELFARE OF ANY PERSON(S), EVEN IF ASSESSMENT FUNDS ARE CHOSEN TO BE USED FOR ANY SUCH REASON.

EACH OWNER (BY VIRTUE OF ACCEPTANCE OF TITLE TO ITS UNIT) AND EACH OTHER PERSON HAVING AN INTEREST IN OR LIEN UPON, OR MAKING ANY USE OF, ANY PORTION OF THE PROPERTIES (BY VIRTUE OF ACCEPTING SUCH INTEREST OR LIEN OR MAKING SUCH USES) SHALL BE BOUND BY THIS ARTICLE AND SHALL BE DEEMED TO HAVE AUTOMATICALLY WAIVED ANY AND ALL RIGHTS, CLAIMS, DEMANDS AND CAUSES OF ACTION AGAINST DECLARANT, SHARED FACILITIES MANAGER, SHARED FACILITIES UNIT OWNER OR PARKING UNIT OWNER ARISING FROM OR CONNECTED WITH ANY MATTER FOR WHICH THE LIABILITY OF THE AFOREMENTIONED PARTIES HAS BEEN DISCLAIMED IN THIS ARTICLE.

***Signatures contained on the following page***

Declaration of Covenants

EXECUTED as of the date first above written.

Witnessed by:	1350 S DIXIE LLC, a Delaware limited liability company

/s/ Stephanie A. Appert		By:	/s/ Brent Reynolds
Name:	Stephanie A. Appert		Brent Reynolds, Authorized
Representative

s/ Ryan Mckee
Name:	Ryan Mckee

STATE OF FLORIDA	)
) ss:
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me by means of X physical presence or ☐ online notarization, this 15 day of September, 2020, by Brent Reynolds, as Authorized Representative of 1350 S DIXIE LLC, a Delaware limited liability company, on behalf of the company. He/she is personally known to me or produced _______________________________________ as identification.

/s/ Anibal Franco
Name: Anibal Franco
Notary Public, State of Florida
My commission expires: 07/15/23
Commission No

Declaration of Covenants

JOINDER OF MORTGAGEE

BANK OZK (formerly known as Bank of the Ozarks), as mortgagee under that certain Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement dated as of November 17, 2017 and recorded on November 21, 2017 in Official Records Book 30764, at Page 3228 of the Public Records of Miami-Dade County, Florida (as previously assigned and amended, the “Mortgage”), hereby consents to the execution and recordation of the foregoing Declaration of Covenants, Restrictions and Easements for Paseo de la Riviera (the “Master Declaration”), and agrees that the lien (but not the terms) of the Mortgage shall be and is subject and subordinate to the Master Declaration.

Executed as of the day and year of the Master Declaration.

BANK OZK

By:	/s/ Juan Gonzalez
Name:	Juan Gonzalez
Title:	Managing Director

STATE OF TEXAS	)
) ss:
COUNTY OF DALLAS	)

The foregoing instrument was acknowledged before me by means of X physical presence or ☐ online notarization, this 25th day of September, 2020, by Juan Gonzalez, as Managing Director of BANK OZK, on behalf of said bank. He/she is personally known to me or produced ____________________________________________ as identification.

/s/ Geneva P. Sanchez
Name: Geneva P. Sanchez

Notary Public, State of Texas
My commission expires: 10/13/2021
Commission No. ________________________

EXHIBIT “A”

LEGAL DESCRIPTION OF THE PROPERTIES

A certain piece or parcel of land situate, lying and being in Miami-Dade County, Florida, being more particularly described as follows:

The Southwesterly 360.00 feet of Tract A, a Replat of Part of Coral Gables, Riviera Section Part 8, according to the Plat thereof, as recorded in Plat Book 46 at Page 100, of the Public Records of Miami-Dade County, Florida.

Also known as:

All that part of Tract A as shown on plat entitled Replat of Part of Coral Gables, Riviera Section Part 8, according to the plat thereof, recorded in Plat Book 46, Page 100 of the Public Records of Miami-Dade County, Florida, that lies Southwesterly of the following described line:

Commence at a point where the Southeasterly line of Miami-Homestead Highway (U.S. 1) intersects the Northeasterly line of Hardee Road; thence Northeasterly along the Southeasterly line of Miami-Homestead Highway, a distance of 360 feet to the Point of Beginning of the line being described; thence Southeasterly parallel to and 360 feet Northeasterly at right angles to the Northeasterly line of Hardee Road a distance of 325 feet to a point located on the Northwesterly line of Avenue Madruga, said point, being 303.70 feet Northeasterly from a point where the Northwesterly line of Avenue Madruga intersects the Northerly line of Hardee Road.

EXHIBIT “B”

LEGAL DESCRIPTION OF UNITS

This Exhibit “B” consists of 173 pages attached hereto, which, inter alia, legally describe and depict each Unit. For reference purposes only, pages 1 through 26, inclusive, of the attached legal description consist of surveyor’s notes, an index and sketches of the buildings located on The Properties as of the date hereof, which buildings are identified as “Tower A” and “Tower B”.

TOWER A COMMERCIAL UNIT:

See attached pages 27 through 36, inclusive.

RESIDENTIAL UNIT:

See attached pages 37 through 91, inclusive.

PARKING UNIT:

See attached pages 92 through 125, inclusive.

TOWER B COMMERCIAL UNIT:

See attached pages 126 through 129, inclusive.

HOTEL UNIT:

See attached pages 130 through 173, inclusive.

SHARED FACILITIES UNIT:

The Properties, LESS AND EXCEPT, the Residential Unit, Hotel Unit, Tower A Commercial Unit, Tower B Commercial Unit, and the Parking Unit, as each such Unit is legally described and/or depicted in this Exhibit “B”.

EXHIBIT “C”

LIST OF PROJECT ENCUMBRANCES

1.	Plat of REPLAT OF PART OF CORAL GABLES, RIVIERA SECTION PART 8, recorded in Plat Book 46, Page 100, of the Public Records of Miami-Dade County, Florida.

2.	Declaration of Restrictions dated as of November 8, 2017 and recorded November 15, 2017 in Official Records Book 30756, Page 2040, of the Public Records of Miami-Dade County, Florida.

3.	Reciprocal Easement and Operating Agreement dated November 14, 2017 and recorded November 15, 2017 in Official Records Book 30756, Page 2068, of the Public Records of Miami-Dade County, Florida.

4.	Agreement for Water Facilities between Miami-Dade County and NPI South Dixie, LLC recorded on January 7, 2016 in Official Records Book 29916, Page 3753, of the Public Records of Miami-Dade County, Florida; as affected by Assignment, Assumption and Acceptance of Agreement Rights, from NPI South Dixie LLC to 1350 S Dixie LLC, dated July 24, 2017, recorded July 26, 2017 in Official Records Book 30629, page 1559, Public Records of Miami-Dade County, Florida.

5.	Declaration of Restrictive Covenants in Lieu of Unity of Title made by 1350 S Dixie LLC, a Delaware limited liability company, dated November 8, 2017, recorded November 15, 2017, in Official Records Book 30756, Page 2061, of the Public Records of Miami-Dade County, Florida.

6.	Encroachment & Restrictive Covenant Agreement by and between 1350 S Dixie LLC and the City of Coral Gables, dated November 14, 2017, recorded November 15, 2017, in Official Records Book 30756, Page 2053, of the Public Records of Miami-Dade County, Florida.

7.	Hold Harmless Agreement made by 1350 S Dixie LLC, a Delaware limited liability company, dated May 18, 2018, recorded May 17, 2018, in Official Records Book 30980, Page 1698, of the Public Records of Miami-Dade County, Florida.

8.	Easement granted to Florida Power & Light Company by instrument recorded in Official Records Book 31597, Page 3906.

9.	Grant of Public Access to Open Space Easement made by 1350 S Dixie LLC, a Delaware limited liability company recorded on June 18, 2020, in Official Records Book 31976, Page 3409, of the Public Records of Miami-Dade County, Florida.

10.	Grant of Easement made by 1350 S Dixie LLC, a Delaware liability company, to Miami-Dade County, a political subdivision of the State of Florida, dated May 1, 2020, recorded May 18, 2020, in Official Records Book 31937, Page 40, of the Public Records of Miami-Dade County, Florida.

11.	Matters disclosed by a ALTA /NSPS Land Title Survey of the Development prepared by Jose Señas, Longitude Surveyors, dated November 16, 2017, under Job No. 14594.2.01.

12.	Such additional easements, agreements or instruments which impose ongoing obligations on The Properties or hereafter entered into that are necessary or required for utility service to, access to and from and the development, construction, operation, maintenance and/or repair of Paseo de la Riviera and/or any related improvements.

EXHIBIT “D”

MAP OF MARKET AREA